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                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    Depositor



                                       and



                            FIRST UNION NATIONAL BANK

                                 Master Servicer



                                       and



                     CRIIMI MAE SERVICES LIMITED PARTNERSHIP

                                Special Servicer



                                       and



                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 1998

                       Mortgage Pass-Through Certificates

                                 Series 1998-C2



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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              ARTICLE I DEFINITIONS

SECTION 1.01. Defined Terms...............................................    2
    Accrued Certificate Interest..........................................    2
    Accrued Component Interest............................................    3
    Acquisition Date......................................................    3
    Additional Interest...................................................    3
    Additional Interest Distribution Account..............................    3
    Additional Interest Rate..............................................    3
    Additional Trust Fund Expense.........................................    3
    Advance...............................................................    4
    Adverse REMIC Event...................................................    4
    Affiliate.............................................................    4
    Agreement.............................................................    4
    Anticipated Repayment Date............................................    4
    Appraisal.............................................................    4
    Appraisal Reduction Amount............................................    4
    Appraised Value.......................................................    5
    ARD Mortgage Loans....................................................    5
    Assignment of Leases..................................................    5
    Assumed Scheduled Payment.............................................    5
    Authenticating Agent..................................................    5
    Available Distribution Amount.........................................    5
    Balloon Mortgage Loan.................................................    6
    Balloon Payment.......................................................    6
    Bankruptcy Code.......................................................    6
    Book-Entry Certificate................................................    6
    Breach................................................................    6
    Business Day..........................................................    6
    CERCLA................................................................    6
    Certificate...........................................................    6
    Certificate Account...................................................    6
    Certificate Factor....................................................    7
    Certificate Notional Amount...........................................    7
    Certificate Owner.....................................................    7
    Certificate Principal Balance.........................................    7
    Certificate Register..................................................    7
    Certificate Registrar.................................................    7
    Certificateholder.....................................................    7
    Class.................................................................    8

                                                                            Page
                                                                            ----
    Class A-1 Certificate.................................................    8
    Class A-2 Certificate.................................................    8
    Class B Certificate...................................................    8
    Class C Certificate...................................................    8
    Class D Certificate...................................................    8
    Class E Certificate...................................................    8
    Class F Certificate...................................................    8
    Class G Certificate...................................................    8
    Class H Certificate...................................................    8
    Class IO Certificate..................................................    9
    Class J Certificate...................................................    9
    Class K Certificate...................................................    9
    Class L Certificate...................................................    9
    Class Prepayment Percentage...........................................    9
    Class Principal Balance...............................................    9
    Class R-I Certificate.................................................    9
    Class R-II Certificate................................................    9
    Class R-III Certificate...............................................   10
    Closing Date..........................................................   10
    Code..................................................................   10
    Collection Period.....................................................   10
    Comparative Financial Status Report...................................   10
    Component.............................................................   10
    Component Notional Amount.............................................   10
    Controlling Class.....................................................   10
    Corporate Trust Office................................................   11
    Corrected Mortgage Loan...............................................   11
    CSSA Loan File Report.................................................   11
    CSSA Property File Report.............................................   11
    Custodian.............................................................   11
    Cut-off Date..........................................................   11
    Cut-off Date Balance..................................................   11
    Debt Service Coverage Ratio...........................................   11
    Defaulted Mortgage Loan...............................................   11
    Defeasance Collateral.................................................   12
    Defeasance Loan.......................................................   12
    Definitive Certificate................................................   12
    Delinquent Loan Status Report.........................................   12
    Depositor.............................................................   12
    Depository............................................................   12
    Depository Participant................................................   12
    Determination Date....................................................   12
    Directly Operate......................................................   12
    Disqualified Organization.............................................   13
    Distributable Certificate Interest....................................   13

                                                                            Page
                                                                            ----
    Distribution Account..................................................   13
    Distribution Date.....................................................   13
    Distribution Date Statement...........................................   13
    Document Defect.......................................................   13
    Due Date..............................................................   14
    Eligible Account......................................................   14
    Environmental Assessment..............................................   14
    ERISA.................................................................   14
    Escrow Payment........................................................   14
    Event of Default......................................................   14
    Exchange Act..........................................................   14
    FDIC..................................................................   14
    FHLMC.................................................................   15
    Final Recovery Determination..........................................   15
    FNMA..................................................................   15
    Hazardous Materials...................................................   15
    Historical Loan Modification Report...................................   15
    Historical Loss Estimate Report.......................................   15
    Holder................................................................   15
    HUD-Approved Servicer.................................................   15
    Impound Reserve.......................................................   15
    Independent...........................................................   15
    Independent Appraiser.................................................   16
    Independent Contractor................................................   16
    Insurance Policy......................................................   16
    Insurance Proceeds....................................................   16
    Interested Person.....................................................   16
    Investment Account....................................................   17
    Issue Price...........................................................   17
    Late Collections......................................................   17
    Liquidation Event.....................................................   17
    Liquidation Proceeds..................................................   17
    Loan Payoff Notification Report.......................................   18
    Loan-to-Value Ratio...................................................   18
    Majority Subordinate Certificateholder................................   18
    Master Servicer.......................................................   18
    Master Servicing Fee..................................................   18
    Master Servicing Fee Rate.............................................   18
    Merrill Lynch.........................................................   18
    Monthly Payment.......................................................   18
    Moody's...............................................................   18
    Mortgage..............................................................   19
    Mortgage File.........................................................   19
    Mortgage Loan.........................................................   20
    Mortgage Loan Purchase Agreements.....................................   20

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                                                                            Page
                                                                            ----
    Mortgage Loan Schedule................................................   20
    Mortgage Loan Seller..................................................   21
    Mortgage Note.........................................................   21
    Mortgage Pool.........................................................   21
    Mortgage Rate.........................................................   21
    Mortgaged Property....................................................   22
    Mortgagor.............................................................   22
    Net Aggregate Prepayment Interest Shortfall...........................   22
    Net Investment Earnings...............................................   22
    Net Investment Loss...................................................   22
    Net Mortgage Rate.....................................................   22
    Net Operating Income..................................................   22
    New Lease.............................................................   23
    NOI Adjustment Worksheet..............................................   23
    Nonrecoverable Advance................................................   23
    Nonrecoverable P&I Advance............................................   23
    Nonrecoverable Servicing Advance......................................   23
    Non-Registered Certificate............................................   23
    Non-United States Person..............................................   23
    Officers' Certificate.................................................   23
    Operating Statement Analysis..........................................   23
    Opinion of Counsel....................................................   23
    Original Component Notional Amount....................................   24
    Original Class Principal Balance......................................   24
    OTS...................................................................   24
    Ownership Interest....................................................   24
    Pass-Through Rate.....................................................   24
    Paying Agent..........................................................   24
    Percentage Interest...................................................   24
    Percentage Premium....................................................   25
    Permitted Investments.................................................   25
    Permitted Transferee..................................................   26
    Person................................................................   27
    Phase I Environmental Assessment......................................   27
    P&I Advance...........................................................   27
    P&I Advance Date......................................................   27
    P&I Advance Date......................................................   27
    Plurality Residual Certificateholder..................................   27
    Prepayment Assumption.................................................   27
    Prepayment Interest Excess............................................   27
    Prepayment Interest Shortfall.........................................   27
    Prepayment Premium....................................................   27
    Prime Rate............................................................   28
    Principal Distribution Amount.........................................   28
    Principal Prepayment..................................................   29

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                                                                            Page
                                                                            ----
    Principal Recovery Fee................................................   29
    Prospectus............................................................   29
    Prospectus Supplement.................................................   29
    Purchase Price........................................................   29
    Qualified Insurer.....................................................   30
    Rated Final Distribution Date.........................................   30
    Rating Agency.........................................................   30
    Realized Loss.........................................................   30
    Record Date...........................................................   30
    Registered Certificate................................................   30
    Regular Certificate...................................................   30
    Reimbursement Rate....................................................   31
    Remaining Cash Flow...................................................   31
    REMIC.................................................................   31
    REMIC I...............................................................   31
    REMIC I Regular Interest..............................................   31
    REMIC I Remittance Rate...............................................   31
    REMIC II..............................................................   31
    REMIC II Regular Interest.............................................   31
    REMIC II Remittance Rate..............................................   32
    REMIC III.............................................................   32
    REMIC III Certificate.................................................   32
    REMIC Administrator...................................................   32
    REMIC Provisions......................................................   32
    Rents from Real Property..............................................   32
    REO Account...........................................................   32
    REO Acquisition.......................................................   32
    REO Disposition.......................................................   32
    REO Extension.........................................................   32
    REO Loan..............................................................   32
    REO Property..........................................................   33
    REO Revenues..........................................................   33
    REO Tax...............................................................   33
    REO Status Report.....................................................   33
    Request for Release...................................................   34
    Required Appraisal....................................................   34
    Required Appraisal Mortgage Loan......................................   34
    Required Appraisal Value..............................................   34
    Reserve Account.......................................................   34
    Reserve Funds.........................................................   34
    Residual Certificate..................................................   34
    Responsible Officer...................................................   34
    Revised Rate..........................................................   35
    Scheduled Payment.....................................................   35
    Securities Act........................................................   35

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                                                                            Page
                                                                            ----
    Senior Certificate....................................................   35
    Sequential Pay Certificate............................................   35
    Servicing Account.....................................................   35
    Servicing Advances....................................................   35
    Servicing Fee.........................................................   36
    Servicing File........................................................   36
    Servicing Officer.....................................................   36
    Servicing Standard....................................................   36
    Servicing Transfer Event..............................................   36
    Single Certificate....................................................   36
    Special Servicer......................................................   36
    Special Servicing Fee.................................................   36
    Special Servicing Fee Rate............................................   37
    Specially Serviced Mortgage Loan......................................   37
    Standard & Poor's.....................................................   39
    Startup Day...........................................................   39
    State and Local Taxes.................................................   39
    Stated Maturity Date..................................................   39
    Stated Principal Balance..............................................   39
    Subordinated Certificate..............................................   39
    Sub-Servicer..........................................................   39
    Sub-Servicing Agreement...............................................   40
    Tax Matters Person....................................................   40
    Tax Returns...........................................................   40
    Transfer..............................................................   40
    Transferee............................................................   40
    Transferor............................................................   40
    Trust Fund............................................................   40
    Trustee...............................................................   40
    Trustee's Fee.........................................................   40
    Trustee Fee Rate......................................................   40
    Trustee Liability.....................................................   40
    UCC...................................................................   41
    UCC Financing Statement...............................................   41
    Uncertificated Accrued Interest.......................................   41
    Uncertificated Distributable Interest.................................   41
    Uncertificated Principal Balance......................................   41
    Underwriter...........................................................   42
    United States Person..................................................   42
    USAP..................................................................   42
    Voting Rights.........................................................   42
    Watch List............................................................   42
    Weighted Average Effective REMIC I Remittance Rate....................   43
    Yield Maintenance Charge..............................................   43

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                                                                            Page
                                                                            ----

          ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.................................  44
SECTION 2.02. Acceptance of the Trust Fund by Trustee......................  45
SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans
                 for Document Defects and Breaches of
                 Representations and Warranties............................  46
SECTION 2.04. Representations and Warranties of Depositor..................  48
SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                 Certificates; Creation of REMIC I Regular
                 Interests.................................................  50
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance
                 of REMIC II by Trustee....................................  50
SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                 Certificates..............................................  51
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                 of REMIC III by Trustee...................................  51
SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                 Certificates..............................................  51
SECTION 2.10. Execution, Authentication and Delivery of Class L
                 Certificates..............................................  51


          ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans.........................  52
SECTION 3.02. Collection of Mortgage Loan Payments.........................  53
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                 Servicing Accounts; Reserve Accounts......................  54
SECTION 3.04. Certificate Account and Distribution Account.................  57
SECTION 3.05. Permitted Withdrawals From the Certificate Account
                 and the Distribution Account..............................  59
SECTION 3.06 Investment of Funds in the Servicing Accounts, the
                 Reserve Accounts, the Certificate Account and the
                 REO Account...............................................  63
SECTION 3.07. Maintenance of Insurance Policies; Errors and
                 Omissions and Fidelity Coverage...........................  65
SECTION 3.08. Enforcement of Alienation Clauses............................  67
SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                 Appraisals................................................  68
SECTION 3.10. Trustee and Custodian to Cooperate; Release of
                 Mortgage Files............................................  71
SECTION 3.11. Servicing Compensation.......................................  72
SECTION 3.12. Property Inspections; Collection of Financial
                 Statements; Delivery of Certain Reports...................  75
SECTION 3.13. Annual Statement as to Compliance............................  77
SECTION 3.14. Reports by Independent Public Accountants....................  77
SECTION 3.15. Access to Certain Information................................  78
SECTION 3.16. Title to REO Property; REO Account...........................  80


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                                                                            Page
                                                                            ----
SECTION 3.17. Management of REO Property...................................  82
SECTION 3.18. Sale of Mortgage Loans and REO Properties....................  85
SECTION 3.19. Additional Obligations of Master Servicer....................  88
SECTION 3.20. Modifications, Waivers, Amendments and Consents..............  88
SECTION 3.21. Transfer of Servicing Between Master Servicer and
                 Special Servicer; Record Keeping..........................  91
SECTION 3.22. Sub-Servicing Agreements.....................................  93
SECTION 3.23. Representations, Warranties  and Covenants of Master
                 Servicer and Special Servicer.............................  95
SECTION 3.24. Sub-Servicing Agreement Representation and Warranty..........  99


                  ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions................................................  99
SECTION 4.02. Statements to Certificateholders; CSSA Loan File
                 Report.................................................... 107
SECTION 4.03. P&I Advances................................................. 113
SECTION 4.04. Allocation of Realized Losses and Additional Trust
                 Fund Expenses............................................. 115
SECTION 4.05. Calculations................................................. 116
SECTION 4.06. Use of Agents................................................ 116


                           ARTICLE V THE CERTIFICATES

SECTION 5.01. The Certificates............................................. 117
SECTION 5.02. Registration of Transfer and Exchange of
                 Certificates.............................................. 117
SECTION 5.03. Book-Entry Certificates...................................... 123
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates............ 124
SECTION 5.05. Persons Deemed Owners........................................ 124


              ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER AND THE
                                SPECIAL SERVICER

SECTION 6.01. Liability of Depositor, Master Servicer and Special
                 Servicer.................................................. 125
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                 Master Servicer or Special Servicer....................... 125
SECTION 6.03. Limitation on Liability of Depositor, Master
                 Servicer and Special Servicer............................. 125
SECTION 6.04. Resignation of Master Servicer and the Special
                 Servicer; Assignment of Rights and Obligations............ 126
SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                 Servicer and the Special Servicer......................... 127
SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                 Cooperate with Trustee.................................... 128
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                 with Master Servicer...................................... 128

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                                                                            Page
                                                                            ----
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                 with Special Servicer..................................... 128
SECTION 6.09. Designation of Special Servicer by the Controlling
                 Class..................................................... 128
SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                 Certificate............................................... 130


                               ARTICLE VII DEFAULT

SECTION 7.01. Events of Default............................................ 131
SECTION 7.02. Trustee to Act; Appointment of Successor..................... 135
SECTION 7.03. Notification to Certificateholders........................... 136
SECTION 7.04. Waiver of Events of Default.................................. 136
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default......... 137


                       ARTICLE VIII CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee............................................ 138
SECTION 8.02. Certain Matters Affecting Trustee............................ 139
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                 Certificates or Mortgage Loans............................ 140
SECTION 8.04. Trustee May Own Certificates................................. 141
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                 Trustee................................................... 141
SECTION 8.06. Eligibility Requirements for Trustee......................... 142
SECTION 8.07. Resignation and Removal of Trustee........................... 142
SECTION 8.08. Successor Trustee............................................ 144
SECTION 8.09. Merger or Consolidation of Trustee........................... 144
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee................ 144
SECTION 8.11. Appointment of Custodians.................................... 146
SECTION 8.12. Appointment of Authenticating Agents......................... 146
SECTION 8.13. Appointment of Paying Agent.................................. 147
SECTION 8.14. Appointment of REMIC Administrators.......................... 148
SECTION 8.15. Access to Certain Information................................ 149
SECTION 8.16. Representations, Warranties and Covenants of Trustee......... 149
SECTION 8.17. Reports to the Securities and Exchange Commission;
                 Available Information..................................... 150


                             ARTICLE IX TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                 Mortgage Loans............................................ 152
SECTION 9.02. Additional Termination Requirements.......................... 158


                      ARTICLE X ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration........................................ 160

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                                                                            Page
                                                                            ----
                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment................................................... 165
SECTION 11.02. Recordation of Agreement; Counterparts...................... 167
SECTION 11.03. Limitation on Rights of Certificateholders.................. 167
SECTION 11.04. Governing Law............................................... 168
SECTION 11.05. Notices..................................................... 168
SECTION 11.06. Severability of Provisions.................................. 169
SECTION 11.07. Grant of a Security Interest................................ 169
SECTION 11.08. Successors and Assigns; Beneficiaries....................... 169
SECTION 11.09. Article and Section Headings................................ 169
SECTION 11.10. Notices to and From Rating Agencies......................... 170
SECTION 11.11. Complete Agreement.......................................... 171

                                    EXHIBITS

     Exhibit Description           Exhibit No.           Section Reference
     -------------------           ----------            -----------------

Form of Class A-1 Certificate         A-1           Section 1.01 Definition
                                                    of "Class A-1 Certificate"

Form of Class A-2 Certificate         A-2           Section  1.01 Definition
                                                    of "Class A-2 Certificate"

Form of Class IO Certificate          A-3           Section 1.01 Definition
                                                    of "Class IO Certificate"

Form of Class B Certificate           A-4           Section 1.01 Definition
                                                    of "Class B Certificate"

Form of Class C Certificate           A-5           Section 1.01 Definition
                                                    of "Class C Certificate"

Form of Class D Certificate           A-6           Section 1.01 Definition
                                                    of "Class D Certificate"

Form of Class E Certificate           A-7           Section 1.01 Definition
                                                    of "Class E Certificate"

Form of Class F Certificate           A-8           Section 1.01 Definition
                                                    of "Class F Certificate"

Form of Class G Certificate           A-9           Section 1.01 Definition
                                                    of "Class G Certificate"

Form of Class H Certificate           A-10          Section 1.01 Definition
                                                    of "Class H Certificate"

Form of Class J Certificate           A-11          Section 1.01 Definition
                                                    of "Class J Certificate"

Form of Class K Certificate           A-12          Section 1.01 Definition
                                                    of "Class K Certificate"

Form of Class L Certificate           A-13          Section 1.01 Definition
                                                    of "Class L Certificate"

Form of Class R-I Certificate         A-14          Section 1.01 Definition
                                                    of "Class R-I Certificate"

                                    EXHIBITS

     Exhibit Description           Exhibit No.           Section Reference
     -------------------           ----------            -----------------

Form of Class R-II Certificate        A-15          Section 1.01 Definition
                                                    of "Class R-II Certificate"

Form of Class R-III Certificate       A-16          Section 1.01 Definition
                                                    of "Class R-III Certificate"

Mortgage Loan Schedule                 B            Section 1.01 Definition
                                                    of "Mortgage Loan Schedule"

Form of Schedule of Exceptions to      C            Section 2.02(a)
Mortgage File Delivery

Form of Master Servicer               D-1           Section 1.01 Definition
Request for Release                                 of "Request for Release";
                                                    Section 2.03(b); Section
                                                    3.10(a); and Section 3.10(b)

Form of Special Servicer              D-2           Section 1.01 Definition
Request for Release                                 of "Request for
                                                    Release"; Section 3.10(b)

Calculation of NOI/Debt               E-1           Section 1.01 Definition
Service Coverage Ratios                             of "Net Operating Income";
                                                    Section 3.12(b)

Form of Transferor Certificate        F-1           Section 5.02(b)

Form of Transferee Certificate        F-2           Section 5.02(b)
for QIBs

Form of Transferee Certificate        F-3           Section 5.02(b)
for Non-QIBs

Form of Transferee Letter for          G            Section 5.02(c)
Transfers of Subordinated
Certificates to Non-Plan
Entities

Form of Transfer Affidavit and        H-1           Section 5.02(d)(i)(B)
Agreement regarding Class R-I,
R-II and R-III Certificates

Form of Transferor Certificate        H-2           Section 5.02(d)(i)(D)
regarding Class R-I, R-II and
R-III Certificates

                                    EXHIBITS

     Exhibit Description           Exhibit No.           Section Reference
     -------------------           ----------            -----------------

Form of Notice and                    I-1           Section 6.09
Acknowledgment

Form of Acknowledgment of             I-2           Section 6.09
Proposed Special Servicer

[RESERVED]                             J

Form of Schedule of                    K            Section 4.02(a)
Certificateholders

Form of CSSA Property File             L            Section 3.12(c)
Report

Form of Comparative Financial          M            Section 3.12(b) and 3.12(c)
Status Report

Form of REO Status Report              N            Section 3.12(b) and 3.12(c)

Form of Watch List                     O            Section 3.12(b) and 3.12(c)


Form of Delinquent Loan Status         P            Section 3.12(b) and 3.12(c)
Report

Form of Historical Loan                Q            Section 3.12(b) and 3.12(c)
Modification Report

Form of Historical Loss                R            Section 3.12(b) and 3.12(c)
Estimate Report

Form of NOI Adjustment                 S            Section 3.12(b) and 3.12(c)
Worksheet

Form of Operating Statement            T            Section 3.12(b) and 3.12(c)
Analysis

Form  of Loan Payoff                   U            Section 3.12(b) and 3.12(c)
Notification Report

Form of CSSA Loan File Report          V            Section 4.02(b)

Form of Certificateholder             W-1           Section 3.15
Confirmation Certificate

Form of Prospective Purchaser         W-2           Section 3.15
Certificate

                                    EXHIBITS

     Exhibit Description           Exhibit No.           Section Reference
     -------------------           ----------            -----------------

Form of Lost Note Affidavit            X            Definition  of Mortgage
and Indemnity                                        File

     This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of March 1, 1998, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and a portion of the interest payments thereon other than Additional Interest as well as certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under the federal income tax law. Except as provided below, each REMIC I Regular Interest will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will have a remittance rate equal to the unmodified Net Mortgage Rate as of the Closing Date of the Mortgage Loan to which such REMIC I Regular Interest relates and an initial Uncertificated Principal Balance equal to the Cut-Off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates. None of the REMIC I Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The REMIC II Remittance Rate with respect to each Class of the REMIC II Regular Interests will be calculated in accordance with the definition of "REMIC II Remittance Rate". The initial Uncertificated Principal Balance of each Class of the REMIC II Regular Interests will equal the Original Class Principal Balance of the corresponding Class of the REMIC III Certificates described below. None of the REMIC II Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class IO Certificates) and each of the Components of the Class IO Certificates will be designated as a separate regular interest in REMIC III for purposes of the REMIC Provisions under federal income tax law.

     The following table sets forth the Class designation of the REMIC III Certificates other than the Class IO and Class R-III Certificates, the corresponding REMIC II Regular Interests, the corresponding Component of the Class IO Certificates and the Original Class Principal Balance for each Class of the Regular Certificates other than the Class IO Certificates.

                     Corresponding
                       Class of
                       REMIC II
     Class             Regular       Corresponding        Original Class
  Designation         Interests       IO Component       Principal Balance
  -----------         ---------       ------------       -----------------
    Class A-1             P              IO-A1             $229,904,000
    Class A-2             Q              IO-A2             $559,138,000
    Class B               R              IO-B              $ 32,650,000
    Class C               S              IO-C              $ 59,859,000
    Class D               T              IO-D              $ 70,742,000
    Class E               U              IO-E              $ 16,325,000
    Class F               V              IO-F              $ 59,858,000
    Class G               W              IO-G              $  5,442,000
    Class H               X              IO-H              $ 21,766,000
    Class J               Y              IO-J              $  5,442,000
    Class K               Z              IO-K              $ 27,204,822


     The Class L Certificates will not constitute an interest in REMIC I, REMIC II or REMIC III.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date and with respect to the Class IO Certificates for any Distribution Date, the sum of Accrued Component Interest for each of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Component Interest": With respect to each Component of the Class IO Certificates for any Distribution Date, the sum of one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Additional Information": As defined in Section 4.02(a).

     "Additional Interest": With respect to each of the ARD Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such ARD Mortgage Loan at the Additional Interest Rate and any interest which accrues on such interest at the Revised Rate. The Additional Interest shall not be an asset of REMIC I, REMIC II or REMIC III.

     "Additional Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "Norwest Bank Minnesota, National Association, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2, Additional Interest Distribution Account" and which must be an Eligible Account. The Additional Interest Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III.

     "Additional Interest Rate": With respect to each of the ARD Mortgage Loans, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate immediately prior to the related Anticipated Repayment Date, each as set forth in the Mortgage Loan Schedule.

     "Additional Trust Fund Expense": Any Special Servicing Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer and the Trustee on Advances, as well as any of the expenses of the Trust Fund that may be withdrawn
(x) pursuant to any of clauses (viii), (ix), (xi), (xii) and (xiii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided, that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse REMIC Event": As defined in Section 10.01(i).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": With respect to an ARD Mortgage Loan, the date upon which such ARD Mortgage Loan commences accruing interest at the Revised Rate.

     "Appraisal": With respect to any Mortgage Loan, an Independent appraisal of the related Mortgaged Property conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third-party reports available, and other factors that a prudent real estate appraiser would consider.

     "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes (net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) the Required Appraisal Value; provided, that if the related Required Appraisal Mortgage Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming a Required Appraisal Mortgage Loan, and provided further, that with respect to any Mortgage Loan that becomes a Required Appraisal Mortgage Loan pursuant to clause (iii) of the definition thereof, the Appraisal Reduction Amount shall be deemed to exist, notwithstanding such Required Appraisal Mortgage Loan becoming a Corrected Mortgage Loan, for so long as the terms of the modification effected pursuant to
Section 3.20 are in effect.

     "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File.

     "ARD Mortgage Loans": The Mortgage Loans noted as such on the Mortgage Loan Schedule, which Mortgage Loans substantially fully amortize through their respective remaining terms to maturity, but provide that if the unamortized principal amount thereof is not repaid on a specified date prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue at a higher interest rate the collection of which will be limited as hereinafter provided in this Agreement.

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

     "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan following its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full on or before such date and no other Liquidation Event has occurred in respect thereof) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule in effect prior to its Stated Maturity Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account,
(ii) the aggregate amount of any P&I Advances made by the Master

Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), and (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses
(ii)-(xiv) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (viii) of Section 3.05(b), (iii) Prepayment Premiums, (iv) Additional Interest, and (v) any amounts deposited in the Certificate Account or the Distribution Account in error.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Breach": As defined in Section 2.03(a).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Rockville, Maryland, Minneapolis, Minnesota or the cities in which the Corporate Trust Office of the Trustee or the offices of the Master Servicer (as of the Closing Date, Charlotte, North Carolina) are located, are authorized or obligated by law or executive order to remain closed.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1998-C2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for Norwest Bank Minnesota, National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2."

     "Certificate Factor": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class of Sequential Pay Certificates, as the case may be, and the denominator of which is the related Original Class Principal Balance.

     "Certificate Notional Amount": The sum of the Component Notional Amounts with respect to each of the Components.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class IO Certificate": Any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of the aggregate of the Components, each of which shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class J Certificate": Any of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the right to receive Additional Interest, which portion of the Trust Fund will be treated as a grantor trust (and not as part of REMIC I, REMIC II or REMIC III) for federal income tax purposes.

     "Class Prepayment Percentage": With respect to any Distribution Date and any Class of the Sequential Pay Certificates, the percentage obtained by dividing the portion, if any, of the Principal Distribution Amount distributed to the respective Class of Sequential Pay Certificates on such Distribution Date, by the total Principal Distribution Amount distributed to all Classes of Sequential Pay Certificates on such Distribution Date.

     "Class Principal Balance": As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     "Closing Date": March 27, 1998.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-Off Date) and ending on and including the related Determination Date.

     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date,
(iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Special Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Special Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

     "Component": Each of the eleven Components of the Class IO Certificates, and collectively, the "Components," each evidencing a separate "regular interest" in REMIC III for purposes of the REMIC Provisions and corresponding to a Class of Sequential Pay Certificates.

     "Component Notional Amount": With respect to each Component and any Distribution Date, an amount equal to the Class Principal Balance of its corresponding Class of Sequential Pay Certificates as of such Distribution Date.

     "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates outstanding (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than each of (i) 20% of the Original Class Principal Balance thereof and (ii) 1% of the aggregate Class Principal Balance of all Sequential Pay Certificates; provided, however, that if no such Class of Certificates has a Class Principal Balance greater than each of (i) 20% of its Original Class Balance and (ii) 1% of the aggregate Class Principal Balance of all Sequential Pay Certificates, the Controlling Class shall be the Class of Sequential Pay Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- Merrill Lynch Series 1998-C2.

     "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

     "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit V.

     "CSSA Property File Report": The monthly report in the "CSSA property file" format containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit L, which for each Distribution Date shall set forth certain information set forth therein as of the end of the preceding calendar month.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-Off Date": March 1, 1998.

     "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Scheduled Payments due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

     "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit P attached hereto setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but are Specially Serviced Mortgage Loans or were in foreclosure but were not REO Property.

     "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the tenth day of the month in which such Distribution Date occurs, or if such tenth day is not a Business Day, the next Business Day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer or any Sub-Servicer on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because such Special Servicer or Sub-

Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

     "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2."

     "Distribution Date": The later of (a) the 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following and (b) the fourth Business Day following the related Determination Date, commencing on April 16, 1998.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company (including the Trustee), and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated "AA" by Standard & Poor's, and "A2" by Moody's (if then rated by Moody's) or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated P-1 by Moody's (if then rated by Moody's) and A-1 by Standard & Poor's or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies at any time such funds are on deposit therein or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property, or (ii) the Servicing Standard, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": The Securities Exchange Act of 1934.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "FNMA": Federal National Mortgage Association or any successor.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Historical Loan Modification Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit R attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder": A Certificateholder.

     "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

     "Impound Reserve": As defined in Section 3.16(c) hereof.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, who is, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

     "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any Holder of a Certificate, or any Affiliate of any such Person.

     "Investment Account": As defined in Section 3.06(a).

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the applicable provisions of the Code and Treasury Regulations promulgated thereunder.

     "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than default interest or late payment fees, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-Off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01.

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01.

     "Loan Payoff Notification Report": A report substantially containing the content described in Exhibit U attached hereto setting forth, among other things for each Mortgage Loan where notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Percentage Premium due.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Class of outstanding Sequential Pay Certificates with the latest alphabetical Class designation; provided, however, that if there is no Holder of Certificates entitled to greater than 50% of the Voting Rights of such Class, the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 and Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

     "Master Servicer": First Union National Bank, its successor in interest, or any successor master servicer appointed as herein provided.

     "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate": With respect to each Mortgage Loan the per annum rate set forth for such Mortgage Loan under the column "Master Servicing Fee" on the Mortgage Loan Schedule.

     "Merrill Lynch": Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

     "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable

Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

           (i) the original executed Mortgage Note, (or with respect to Mortgage Loans control numbers 501, 247, 131, 174, 183, 227 and 260, a lost note affidavit and indemnity (a form of which is attached hereto as Exhibit X) with a copy of such Mortgage Note attached thereto) endorsed (without recourse, representation or warranty, express or implied) to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2;

          (ii) an original or copy of the Mortgage and of any intervening assignments thereof, in each case with evidence of recording indicated thereon;

         (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignment thereof, in each case with evidence of recording indicated thereon;

          (iv) (a) an original executed assignment of the Mortgage in recordable form, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) in recordable form and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Norwest Bank Minnesota, National Association as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2, in recordable form;

           (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2;

          (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

         (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

        (viii) any filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2 in recordable form.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent a Responsible Officer of the Trustee or Custodian has actual knowledge of their existence

     "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

     "Mortgage Loan Purchase Agreements": Those certain Mortgage Loan Purchase Agreements, each dated as of March 1, 1998, between the Depositor and the respective Mortgage Loan Sellers and relating to the transfer of the related Mortgage Loans to the Depositor.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

           (i) the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the Cut-Off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

           (v) the Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

         (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

        (viii) whether the Mortgage Loan is secured by a Mortgage on a leasehold interest;

          (ix) whether the Mortgage Loan is an ARD Mortgage Loan and if so, the Anticipated Repayment Date and the Revised Rate;

           (x) the Master Servicing Fee Rate;

          (xi) the related Mortgage Loan Seller;

         (xii) the related Sub-Servicer;

        (xiii) whether such Mortgage Loan is a Defeasance Loan;

         (xiv) whether the interest accrual method for such Mortgage Loan is actual/360 or 30/360; and

          (xv) whether such Mortgage Loan is cross defaulted with any other Mortgage Loan.

     "Mortgage Loan Seller": Each of Merrill Lynch Mortgage Capital Inc. or its successor in interest, Daiwa Real Estate Finance Corp. or its successors in interest and Daiwa Finance Corp. or its successor in interest.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

     "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

     "Net Investment Earnings": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

     "Net Investment Loss": With respect to the Certificate Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; provided, that if the related Mortgage Rate has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the Net Mortgage Rate for such Mortgage Loan or REO Loan shall be calculated without regard to such event; and provided further, that if interest in respect of such Mortgage Loan or REO Loan is not accrued on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of determining the related REMIC I Remittance Rate and thereby calculating the Weighted Average Effective REMIC I Remittance Rate, the REMIC II Remittance Rate and the Pass-Through Rate for each of the Components for any Distribution Date, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference.

     "Net Operating Income": As defined in and determined in accordance with the provisions of Exhibit E-1 attached hereto.

     "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

     "NOI Adjustment Worksheet": A report prepared by the Special Servicer, substantially containing the content described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit S to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, delivered to the Master Servicer with each annual operating statement for a Mortgaged Property pursuant to Section 3.12(b).

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer or Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J, Class K, Class L, Class R-I, Class R-II or Class R-III Certificate.

     "Non-United States Person": Any Person other than a United States Person.

     "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

     "Operating Statement Analysis": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit T attached hereto.

     "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

     "Original Component Notional Amount": With respect to each Component, the initial Component Notional Amount thereof as of the Closing Date equal to the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as of the Closing Date.

     "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": For any Distribution Date, with respect to:

           (i) the Class A-1 and Class A-2 Certificates, 6.22% and 6.39%, respectively;

          (ii) the Class B, C, D and E Certificates, the REMIC II Remittance Rate for such Distribution Date minus 1.41%, 1.25%, 0.90 and 0.56%, respectively;

         (iii) each of the Class F, G, H, J and K Certificates, 6.25%;

          (iv) Components IO-A1 and IO A-2, the REMIC II Remittance Rate for such Distribution Date minus 6.22 and 6.39%, respectively;

           (v) Components IO-B, IO-C, IO-D and IO-E, 1.41%, 1.25%, 0.90% and 0.56%, respectively; and

          (vi) Component IO-F, IO-G, IO-H, IO-J and IO-K, the REMIC II Remittance Rate for such Distribution Date minus 6.25%.

     "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

     "Percentage Interest": With respect to any Sequential Pay Certificate, a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance of the relevant Class. With respect to any Class IO Certificate, a percentage, the numerator of which is the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the aggregate Original Class Principal Balances of the Sequential Pay Certificates. With respect to a Class L Certificate or a

Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Percentage Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Permitted Investments": Any one or more of the following obligations or securities having maturities of 365 days or less (including obligations or securities of the Trustee if otherwise qualifying hereunder):

           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

          (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

         (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the

               Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

           (v) units of money market funds rated in the highest rating category of Moody's and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seek to maintain a constant net asset value;

          (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, as amended from time to time.

     "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

     "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

     "Plan": As defined in Section 5.02(c).

     "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates with the largest Percentage Interest of the related Class of Residual Certificates.

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except each ARD Mortgage Loan is assumed to be paid in full on its Anticipated Repayment Date.

     "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Trustee Fee and Master Servicing Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (exclusive of any Prepayment Premium collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest (excluding Additional Interest), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected), that would have accrued at a rate per annum equal to the sum of (x) the Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     "Prepayment Premium": Any Yield Maintenance Charge or Percentage Premium paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

          (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

          (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related principal recoveries pursuant to the second paragraph of Section 3.11(c).

     "Prospectus": The prospectus dated February 25, 1998, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

     "Prospectus Supplement": The prospectus supplement dated March 24, 1998, relating to the Registered Certificates.

     "Purchase Price": With respect to any Mortgage Loan to be purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Special Servicer or the Master Servicer pursuant to Section
9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon,
(c) any reasonable costs and expenses incurred by the Trust Fund in connection with any such purchase by a Mortgage Loan Seller and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (except that Additional Trust Fund Expenses in respect of such Mortgage Loan allocable to any Class of Certificates owned by the Majority Subordinate Certificateholder shall not be included in the Purchase Price with respect to a purchase made by the Majority Subordinate Certificateholder pursuant to Section 3.18(b)); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Rated Final Distribution Date": Solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii) and with respect to (i) each REMIC I Regular Interest, (ii) each REMIC II Regular Interest, (iii) each Class of Regular Certificates (other than the Class IO Certificates) and (iv) each Component, February 15, 2030.

     "Rating Agency": Each of Moody's and Standard & Poor's.

     "Realized Loss": With respect to: (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss determined pursuant to clause (3) above shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class IO Certificate.

     "Regular Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

     "Remaining Cash Flow": With respect to an ARD Mortgage Loan, all monthly cash flow generated by the related Mortgaged Property in excess of (i) the Scheduled Payment for a particular Due Date and (ii) operating expenses and certain other expenses set forth in the related Mortgage Note.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received (excluding (X) payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date, (Y) the Additional Interest, and any other interest payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount which constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (Z) the Reserve Funds in the Reserve Accounts), together with all documents included in the related Mortgage Files and any Escrow Payments; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account and, if established, the REO Account (other than amounts excluded pursuant to clause (i) above); and (iv) the rights of the Depositor under each of the Mortgage Loan Purchase Agreements.

     "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Net Mortgage Rate as of the Cut-Off Date for the related Mortgage Loan (or any successor REO Loan) to which such REMIC I Regular Interest relates.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

     "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

     "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

     "REMIC III Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class IO or Class R-III Certificate.

     "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "CRIIMI MAE Services Limited Partnership, as Special Servicer, in trust for Holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2.".

     "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

     "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan).

Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer or the Trustee, for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement to the Master Servicer, the Special Servicer or the Trustee for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

     "REO Property": A Mortgaged Property acquired on behalf of the Trust Fund in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a).

     "REO Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

     "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an Independent appraisal of the related Mortgaged Property prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute from an Independent Appraiser selected by the Special Servicer.

     "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty
(60) days or more delinquent in respect of any Monthly Payments, (ii) that is an REO Loan as to which the related REO Property is acquired on behalf of the Trust Fund, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (iv) to which a receiver is appointed and continues in such capacity in respect of the related Mortgage Property, (v) the Mortgagor of which shall have filed a petition or been subjected to the appointment of a conservator or receiver or liquidator in any insolvency or related proceeding or (vi) a Balloon Payment with respect to which is due and has not been paid on its Stated Maturity Date.

     "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

     "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs and/or capital improvements to the related Mortgaged Property.

     "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

     "Responsible Officer": When used with respect to the Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Revised Rate": With respect to an ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage loan documents.

     "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, but without regard to (i) any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, or (ii) the application of any Remaining Cash Flow with respect to an ARD Mortgage Loan, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Securities Act": The Securities Act of 1933, as amended.

     "Senior Certificate": Any Class A-1, Class A-2 or Class IO Certificate.

     "Sequential Pay Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificates.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, Special Servicer or the Trustee (to the extent not reimbursed by the Master Servicer) in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

     "Servicing Fee": The Master Servicing Fee and the Special Servicing Fee.

     "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Depositor (and delivered to the Master Servicer or Special Servicer) and relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

     "Servicing Standard": With respect to the Master Servicer or the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

     "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

     "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

     "Special Servicer": CRIIMI MAE Services Limited Partnership, its successor in interest, or any successor special servicer appointed as herein provided.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

     "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

     (a) the related Mortgagor shall have (x) failed to make any Monthly Payment, which failure continues unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur), or (y) if the Master Servicer or any of its Affiliates owns an economic interest in such Mortgage Loan or such Mortgagor, failed to make any Monthly Payment on or before the related P&I Advance Date; or

     (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

     (c) there shall have occurred a default (other than as described in clauses (a) above or (h) below) under the related Mortgage Loan documents that in the good faith reasonable judgment of the Master Servicer materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (e) the related Mortgagor shall have consented to (or otherwise have been subjected to) the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

     (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

     (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

     (x) with respect to the circumstances described in clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d),
          (e) and (f), no later than 5 days following the entry of an order or decree dismissing such proceeding;

     (y) with respect to the circumstances described in clauses (c) or (h) above, when such default is cured; and

     (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

     "State and Local Taxes": Taxes imposed by any states of Delaware, Maryland, Minnesota and New York and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

     "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-Off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are due or received, as the case may be, during the related Collection Period and distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class K Certificate.

     "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

     "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

     "Tax Returns": With respect to (i) each of the REMICs created hereunder, the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and (ii) with respect to Additional Interest and any other portion of the Trust Fund that does not constitute part of REMIC I, REMIC II and REMIC III, Internal Revenue Service Form 1041, together, in each case, with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, and (ii) the Additional Interest and any other interest on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount of such Servicing Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions.

     "Trustee": Norwest Bank Minnesota, National Association, its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": The fee designated as such and payable to the Trustee pursuant to Section 8.05.

            "Trustee Fee Rate":  0.004% per annum.

     "Trustee Liability": As defined in Section 8.05(b).

     "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interest for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

     "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-Off Date Balance of the related Mortgage Loan. As of the Cut-Off Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the Original Class Principal Balance of the corresponding Class of REMIC III Certificates. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j), and shall be further reduced on such Distribution Date by such Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(c).

     "Underwriters": Merrill Lynch and Daiwa Securities America Inc.

     "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) of the Code.

     "USAP": The Uniform Single Audit Program for Mortgage Bankers.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if any of the Master Servicer, the Special Servicer and any Affiliate thereof is the holder of any Certificate, neither the Master Servicer, the Special Servicer nor any Affiliate thereof, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. The Class IO, Class R-I, Class R-II, Class R-III and Class L Certificates shall not have any Voting Rights.

     "Watch List": As of each Determination Date a report, substantially in the form of Exhibit O attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in its real estate taxes, (iv) for which any outstanding Advances exits, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Monthly Payment three or more times in the preceding twelve months, (ix) that the related Mortgagor has material deferred maintenance for the related Mortgaged Property or (x) that is 30 or more days delinquent.

     "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in respect of all of the REMIC I Regular Interests as of the commencement of the related Collection Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

     "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent Due Date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable U.S. treasury rate in effect on the date of Principal Prepayment thereof, discounted at a rate set forth in the related Mortgage Note at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trust Fund, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans, (ii) each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

     (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreement and this Section 2.01 (b).

     (c) The Trustee shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Custodian in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing (and the Custodian shall forward a copy of each document to the Master Servicer upon receipt); provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the

Custodian shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the appropriate Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

     (d) All documents and records in the possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer (at the expense of the Depositor or the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

     (e) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

     SECTION 2.02. Acceptance of the Trust Fund by Trustee.

     (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of its right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, that except as identified in a written notice, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers that, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i) through (v) and
(vii), and to the extent provided in the related Mortgage File actually known by a Responsible Officer of the Trustee to be required, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 45 days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

     (b) Within 90 days after the Closing Date, the Custodian shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification): (i) all documents specified in clauses (i) through (v) and (vii) and, to the extent provided in the related Mortgage File, clauses (vi) and
(viii) of the definition of "Mortgage File" are in its possession, (ii) all documents received by it in respect of such Mortgage Loan have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

     (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

     (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans set forth in the applicable Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, such party shall give prompt written notice to the other parties hereto and to the Rating Agencies. Promptly upon becoming aware of any such Document Defect or Breach

(including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request that the respective Mortgage Loan Seller, not later than 90 days from such Mortgage Loan Seller's receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party to this Agreement discovering such Document Defect or Breach), if such Document Defect or Breach shall materially and adversely affect the value of the related Mortgage Loan or the interest of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses and any Additional Trust Fund Expenses associated therewith or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period in accordance with the Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, that with respect to such additional 90-day period such Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the related Mortgage Loan Seller shall provide the Officer's Certificate described above as to the reasons such Document Defect remains uncured and as to the actions being taken to pursue cure, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects; provided, however, that if such Document Defect shall materially and adversely affect the value of such Mortgage Loan or the interests of the holders of the Certificate therein, the Mortgage Loan Seller shall in all cases on or prior to the second anniversary of the Closing Date either cause such Document Defect to be cured or repurchase the affected Mortgage Loan. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date. Any reasonable out-of-pocket expense incurred by the Master Servicer or the Trustee, as the case may be, in carrying out its duties pursuant to this Section 2.03 shall constitute a Servicing Advance; provided, however, that the Master Servicer or the Trustee, as the case may be, shall use reasonable efforts to collect such out-of-pocket expenses from the related Mortgage Loan Seller.

     (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the appropriate Mortgage Loan Seller, upon delivery to each of them of a receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such Mortgage Loan Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee; provided, that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

     (c) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

     SECTION 2.04. Representations and Warranties of Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and possesses all licenses and authorizations necessary to carry on its business.

          (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, does not and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) No consent, approval or authorization of or designation, declaration, notice or filing with any governmental authority, corporation, person or firm on the part of the Depositor is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transactions contemplated hereby.

          (iv) The Depositor has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (v) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (vi) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vii) The transfer of the Mortgage Loans to the Trust Fund as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (viii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (ix) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor has good and marketable title to, and is the sole owner and holder of, each Mortgage Loan;

     and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

          (x) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to the Rating Agencies.

     SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

     The Trustee hereby acknowledges the assignment to it, in its capacity as Trustee, of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold a portion of each of the Mortgage Loans (other than Additional Interest) as part of REMIC I and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

     SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trust Fund for the benefit of the respective Holders of the REMIC II Regular Interests and the Class R-II Certificates. The Trustee acknowledges the assignment to it of the right, title and interest of the Depositor in the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-II Certificates.

     SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates.

     The Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the written order of the Depositor, the Class R-II Certificates in authorized denominations.

     SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trust Fund for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

     SECTION 2.09. Execution, Authentication and Delivery of REMIC III Certificates.

     Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

     SECTION 2.10. Execution, Authentication and Delivery of Class L
Certificates.

     The Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the Class L Certificates evidencing the entire beneficial ownership of the Additional Interest. The rights of the holders of the Class L Certificates to receive distributions from the proceeds of the Additional Interest in respect of their Class L Certificates, and all ownership interests evidenced or constituted by the Classes of L Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     SECTION 3.01. Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

     (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer, subject to Section 6.09, each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an Independent Contractor and not that of a joint venture, partner or agent.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any default interest or late payment charge in connection with any payment on a Mortgage Loan.

     (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, late charges, Prepayment Premiums and default interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any interest to accrue on such ARD Mortgage Loan at a rate in excess of the related Mortgage Rate. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any interest to accrue on such ARD Mortgage Loan at a rate in excess of the related Mortgage Rate. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such

Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer, the Trustee or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

     (c) With respect to an ARD Mortgage Loan, notwithstanding any provision herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall have the authority, subject to Section 3.20 hereof, to waive or otherwise modify any Additional Interest due and accruing if the related Mortgagor demonstrates (to the satisfaction of the Master Servicer or the Special Servicer) its ability to prepay the entire principal balance of the related ARD Mortgage Loan and accrued and unpaid interest thereon at the applicable Mortgage Rate, any related and unreimbursed Servicing Advances plus any interest thereon and any Additional Trust Fund Expenses in respect of such Mortgage Loan.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

     (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to:
(i) effect payment of Escrow Payments and comparable items; (ii) reimburse the Master Servicer, the Trustee or the Special Servicer for any Servicing Advances;
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I.

            (b) The Master Servicer shall, as to all Mortgage Loans, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

     (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

     If the Master Servicer or Special Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

     (e) The determination by either the Master Servicer, the Trustee or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and conducted in accordance with the standards of the Appraisal Institute performed pursuant to Section 3.09(a) by the Master Servicer or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

     (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or REMIC III. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Accounts by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed if the related Mortgagor is diligently undertaking such repairs or capital improvements.

     SECTION 3.04. Certificate Account and Distribution Account.

     (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-Off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal of the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including Additional Interest;

          (iii) all Prepayment Premiums;

          (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to
     Section 9.01) received in respect of any Mortgage Loan;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

          (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c).

     The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Sections 3.11(b) and (d) assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

     Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums received on the Mortgage Loans during the related Collection Period and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. All amounts on deposit in the Distribution Account shall remain uninvested.

     In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

          (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

          (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

          (iii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

          (iv) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

     The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

     (c) Prior to the P&I Advance Date relating to any Collection Period in which Additional Interest is received, the Trustee shall establish and maintain the Additional Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class L Certificates or their assignees. The Additional Interest Distribution Account shall be established and maintained as an Eligible Account as part of the Trust Fund but shall not constitute part of REMIC I, REMIC II or REMIC III. On or before the P&I Advance Date related to the applicable Distribution Date, the Master Servicer shall deliver to the Paying Agent for deposit in the Additional Interest Distribution Account an amount equal to the Additional Interest received during the related Collection Period. Following the distribution of any Additional Interest to the Holders of the Class L Certificates on the first Distribution Date after which there are no longer any Mortgage Loans outstanding, the Trustee shall terminate the Additional Interest Distribution Account. All amounts on deposit in the Additional Interest Distribution Account shall remain uninvested.

     SECTION 3.05. Permitted Withdrawals From the Certificate Account and the Distribution Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Paying Agent for deposit (i) in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and (ii) in the Additional Interest Distribution Account the amounts required to be deposited pursuant to
     Section 3.04(c);

          (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Master Servicer's right to reimburse the Trustee and itself, in that order, pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to, amounts that represent Late Collections of interest (net of the related Master Servicing
     Fee) on and principal (net of any related Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Property, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

          (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of principal thereon (provided that no Principal Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer, Special Servicer or Depositor pursuant to Section 9.01);

          (vi) to reimburse the Trustee first and then itself and the Special Servicer on a pari passu basis for any unreimbursed Servicing Advances, the Trustee's, the Master Servicer's or Special Servicer's right, as the case may be, to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to, payments made by the related Mortgagor that are allocable to such Servicing Advance, or from the Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse the Trustee first, and then itself and the Special Servicer on a pari passu basis, for any unreimbursed Advances that have been determined to be Nonrecoverable Advances or to pay, with respect to any Mortgage Loan or REO Loan as to which a Final Recovery Determination has been made, any related earned Master Servicing Fee to itself, that remained unpaid in accordance with clause (iii) above;

          (viii) at such time as it reimburses itself, the Special Servicer or the Trustee for any unreimbursed Advance pursuant to clause (ii), (vi) or
     (vii) above or reimburses the Special Servicer pursuant to Section 3.09 for any unreimbursed Servicing Advance, to pay the Trustee first, and then itself and the Special Servicer on a pari passu basis, out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable;

          (ix) to pay, out of general collections on the Mortgage Loans and any REO Property, for costs and expenses incurred by the Trust Fund pursuant to
     Section 3.09(c);

          (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period;

          (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an Independent Appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

          (xii) to pay, out of general collections on the Mortgage Loans and any REO Properties, itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

          (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the advice of counsel contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.09(c), 3.16(a) and 11.02(a), (C) the cost of an
     Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining the REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

          (xiv) to pay itself, the Special Servicer, the appropriate Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

          (xv) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis in the case of REO Property when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) - (xiv) above.

     The Master Servicer shall pay to the Special Servicer (or to third-party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third-party contractors) or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer (or such third-party contractors) or the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall keep and maintain separate accounting for each Mortgage Loan, on a loan by loan and property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

     (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

          (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

          (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

               (iii) [RESERVED]

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified

     Organization", (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

          (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

          (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

          (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account and the REO Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account or the Certificate Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts and the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the written request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" rating of at least "A" from Standard & Poor's and a comparable rating from at least one other nationally recognized statistical rating agency. The Majority Subordinate Certificateholder may request that earthquake insurance be secured by the Master Servicer or the Special Servicer, as applicable, for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims paying ability rating of at least "A" and "A2" from Standard & Poor's and Moody's, respectively (if then rated by Moody's) (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trust Fund; in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating of "A" and "A2" or better from Standard & Poor's and Moody's, respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating of "A" and "Aa3" or better from Standard & Poor's and Moody's (if then rated by Moody's) respectively, or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating of "A" and "Aa3" or better from Standard & Poor's and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

     For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be, are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

     SECTION 3.08. Enforcement of Alienation Clauses.

     With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and the Master Servicer an Officers' Certificate setting forth the basis for such determination. Neither the Master Servicer nor the Special Servicer shall (a) exercise any such waiver in respect of a due-on-encumbrance provision for any Mortgage Loan or (b) exercise a due on sale provision for any Mortgage Loan that had a Cut-Off Date Balance in excess of 5% of the aggregate Cut-Off Date Balances of all Mortgage Loans without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
Appraisals.

     (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. The Special Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an Appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which Appraisal shall take into account the factors specified in Section 3.18(e), including, without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 3 months in which case such appraisal shall be the Required Appraisal) and thereafter shall obtain a letter update of such Required Appraisal once every 12 months if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a).

     (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property which was performed by an Independent Person who regularly conducts Environmental Assessments and which was performed within six months prior to any such acquisition of title or other action (a copy of such Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

     The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, may be reimbursed to the Special Servicer from the Certificate Account as a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall, as a Servicing Advance, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied.

     (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

     (e) The Special Servicer shall report to the Master Servicer and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the Master Servicer an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

     (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

     SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

     (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Servicing Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

     (b) Additional servicing compensation in the form of (i) late charges, default interest, assumption application fees, modification fees for Mortgage Loan modifications made pursuant to Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (but only insofar as the aggregate of such Prepayment Interest Excesses collected during any Collection Period exceeds the aggregate amount of Prepayment Interest Shortfalls incurred during such Collection Period) and (ii) interest and other income earned on the Certificate Account and to the extent not required to be paid to any Mortgagor under applicable law, interest or other income earned on deposits in the Reserve Accounts and the Servicing Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period). The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

     In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and equal to 0.25% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such

Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01; provided further that if any Person is acting as Special Servicer at such time as any Specially Serviced Mortgage Loan became a Corrected Mortgage Loan and such Person is subsequently terminated as Special Servicer hereunder, and if such Corrected Mortgage Loan was still a Corrected Mortgage Loan at the time of such termination, then such Person shall, following such termination, continue to be entitled to all Principal Recovery Fees payable in respect to such Corrected Mortgage Loan, and no successor Special Servicer shall be entitled to any Principal Recovery Fees payable in respect thereof, in either case unless and until such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or becomes an REO Loan; and provided further that if any Person is terminated as Special Servicer hereunder while the sale of any Specially Serviced Mortgage Loan or REO Property is pending, then (subject to the second preceding proviso) such Person shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Principal Recovery Fee payable in connection with the receipt of the Liquidation Proceeds derived from such sale.

     The Special Servicer's right to receive the Special Servicing Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

     (d) Additional servicing compensation in the form of (i) late charges, default interest, assumption application fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Specially Serviced Mortgage Loan, (ii) fifty percent (50%) of assumption fees collected on all Mortgage Loans and (iii) one hundred percent (100%) of modification fees collected on all Mortgage Loans other than modifications made by the Master Servicer pursuant to Section 3.20(i), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

     SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

     (a) The Special Servicer shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan and, in any event, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or in the case of Mortgage Loans with an initial principal balance of less than $3,000,000, every other calendar year), if the Special Servicer has not already done so in that calendar year pursuant to the preceding sentence. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Special Servicer shall make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Special Servicer at all times after a date no later than 30 days of the related inspection. The Special Servicer shall forward copies of any such inspection reports to the applicable Sub Servicer, the Master Servicer and the Trustee upon request.

     The Special Servicer will, promptly (but in no event later than 60 days) after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to each Rating Agency, the Master Servicer and the Trustee which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

     (b) Not later than 2:00 P.M. on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; (ii) a Comparative Financial Status Report; (iii) a NOI Adjustment Worksheet and (iv) an Operating Statement Analysis. Not later than 2:00 P.M. on the second Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of such Determination Date:
(i) a Historical Loss Estimate Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report; and (iv) a Watch List Report.

     (c) Not later than 12:00 Noon on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (A) the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) the CSSA Property File Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the Comparative Financial Status Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the NOI Adjustment Worksheet received from the Special Servicer pursuant to Section 3.12(b) and (iv) the Operating Statement Analysis received from the Special Servicer pursuant to Section 3.12(b) and (B) the following reports with respect thereto providing the required information as of such Determination Date: (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the Historical Loan Modification Report received from the Special Servicer pursuant to Section 3.12(b); (iv) the REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (v) a Watch List Report; and (vi) a Loan Payoff Notification Report.

     (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement.

     The Special Servicer shall, consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to each of the Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law. With respect to each Mortgaged Property and REO Property the Special Servicer will prepare and deliver an Operating Statement Analysis as set forth in Section 3.12(b) for the related Mortgaged Property or REO Property for or as of the end the prior calendar month together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property.

     Within ten days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Special Servicer shall prepare or update an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

     The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property. The Operating Statement Analysis report for each Mortgaged Property is to be updated by the Special Servicer and such updated report shall be delivered in electronic format to the Trustee within thirty days after receipt by the Special Servicer of updated operating statements for such Mortgaged Property. The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed in electronic format and delivered to the Trustee within thirty days after receipt of the necessary information.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 1999, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before April 30 of each year, beginning April 30, 1999 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Underwriters, the Rating Agencies, the Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the

Closing Date through December 31, 1998) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     SECTION 3.15. Access to Certain Information.

     (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d) and (h) below), the Special Servicer (with respect to the items in clauses (e), (f), (g), (h) and (i) below) and the Trustee to the extent any such items are in its possession, shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of Norwest Bank Minnesota, National Association, at its Corporate Trust Office, except with respect to item (g), which will be maintained at its offices in New York or Minnesota), during normal business hours, for review by any Certificateholder or any person identified by a Holder or its designated agent in writing to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of such an interest, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items:
(a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance, and (i) any operating statements, budgets, rent rolls or financial statements. Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request at the expense of the requesting party and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit W-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit W-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee pursuant to this Section 3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission.

     Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

     (b) The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, pursuant to the terms of one or more written agreements (each an "Internet Disclosure Agreement") that may be entered into after the date hereof, between the Depositor on the one hand and the Trustee or the Master Servicer on the other hand, the Trustee or the Master Servicer, as the case may be, may make available certain information, reports and documents with respect to the Mortgage Loans and the transactions contemplated hereby, including, without limitation, the CSSA Loan File Report, the CSSA Property File Report and the reports contemplated by Section 3.12(c), on the Trustee's or the Master Servicer's internet website. None of the Depositor, the Master Servicer or the Trustee possesses any obligation to enter an Internet Disclosure Agreement. The Trustee and the Master Servicer will not post or disclose information, reports, data files or documents with respect to the Mortgage Loans and the transactions contemplated hereby unless it is expressly permitted to post such information pursuant to the terms hereof or pursuant to the terms of an Internet Disclosure Agreement. Provided that the each of the Master Servicer, the Special Servicer and the Trustee prepare and disseminate all information and reports pursuant to the terms of this Agreement, none of the Master Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of such information or reports.

     If three or more Holders (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     SECTION 3.16. Title to REO Property; REO Account.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the end of such third succeeding calendar year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding calendar year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to exceed $10,000 with respect to each such REO Property or to cover a period of more than twelve months.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially reasonable, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC

     Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(f).

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii), consult with counsel.

     (b) Subject to Section 3.17(a)(iii), if title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), either result in the receipt by REMIC I, REMIC II or REMIC III of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO

Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
     (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

     SECTION 3.18. Sale of Mortgage Loans and REO Properties.

     (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a), 2.02(b) and 9.01.

     (b) Subject to Sections 2.03(a) and 2.02(b), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.

     (c) If the Majority Subordinate Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

     (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than

10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

     The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

     The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

     (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared at the expense of the Trust Fund by an Independent Appraiser, retained by the Special Servicer. (The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person.) Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding. (The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer has informed it that the Special Servicer intends to submit a bid.) Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall be deemed to constitute a fair price.

     (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee for the benefit of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer.

     (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

     (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

     SECTION 3.19. Additional Obligations of Master Servicer.

     The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of (A) aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period over (B) the aggregate amount of Prepayment Interest Excesses collected in connection with Principal Prepayments received during such Collection Period, and (ii) the total amount of Master Servicing Fee received by the Master Servicer during such Collection Period and all servicing compensation in respect of default interest and late charges received by the Master Servicer during such Collection Period.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) Subject to Sections 3.20(b) through 3.20(g) below, the Special Servicer may, on behalf of the Trustee for the benefit of the Trust Fund, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

     (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard.

     (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums, but excluding default interest and amounts payable as additional servicing compensation) payable thereunder;

          (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

          (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released;

          (iv) in the judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a principal prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the sole, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage
Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

     In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the Standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

     In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its scheduled maturity and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease, extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease; (iv) reduce the Mortgage Rate to a rate below the prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer; or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph, and clause (ii) of the third paragraph, of this
Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

     (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

     (f) The Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

     (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

     (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify each Rating Agency, the Trustee and the Underwriters in writing of the request to defease a Mortgage Loan and (c) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such pledge, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2.

     Notwithstanding the above, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), or
(iv) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the ratings then assigned by it to any Class of Certificates.

     (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

          (i) Approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property; and

          (ii) Approving a change of the property manager at the request of the related Mortgagor provided that the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related

Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

     Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

     (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii) and (xxiv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement (except with respect only to those Sub-Servicing Agreements in effect as of the Closing Date subject to the provisions of Section 3.22(d)) without cause and without payment of any penalty or termination fee (except with respect only to those Sub-Servicing Agreements in effect as of the Closing Date as set forth in
Section 3.22(d)); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer, and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

     (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

     (d) In the event of the resignation, removal or other termination of First Union National Bank or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer),
(iii) subject to the terms of the next paragraph, to terminate such Sub-Servicing Agreement without cause and without the requirement to pay any fee related to such termination, provided that no Sub-Servicer under a Sub-Servicing Agreement that was in effect as of March 1, 1998, may be terminated without cause unless it receives Sub-Servicer Termination Compensation, if any, as defined in the Sub-Servicing Agreement for such Sub-Servicer; or (iv) to terminate the Sub-Servicing Agreement if an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or either of the events set forth in clauses (i) or (ii) of the following paragraph has occurred and is continuing, in each case without paying any sub-servicer termination fee. It shall be the corporate obligation (not reimbursable by the Trust Fund or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by clause (iii) of the preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer.

     Each Sub-Servicing Agreement in effect as of March 1, 1998, provides, among other things, that the Master Servicer may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans without paying any fee related to such termination if any of the Rating Agencies (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advise the Master Servicer or the Trustee that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

     SECTION 3.23. Representations, Warranties and Covenants of Master Servicer
                   and Special Servicer.

     (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

          (i) The Master Servicer is a national banking association, duly organized and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

          (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

          (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

          (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this

     Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (x) The Master Servicer possesses all insurance required pursuant to
     Section 3.07(c) of this Agreement.

     (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

          (i) The Special Servicer is a Maryland limited partnership, validly existing and in good standing under the laws of the State of Maryland, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii) Each officer, director and employee of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

          (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (ix) The Special Servicer possesses all insurance required pursuant to
     Section 3.07(c) of this Agreement.

     (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

     (d) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(d) shall constitute an Event of Default pursuant to Section 7.01(xi) and such Event of Default shall be the sole remedy against the Master Servicer for the breach of this covenant.

     (e) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(e) shall constitute an Event of Default pursuant to Section 7.01(xi) and such Event of Default shall be the sole remedy against the Special Servicer for the breach of this covenant.

     SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

     (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based solely on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (viii), in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

          (i) to distributions of interest to the Holders of the Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

          (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date

     (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

          (iv) to distributions to the Holders of the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in accordance with the outstanding Class Principal Balances of each such Classes of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed;

          (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (vi) after the Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

          (viii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

          (ix) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional

     Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

          (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

          (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

          (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xviii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

          (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

          (xxiii) to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

          (xxvi) to distributions of interest to the Holders of Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxvii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxviii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

          (xxix) to distributions of interest to the Holders of Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxx) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 4.01(a));

          (xxxi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed; and

          (xxxii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxi) above.


     (b) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amount on deposit therein that represents Prepayment Premiums actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute such amount, as additional interest, as follows: Until the aggregate Certificate Principal Balance of the Sequential Pay Certificates has been reduced to zero, to the Holders of the Sequential Pay Certificates, in the case of each Class thereof, in an amount equal to the amount of each such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The portion, if any, of the Prepayment Premium remaining after any such payments to the Holders of the Sequential Pay Certificates will be distributed to the Holders of the Class IO Certificates. The "Discount Rate" applicable to any Class of Sequential Pay Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     (c) On each Distribution Date any Additional Interest collected during the related Collection Period and available in the Additional Interest Distribution Account shall be distributed to the Holders of the Class L Certificates.

     (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, to the extent it is not required to dispose of such unclaimed funds otherwise in accordance with applicable state escheatment law, distribute the unclaimed funds to the Class R-I Certificateholder.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository.

     (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (g) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related

Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

          (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the first anniversary following delivery of the second notice, the Paying Agent shall dispose of all unclaimed funds and other assets in accordance with applicable state law.

     (h) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

     (i) All distributions made in respect of any Class of Certificates (other than the Class IO Certificates and the Class L Certificates) on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; all interest distributions made in respect of each Component of the Class IO Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or

9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest corresponding to the Class of Certificates having the same alphabetical and numerical (if any) designation as such Component to the extent of one month's interest accrued at a rate equal to the Pass-Through Rate for such Component on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

     (j) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of the Regular Certificates pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

          (i) as deemed distributions of interest in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

          (ii) as deemed distributions of principal in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

          (iii) as deemed distributions in respect of the REMIC I Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses (with compounded interest), allocated to each such REMIC I Regular Interest.

     Any Prepayment Premium distributed to any Class of Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium was received.

     SECTION 4.02. Statements to Certificateholders; CSSA Loan File Report.

            (a) On each Distribution Date, the Trustee shall forward by mail (or by electronic transmission acceptable to the recipient) to all of the Holders of each Class of Regular Certificates, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer, setting forth:

          (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

          (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

          (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

          (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount for such Distribution Date;

          (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with
     Section 4.03(d) as of the close of business on the related Determination Date and (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

          (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, and (D) as to which foreclosure proceedings have been commenced;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

          (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

          (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

          (xx) the Class Principal Balance of each Class of Regular Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

          (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

          (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

          (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

          (xxiv) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer during the related Collection Period; and

          (xxv) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class R-III Certificates on such Distribution Date.

     In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail to each Certificateholder, the Depositor, the Underwriters; each Rating Agency and any other Person designated in writing by the Depositor (on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report,
(ii) the Historical Loss Estimate Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the

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                                     -111-

Watch List, (vi) a Loan Payoff Notification Report, (vii) a Comparative Financial Status Report, (viii) an Operating Statement Analysis and (ix) an NOI Adjustment Worksheet. The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or by an electronic medium acceptable to the recipient) of the CSSA Loan File Report and the CSSA Property File Report containing information regarding each Mortgaged Property as of the end of the preceding calendar month. The Trustee also shall deliver the CSSA Loan File Report and CSSA Property File Report relating to any Distribution Date by electronic medium (including computer diskette) to each Rating Agency and, upon written request, to either Underwriter and to any Certificateholder or Certificate Owner entitled to receive a hard copy thereof. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

     The Trustee shall deliver a copy of each Comparative Financial Status Report that it receives from the Master Servicer to the Depositor, the Underwriters, and each Rating Agency promptly after its receipt thereof pursuant to Section 3.12(c). Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee shall deliver a copy of each NOI Adjustment Worksheet that it receives from the Master Servicer pursuant to Section 3.12(c) to the Depositor and each Rating Agency. The Trustee shall automatically deliver a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to each Rating Agency and the Underwriters on April 30th of such year. The Trustee shall deliver a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to the Depositor. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(i), (ii), (iii) and (iv) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     On each Distribution Date, the Trustee shall forward to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date.

     If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

     The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     (b) Not later than 1:30 P.M. on the second Business Day following each Determination Date the Master Servicer shall furnish to the Trustee, the Depositor and the Underwriters, by electronic transmission (or in such other form to which the Trustee, the Underwriters or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow not later than the third Business Day following such Determination Date, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date.

     In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CSSA Loan File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan

File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     SECTION 4.03. P&I Advances.

     (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts held in the Certificate Account received after the Determination Date with respect to the related Collection Period or for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, or (ii) if such amounts are insufficient to discharge such obligation, subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 383-9356 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 383-0535 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and
7.02 shall apply.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO

Properties) as of the close of business on the related Determination Date; provided, that, (i) if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and any related Principal Recovery Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (A) the amount of the P&I Advance that would otherwise be required without regard to this clause (ii), multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan.

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination, related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in

Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

     (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay itself and the Trustee out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time compounded annually, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer as of the related P&I Advance Date.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

     (a) On each Distribution Date, prior to the distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Regular Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Regular Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool to be outstanding immediately following such Distribution Date: first, to the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the respective remaining Class Principal Balance of each such Class has been reduced to zero and second, to the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the outstanding Certificate Principal Balances of such Classes of Certificates, until the remaining Class Principal Balance of each such Class has been reduced to zero. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

     (b) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Regular Certificates on any Distribution Date shall be deemed to have first been allocated to the corresponding class of REMIC II Regular Interest with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

     (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

     SECTION 4.05. Calculations.

     The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

     SECTION 4.06. Use of Agents.

     The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility). The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-16; provided, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amount, as the case may be, as of the Closing Date of not less than $1,000 in the case of the Registered Certificates, and not less than $250,000 in the case of the Class F, Class G, Class H, Class J and Class K Certificates, and in each such case in integral multiples of $1 in excess thereof. Neither the Residual Certificates nor the Class L Certificates will have any Certificate Principal Balance or Certificate Notional Amount.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113), may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee (if the Trustee is not the Certificate Registrar), the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

     (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 hereto or as Exhibit F-3 hereto; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the prohibited transactions restrictions of Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided, that (i) such a transfer may be made to an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that the proposed transferee certifies that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may be made with respect to a Class F, Class G, Class H, Class J or Class K Certificate if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification affidavit in the form attached as Exhibit G hereto.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the

          Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a pass-through interest holder".

          (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, but not the obligation, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a qualified purchaser selected by the REMIC Administrator on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information in its possession which is necessary to compute any tax imposed
     (A) as a result of the Transfer of a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
     Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

          (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

               (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

     (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

     SECTION 5.03. Book-Entry Certificates.

     (a) Each Class of Registered Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any

Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master
                   Servicer or Special Servicer.

     Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

     The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; and (ii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000.

     SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                   Special Servicer.

     None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment;

provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach by such party of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall constitute a Servicing Advance, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of
Section 8.05.

     SECTION 6.04. Resignation of Master Servicer and the Special Servicer;
                    Assignment of Rights and Obligations

     The Master Servicer and, subject to Section 6.09, the Special Servicer shall resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of

Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. Each of the Master Servicer and the Special Servicer shall have the right to resign at any other time and to assign its rights and obligations pursuant to this Agreement to a third party; provided, that, with respect to the successor to either the Master Servicer or the Special Servicer, (i) each of the Rating Agencies confirms in writing that the successor's appointment or the assignment by the Master Servicer or Special Servicer, as the case may be, will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning or assigning party pays all costs and expenses in connection with such transfer, (iii) the successor accepts appointment prior to the effectiveness of such resignation; and (iv) in the event of assignment by the Master Servicer to a third party, such third party satisfies all of the requirements for a successor Master Servicer set forth in
Section 7.02(a).

     Consistent with the foregoing and except as provided in the preceding paragraph, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections
3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder unless the requirements for resignation set forth in the immediately preceding paragraph are met. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall, except as otherwise provided herein, be payable to such successor.

     SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
                   and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, each of the Master Servicer and, to the extent relevant to the performance of the Special Servicer's duties hereunder, the Special Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the

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                                     -128-


Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
                   with Trustee.

     The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
                   Master Servicer.

     The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                   Special Servicer.

     The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.09. Designation of Special Servicer by the Controlling Class.

     The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. Notwithstanding the foregoing, with respect to any Specially Serviced Mortgage Loan in respect of which the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class owns an economic interest in the related Mortgagor or is the lender of partnership debt to the related Mortgagor (the "Interested Holders"), the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Class of Sequential Pay Certificates (which meets the criteria set forth in clauses (a) and (b) of the definition of Controlling Class and the majority of the Voting Rights allocated thereto are not held by Interested Holders) shall appoint one or more Persons to act as alternative special servicer or alternative special servicers (in each case meeting the

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                                     -129-


requirements set forth in Section 6.02) with respect to such Specially Serviced Mortgage Loans and vest in such Person or Persons, in such capacity, such powers, duties and obligations of the Special Servicer with respect to such Specially Serviced Mortgage Loans, and such Holder or Holders shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Trustee. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. Any costs or expenses incurred in connection with the replacement by such Holder or Holders of any Special Servicer previously appointed by such Holder or Holders, for which the circumstances of such replacement are other than those resulting from the resignation or termination of the Special Servicer pursuant to Sections 6.04 and 7.01, respectively, or the appointment of an alternative special servicer shall be borne by the Controlling Class. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity the Trustee shall utilize its best efforts to designate a successor Special Servicer meeting the requirements set forth in Sections 6.02 and 7.02. The designated Person shall become the Special Servicer on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person and (ii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms (subject to customary bankruptcy and insolvency qualifications). Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning or terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, including, without limitation, any Principal Recovery Fee or proportionate share thereof, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                   Certificate.

     The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with the same rights it would have (except as otherwise set forth in the definition of "Certificateholder") if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within fifteen (15) days, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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                                     -131-


                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Additional Interest Distribution Account or the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or distributed by it under this Agreement; provided, however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

          (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement; or

          (iii) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

          (iv) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (viii) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

          (ix) the Trustee shall have received a written notice from a Rating Agency (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer as the case may be) to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be qualified, downgraded or withdrawn and the Trustee shall not have received a subsequent notice from such Rating Agency (within 90 days of receipt of the first notice) indicating anything to the contrary (and upon the 91st day the provisions of Section 7.01(b) shall apply); or

          (x) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account by 4:00 p.m. on any P&I Advance Date, the full amount of P&I Advances required to be made on such date; provided, however, that if such failure to remit by 4:00 p.m. on any P&I Advance Date occurs only once in any consecutive twelve month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

          (xi) the Master Servicer or the Special Servicer shall breach the covenant set forth in Section 3.23(d) or 3.23(e), respectively.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

     (b) If any Event of Default described in clauses (i)-(viii) and clause (xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause
(ix) or (x) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto) and the Rating Agencies, terminate all of the rights (except as set forth below) and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to

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                                     -134-

effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

     (c) The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) in the case of the Master Servicer, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, the Additional Interest Distribution Account or a Servicing Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Master Servicer with respect to any Mortgage Loan or (ii) in the case of the Special Servicer, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account or a Servicing Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

     (d) Any cost or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer or the Trustee pursuant to Section 7.01(c) shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(x) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by a Responsible Officer of the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

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                                     -135-


     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(x), the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances; and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has written notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses
(i), (ii) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered
in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except with respect to an Event of Default pursuant to Section 7.01(a)(ix) for which the sole remedy shall be the termination of the Master Servicer (other than any obligations of the Master Servicer pursuant to Section 7.02) and as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Except as expressly provided in Article VIII, under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II) to the extent specifically set forth herein, shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

     SECTION 8.02. Certain Matters Affecting Trustee.

     Except as otherwise provided in Section 8.01.

     (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

     (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

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                                     -140-


     (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

     (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

     (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

     (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

     SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                   Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

     (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee shall accrue from time to time at a rate equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Principal Balance of the Certificates. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The

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                                     -142-


provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06.     Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by each Rating Agency other than Moody's and "Aa3" by Moody's or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the

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                                     -143-


Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail, if the Trustee is the Paying Agent (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b) or 4.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

     SECTION 8.12. Appointment of Authenticating Agents.

     (a) The Trustee may appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The initial Authenticating Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.13. Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each of Standard & Poor's and Moody's, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The Trustee may enter into agreements to appoint a Paying Agent which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the

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                                     -148-

Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

     SECTION 8.14. Appointment of REMIC Administrators.

     (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17 and 10.01 herein. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.

     (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

     (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.15. Access to Certain Information.

     The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     SECTION 8.16. Representations, Warranties and Covenants of Trustee.

     (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

          (vii) Any consent, approval, authorization or order of any court or governmental agency or body rIequired for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

     (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

     SECTION 8.17. Reports to the Securities and Exchange Commission; Available
                   Information.

     The Depositor shall prepare for filing, and the Trustee shall execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Master Servicer or the Special Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer or the Special Servicer, as the case may be, together with any interest accrued and payable to the Master Servicer or the Special Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, or
(ii) the Rated Final Distribution Date specified in Section 10.01(e).

     The Depositor, the Master Servicer or the Special Servicer may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be

                                      -153


terminated in connection with the Master Servicer's, the Special Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon written confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer (or its designee), the Special Servicer or the Depositor (or its designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or Depositor's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month to the extent a Responsible Officer of the Trustee has knowledge of such termination, but in any event not less than five days prior to such final Distribution Date, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

     Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

          (i) to distributions of interest to the Holders of the Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount equal to the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date;

          (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount equal to the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date;

          (iv) to distributions to the Holders of the Class A-1 and Class A-2 Certificates, in an amount equal to, and pro rata in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such Holders for such Realized Losses and Additional Trust Fund Expenses, if any;

          (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (vi) after the Class Principal Balance of the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

          (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

          (viii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ix) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

          (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

          (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

          (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

          (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

          (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

          (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xviii) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

          (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

          (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxi) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

          (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

          (xxiii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

          (xxv) to distributions to the Holders of the Class H, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

          (xxvi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxvii) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

          (xxviii) to distributions to the Holders of the Class J, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

          (xxix) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxx) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

          (xxxi) to distributions to the Holders of the Class K, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed; and

          (xxxii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxi) above.

     Any Prepayment Premiums on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Regular Certificates, and any Additional Interest on deposit in the Additional Interest Distribution Account as of the final Distribution Date shall be distributed to the Holders of Class L Certificates, in accordance with Sections 4.01(b) and 4.01(c), respectively. Anything in this Section 9.01 to the contrary notwithstanding, the Holders of Class L Certificates shall receive that portion of the Additional Interest on deposit in the Additional Interest Distribution Account, as its interest may appear. Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If, within one year after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-I Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject thereto (to the extent it is not required to dispose of such unclaimed funds and assets otherwise in accordance with applicable state escheatment law.)

     All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(j).

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Depositor, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC
III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Special Servicer or the Depositor, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee, the REMIC Administrator and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained by the purchasing party at the expense of such purchasing party;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Depositor, as applicable, for cash; and

          (iii) at the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

     SECTION 10.01. REMIC Administration.

     (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates (or in the case of the Class IO Certificates, each of its Components) are hereby designated as "regular interests" (within the meaning of
Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

     (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

     (d) Each Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided, that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

     (e) Solely for purposes of Treasury Regulations Sections
1.860G-1(a)(4)(iii), February 15, 2030, has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Certificates (or in the case of the Class IO Certificates, each of its Components).

     (f) The Trustee shall pay any and all ordinary tax-related expenses of any of REMIC I, REMIC II or REMIC III from the Trust Fund. Any taxes, penalties, interest or extraordinary expenses including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any of REMIC I, REMIC II or REMIC III that involve the Internal Revenue Service or state or local taxing authorities will (to the extent not payable by a specified Person pursuant to Section 10.01(j)) be expenses of the Trust Fund.

     (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The ordinary expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

     (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

     (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition, except as provided in Section 3.17(a)(iii), an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instruments of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (ii)-(vi) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

     (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

     (1) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit:
(i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by
Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or

REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (n) Except in connection with Section 3.17(a)(iii), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor, to the extent it is within its control, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided, that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment will not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates.

     (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

     (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, and without receiving notice to the contrary from Holders of Certificates entitled to at least 25% of the Voting Rights, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of law principles.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: the Secretary, with a copy to the treasurer, facsimile number: 212-449-0735; (ii) in the case of the Master Servicer, First Union National Bank, First Union Capital Markets Group, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-1075, Attention: Merrill Lynch Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number: 704-383-9356; (iii) in the case of the Special Servicer, CRIIMI MAE Services Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Legal Department - Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, facsimile number 410-884-2360; and (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: CMBS Monitoring; facsimile number: 212-553-1350; and (B) Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number: 212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Grant of a Security Interest.

     The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

     SECTION 11.08. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other Person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement on the Closing Date shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22(d), provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.08 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.08) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.08. This Agreement may not be amended in any manner that would adversely affect its rights as a third party beneficiary without its consent.

     SECTION 11.09. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.10. Notices to and From Rating Agencies.

     (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Master Servicer or the Special Servicer;

          (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan Sellers pursuant to either of the Mortgage Loan Purchase Agreements;

          (v) any change in the location of the Distribution Account or the Additional Interest Distribution Account; and

          (vi) the final payment to any Class of Certificateholders.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee; and

          (ii) any change in the location of the Certificate Account.

     (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege attached to such information. The Special Servicer may attach any reasonable disclaimer it deems appropriate to such information.

     (d) To the extent applicable and not previously delivered, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

          (i) each of its annual statements as to compliance described in
     Section 3.13;

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

          (iii) any Officers' Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08; and

          (iv) each of its inspection reports described in Section 3.12(a) and the statements and reports described in Section 3.12(b), 3.12(c) and 3.12(d).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 3.15 and Section 4.02(a) and
(ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

     SECTION 11.11. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                              MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                              By: /s/ BRUCE ACKERMAN
                                  ----------------------------------------
                              Name:  Bruce Ackerman
                              Title: Authorized Signatory

                              FIRST UNION NATIONAL BANK
                                    Master Servicer

                              By: /s/ TIMOTHY S. RYAN
                                  ----------------------------------------
                              Name:  Timothy S. Ryan
                              Title: Vice President

                              CRIIMI MAE SERVICES LIMITED PARTNERSHI
                                    Special Servicer

                              By: CRIIMI MAE SERVICES, INC.
                                    Its general Partner

                              By: /s/ DAVID B. IONNAVONE
                                  ----------------------------------------
                              Name:  David B. Ionnavone
                              Title: Senior Vice President/General Counsel

                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                    Trustee

                              By: /s/ RONALD M. FELDMAN
                                  ----------------------------------------
                              Name:  Ronald M. Feldman
                              Title: Vice President

                                   EXHIBIT A-1
                          FORM OF CLASS A-1 CERTIFICATE

                 CLASS A-1 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate: _____% per annum                      A-1 Certificates as of the Closing
                                            Date: $___________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class A-1
                                            Certificate as of the Closing Date:
                                            $-----------

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $-----------
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the

Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By: _____________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
                                      as Authenticating Agent


                                      By: _____________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                   -------------------------------------
                                   Signature by or on behalf of Assignor

                                   -------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made

payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is prvided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-2
                          FORM OF CLASS A-2 CERTIFICATE

                 CLASS A-2 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate:  _____% per annum                     A-2 Certificates as of the Closing
                                            Date: $___________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class A-2
                                            Certificate as of the Closing Date:
                                            $-----------

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $-----------
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No. ____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, , THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-1 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the

Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
                                      as Authenticating Agent

                                      By: ______________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                   -------------------------------------
                                   Signature by or on behalf of Assignor

                                   -------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made

payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is prvided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-3
                          FORM OF CLASS IO CERTIFICATES

                 CLASS IO MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through
Rate: Variable

Date of Pooling and Servicing               Aggregate Certificate Notional
Agreement:  March 1, 1998                   Amount of the Class IO Certificates
                                            as of the Closing Date:
                                            $-------------

Closing Date:  March 27, 1998               Certificate Notional Amount of this
                                            Class IO Certificate as of the
                                            Closing Date: $-------------

First Distribution Date:                    Aggregate Stated Principal Balance
April 16, 1998                              of the Mortgage loans as of the
                                            Cut-Off Date $_____________

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No. _______________


     THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES A BENEFICIAL OWNERSHIP INTEREST IN ELEVEN "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO Certificate in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO Certificates will be made by Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class IO Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    as Certificate Registrar

                                    By _________________________________________
                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Authenticating Agent

                                      By: ______________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:
                                   -------------------------------------
                                   Signature by or on behalf of Assignor

                                   -------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made

payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is prvided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-4
                           FORM OF CLASS B CERTIFICATE

              FORM OF CLASS B MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                       Class Principal Balance of the Class
Rate:  Variable                            B Certificates as of the Closing
                                           Date:  $__________

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  March 1, 1998                  of this Class B
                                           Certificate as of the Closing Date:
                                           $___________

Closing Date:  March 27, 1998              Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Cut-Off Date:
                                           $___________
First Distribution Date:
April 16, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services
Limited Partnership

Certificate No. 1                          CUSIP No. ___________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, AND THE CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFEREED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), (or any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class B Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class B Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class B Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

     No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the

Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    as Certificate Registrar


                                    By:
                                       ----------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    as Authenticating Agent


                                    By:
                                       -----------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                              -------------------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

_____________________________________________________________ for the account of

__________________________________________________________________.


     Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to ______________________

_______________________________________________________________________________.


            This information is provided by ____________________, the Assignee named above, or _____________________, as its agent.

                                   EXHIBIT A-5
                           FORM OF CLASS C CERTIFICATE

              FORM OF CLASS C MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Initial Pass-Through                       Class Principal Balance of the Class
Rate:  Variable                            C Certificates as of the Closing
                                           Date:  $__________

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  March 1, 1998                  of this Class C  Certificate as of
                                           the Closing Date: $____________

Closing Date:  March 27, 1998              Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Cut-Off Date:
                                           $_____________
First Distribution Date:
April 16, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services
Limited Partnership

Certificate No. 1                          CUSIP No. ___________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, CLASS A-2 AND CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), (or any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class C Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class C Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of the transfer of a Class C Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

     No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the

Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  March 27, 1998

                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    as Certificate Registrar


                                    By:
                                       -------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned Agreement.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                    as Authenticating Agent


                                    By:
                                       -----------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                              __________________________________________________
                              Signature by or on behalf of Assignor


                              __________________________________________________
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to
________________________________________________________________________________

_____________________________________________________________ for the account of

_______________________________________________________________________________.


     Distributions made by check (such check to be made payable to

____________________________________________________) and all applicable statements and notices should be mailed to ____________________________________

___________________________________________________________________________.

            This information is provided by ____________________, the Assignee named above, or _____________________, as its agent.

                                   EXHIBIT A-6
                           FORM OF CLASS D CERTIFICATE

                  CLASS D MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the
Rate:  Variable                             Class D Certificates as of the
                                            Closing Date: $__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class D
                                            Certificate as of the Closing Date:
                                            $__________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $__________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                           CUSIP No. ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS D CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class D Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class D Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class D Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

     No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                              NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                              as Certificate Registrar

                              By: _______________________
                                    Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                              NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                              as Authenticating Agent

                              By: ______________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:

                        _____________________________________
                        Signature by or on behalf of Assignor

                        _____________________________________
                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

_____________________________________________________________ for the account of

_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to ___________) and all applicable statements and notices should be mailed to __________________

_______________________________________________________________________________.


      This information is provided by _________________________, the Assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-7
                           FORM OF CLASS E CERTIFICATE

                  CLASS E MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the
Rate:  Variable                             Class E Certificates as of the
                                            Closing Date: $__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class E
                                            Certificate as of the Closing
                                            Date:  $_____________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $___________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. ______________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO THIS REGISTRATION OF TRANSFER OF A CLASS E CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT

CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $___________ PER $1,000 OF INITIAL CERTIFICATE BALANCE AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the

"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class E Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holders hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of a Class E Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of a Class E Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

     No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this

Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Certificate Registrar

                                      By: ______________________________
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Authenticating Agent

                                      By: ______________________________
                                              Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                 _____________________________________
                                 Signature by or on behalf of Assignor

                                 _____________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to __________________

_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-8
                           FORM OF CLASS F CERTIFICATE

                  CLASS F MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the
Rate: _____% per annum                      Class F Certificates as of the
                                            Closing Date: $___________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class F
                                            Certificate as of the Closing
                                            Date:  $_________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $__________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. ______________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS F CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the

"Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class F Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or

Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates;

however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION
                                      as Certificate Registrar

                                      By: ____________________________
                                              Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION
                                      as Authenticating Agent

                                      By: ____________________________
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

_______________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                 _____________________________________
                                 Signature by or on behalf of Assignor

                                 _____________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


            Distributions made by check (such check to be made
payable to ___________________________)  and  all   applicable   statements  and
notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS G CERTIFICATE

                  CLASS G MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate: _____% per annum                      G Certificates as of the Closing
                                            Date:
                                            $______________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class G
                                            Certificate as of the Closing
                                            Date:  $_________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $_______________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. ______________
CRIIMI MAE Services Limited Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS G CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the

"Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All Distributions made under the Agreement on this Class G Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or

Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates;

however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authenticating Agent


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                 _______________________________________________
                                 Signature by or on behalf of Assignor


                                 _______________________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to ____________________________________________

________________________________________________________________________________

for the account of______________________________________________________________

_____________________________________________________________________.




     Distributions made by check (such check to be made payable to

_______________________________________) and all applicable statements and notices should be mailed to _______________________________________________

_______________________________________________________.




     This information is provided by ______________________________________,

the Assignee named above, or ____________________________, as its agent.

                                  EXHIBIT A-10
                           FORM OF CLASS H CERTIFICATE

                   CLASS H MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate: _____% per annum                      H Certificates as of the Closing
                                            Date: $______________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class H
                                            Certificate as of the Closing
                                            Date:  $___________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $_______________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. ______________
CRIIMI MAE Services Limited Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS H CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services

Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class H Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                       By:
                                          --------------------------------------
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authenticating Agent

                                      By:
                                         ---------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                 _______________________________________________
                                 Signature by or on behalf of Assignor

                                 _______________________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to______________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.



     Distributions made by check (such check to be made payable to

____________________________________________) and all applicable statements and notices should be mailed to ____________________________________.


     This information is provided by ________________________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11
                           FORM OF CLASS J CERTIFICATE

                   CLASS J MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate:  _____% per annum                     J Certificates as of the Closing
                                            Date: $__________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class J
                                            Certificate as of the Closing
                                            Date:  $_________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $______________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. _______________
CRIIMI MAE Services Limited Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS J CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services

Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class J Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998


                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authenticating Agent


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                 _______________________________________________
                                 Signature by or on behalf of Assignor

                                 _______________________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise,

in immediately available funds, to _____________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.




     Distributions made by check (such check to be made payable to

________________________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.

     This information is provided by __________________________________________,

the Assignee named above, or ____________________________, as its agent.

                                  EXHIBIT A-12
                           FORM OF CLASS K CERTIFICATE

                  CLASS K MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through                                Class Principal Balance of the Class
Rate:  _____% per annum                     K Certificates as of the Closing
                                            Date: $_________

Date of Pooling and Servicing               Initial Certificate Principal
Agreement:  March 1, 1998                   Balance of this Class K
                                            Certificate as of the Closing
                                            Date: $_________

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $_________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:                           CUSIP No. _______________
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN); PROVIDED, THAT (a) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (b) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS K CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MARCH 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED FEBRUARY 25, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MARCH 19, 1998 RELATING TO THIS CERTIFICATE) OF 0% AND THAT THE ARD LOANS ARE REPAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AS SET FORTH IN SUCH PROSPECTUS SUPPLEMENT (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class K Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit
F-2 or

Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates;

however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar

                                      By: ______________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:
                                   _____________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made

payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13
                           FORM OF CLASS L CERTIFICATE

                  CLASS L MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in the Additional Interest included in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                            Percentage Interest evidenced by
                                            this Class L Certificate: _____%

Date of Pooling and Servicing
Agreement:  March 1, 1998

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date:
                                            $___________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE EVIDENCES AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE ADDITIONAL INTEREST DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN).

     This certifies that _________________ is the registered owner of the Percentage Interest on the face of this Certificate specified in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class L Certificate will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to the Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries of the Additional Interest paid on certain of the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

     Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class L Certificates are issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L

Certificates in evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and upon acquisition of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of a portion of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 28, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By: ______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By: ______________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:
                                   _____________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.


     Distributions made by check (such check to be made

payable to _________________________) and all applicable statements and notices should be mailed to ____________________________________________________

_______________________________________________________________________________.


     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14
                          FORM OF CLASS R-I CERTIFICATE

                 CLASS R-I MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  March 1, 1998                   this Class R-I Certificate:  _____%

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date: $___________

First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC I REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-I CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date") (provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-I Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

     No Transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities
Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No Transfer of a Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-1 Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-1 Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By: ______________________________________
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authentication Agent


                                      By: ______________________________________
                                          Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:
                                   _____________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall be made by check payable to ___________________________

________________________________________________________________________________

and mailed to __________________________________________________________________

     Applicable statements and notices should be mailed to ____________________

_______________________________________________________________________________.


     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-15
                         FORM OF CLASS R-II CERTIFICATE

                  CLASS R-II MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  March 1, 1998                   this Class R-II Certificate:  _____%

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans
                                            as of the Cut-Off Date: $___________

First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services Limited Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ALL OF THE REMIC II REGULAR INTERESTS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-II CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX-RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (obtained by dividing the principal amount of this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-II Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-II Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates as authorized in the Agreement, evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

     No Transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the

Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No Transfer of a Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted

Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authenticating Agent


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

Dated:


                                 _______________________________________________
                                 Signature by or on behalf of Assignor

                                 _______________________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

     Distributions shall be by check made payable to ___________________________

________________________________________________________________________________

and mailed to _________________________________________________________________.


            Applicable statements and notices should be mailed to ______________

________________________________________________________________________________

_______________________________________________________________________________.


     This information is provided by __________________________________________,

the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-16
                         FORM OF CLASS R-III CERTIFICATE

                 CLASS R-III MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing               Percentage Interest evidenced by
Agreement:  March 1, 1998                   this Class R-III Certificate: _____%

Closing Date:  March 27, 1998               Aggregate Stated Principal
                                            Balance of the Mortgage Loans as of
                                            the Cut-Off Date: $________________
First Distribution Date:
April 16, 1998

Master Servicer:                            Trustee:
First Union National Bank                   Norwest Bank Minnesota, National
                                            Association

Special Servicer:
CRIIMI MAE Services
Limited Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, AND CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE PROHIBITED TRANSACTIONS RESTRICTIONS OF
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO ITS REGISTRATION OF TRANSFER OF A CLASS R-III CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE THE PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE TO EXECUTE A CERTIFICATION SUBSTANTIALLY IN THE FORM OF EXHIBIT G TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN,

INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that Merrill Lynch, Pierce, Fenner & Smith is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (obtained by dividing the principal amount of this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, hereinafter called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date")(provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the related Determination Date), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of this Class R-III Certificate on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-III Certificates are issuable in fully registered form only without coupons, representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates as authorized in the Agreement evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

     No Transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer of any R-II Certificate is to be without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 or Exhibit F-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate

Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a Transfer shall, and upon acquisition of its Class R-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No Transfer of a Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without rotation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of Transfer of a Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective Transferee of such Certificate to execute a certification substantially in the form of Exhibit G to the Agreement.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that doing so will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the

United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a but sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  March 27, 1998

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                      as Authenticating Agent


                                      By:
                                         ---------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                 _______________________________________________
                                 Signature by or on behalf of Assignor

                                 _______________________________________________
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall be by check made payable to ___________________________

________________________________________________________________________________

and mailed to ________________________________________________________________.


            Applicable statements and notices should be mailed to _____

________________________________________________________________________________

_______________________________________________________________________________.


     This information is provided by __________________________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT B


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                               ADDRESS                                   CITY           STATE      ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  100       10000 Old Katy Road Office/Service Center   10000 Old Katy Road                       Houston          TX        77055
  101       1031 South Santa Fe Avenue                  1031 South Santa Fe Avenue                Vista            CA        92083
  102       200 South La Brea Retail Center             200 South La Brea Avenue                  Los Angeles      CA        90036
  103       3000/3100 Carlisle Buildings                3000/3100 Carlisle                        Dallas           TX        75204
  104       380/400 Woodview Avenue                     380/400 Woodview Avenue                   Morgan Hill      CA        95037
  105       518 Raymond Avenue                          518 Raymond Avenue                        Santa Monica     CA        90405
  106       524 Raymond Avenue                          524 Raymond Avenue                        Santa Monica     CA        90405
  107       650 Selig Drive Facility                    650 Selig Drive                           Atlanta          GA        30041
  108       8000 Centre Park                            8000 Centre Park Drive                    Austin           TX        78754
  109       AAAAA Rent-A-Space  -  Hayward              24700 Mission Blvd                        Hayward          CA        94544
  110       Antioch Ramada Inn                          2436 Mahogany Way                         Antioch          CA        94507
  111       Applewood Grove Shopping Center             1975 Youngfield Street                    Golden           CO        80401
  112       Arbor Oaks Apartments                       3434 & 3500 West Little York              Houston          TX        77091
  113       Atrium at Chesterfield                      16305 Swingley Ridge Drive                St. Louis        MO        63017
  114       Avondale Apartments                         1st Avenue and Route 41                   Avondale         PA        19311
  115       Bay Pointe South Apartments                 4613 Bayshore Drive                       Naples           FL        34112
  116       Belcourt Apartments                         3117 North 7th Avenue                     Phoenix          AZ        85013
  117       Best Western-LaPorte                        705 Hwy I-45 South                        La Porte         TX        77571
  118       Best Western - Pearl                        257 S Pearson Road                        Pearl            MS        39208
  119       Best Western Anahiem Hills                  5710 East La Palma Avenue                 Anaheim          CA        92807
  120       Brea Plaza                                  1555-1643 Imperial Hwy/
                                                          409-477 Associated Road                 Brea             CA        92621
  121       Briarbend Apartments                        349 Briarbend                             New Braunfels    TX        78130
  122       Briergreen Apartments                       3 Saw Grass Road                          Charleston       SC        29412
  123       Broadmoor Mobile Home Park                  55 West Washington Street                 Yakima           WA        98903
  124       Butler Pike Office Building                 4070 Butler Pike                          Plymouth         PA        19444
  125       Cambridge Park Apts                         2259 Bonaparte Blvd.                      Montgomery       AL        36116
  126       Canyon Crest Shopping Center                Canyon Crest & Central Ave                Riverside        CA        92507
  127       Carlsbad Inn                                3075 Carlsbad Boulevard                   Carlsbad         CA        92008
  128       Carlsbad Ramada Inn                         751 Macadamia Drive                       Carlsbad         CA        92009
  129       Cedar Apartments                            424-534 37th Street SE                    Auburn           WA        98002
  130       Cedars Apartments                           403 Longmire                              Conroe           TX        77304
  131       Cedarvale Highlands                         3908/3916/3924 Beau d'Rue Dr.             Eagan            MN        55122
  133       Chambers Cove Apartments                    201-272 Chambers Cove Drive               Macon            GA        31206
  134       Chandler Village Phase I & II               NE Corner Chandler Blvd @ 54th St.        Chandler         AZ        85226
  135       Charles-Orms Building                       10 Orms Street                            Providence       RI        02904
  136       Chateau De Vie Apartments                   1521  Reagan Hill                         Austin           TX        78752
  137       Chelsea Mini Storage                        224 12th Street                           New York         NY        10001
  138       Cimarron Pointe Apartments                  8301 North Council Road                   Oklahoma City    OK        73132
  139       Clarkstown Executive Park                   704 & 706 Executive Blvd./
                                                          612 & 614 Corporate Way                 Valley Cottage   NY        10989
  140       Comfort Inn - Dallas                        8901 East R L Thornton Freeway            Dallas           TX        75228
  141       Comfort Inn - Greenwood                     1215 E.Highway 72 Bypass                  Greenwood        SC        29649
  142       Comfort Inn - Indiana                       3801 N. Frontage Road                     Michigan City    IN        46360
  143       Comfort Inn - Vicksburg                     3959 East Clay Street                     Vicksburg        MS        39180
  144       Comfort Inn Jackson                         2800 Greenway Drive                       Jackson          MS        39204
  145       Comfort Inn Ruston                          1801 N Service Road                       Ruston           LA        71270
  146       Comfort Suites - Stafford                   4820 Techniplex Drive                     Stafford         TX        77477



                                                             REMAINING
CONTROL           CUT-OFF DATE      MONTHLY       GROSS     ------------    MATURITY/ARD    GROUND          BALLOON/ARD/
 NUMBER             BALANCE         PAYMENT       RATE      TERM   AMORT       DATE        LEASE         FULLY AMORTIZING
-------------------------------------------------------------------------------------------------------------------------
  100             2,730,161.67     21,682.38      8.250      113    293      08/01/2007       No               Balloon
  101               976,665.13      7,639.22      8.000      117    297      12/01/2007       No               Balloon
  102             5,238,721.73     37,466.63      7.710      117    357      12/01/2007       No               Balloon
  103             1,989,223.34     15,343.70      7.930      115    295      10/01/2007       No               Balloon
  104             2,096,001.55     14,488.64      7.260       82    358      01/01/2005       No               HyperAm
  105             1,023,900.59      7,677.98      7.490      175    295      10/01/2012       No               Balloon
  106             1,033,841.40      7,752.52      7.490      175    295      10/01/2012       No               Balloon
  107             6,585,217.39     49,332.88      7.630      178    298      01/01/2013       No               Balloon
  108             3,202,341.25     24,169.07      7.850      116    320      11/01/2007       No               Balloon
  109             3,393,201.20     26,989.31      8.330      298    298      01/01/2023       No          Fully Amortizing
  110             2,532,591.98     23,049.45      9.010      113    233      08/01/2007       No               HyperAm
  111             2,252,034.76     17,237.43      7.750      117    297      12/01/2007       No               Balloon
  112             2,992,591.28     21,158.49      7.480      177    357      12/01/2012       No               Balloon
  113            13,485,479.70     93,476.85      7.280      117    357      12/01/2007       No               HyperAm
  114             1,074,276.87      8,519.52      8.780      111    351      06/01/2007       No               Balloon
  115             4,776,012.97     34,520.56      7.790      113    353      08/01/2007       No               Balloon
  116             3,161,678.32     25,896.78      8.560       48    288      03/01/2002       No               Balloon
  117             1,341,074.68     11,985.58      8.690      236    236      11/01/2017       No          Fully Amortizing
  118             1,691,212.92     14,656.32      8.290      237    237      12/01/2017      Yes          Fully Amortizing
  119             2,155,295.52     18,564.48      8.250      239    239      02/01/2018      Yes          Fully Amortizing
  120            13,193,866.61     99,521.55      8.010       79    325      10/01/2004       No               Balloon
  121             1,296,969.38      8,912.42      7.300      117    357      12/01/2007       No               Balloon
  122             3,139,459.73     22,039.00      7.400      116    356      11/01/2007       No               Balloon
  123             2,844,506.86     19,486.24      7.170      118    358      01/01/2008       No               Balloon
  124             2,096,076.13     14,692.33      7.400      118    358      01/01/2008       No               HyperAm
  125             3,497,970.15     27,635.90      7.560      260    260      11/01/2019       No          Fully Amortizing
  126            18,964,066.65    131,744.78      7.310      118    358      01/01/2008       No               HyperAm
  127             3,975,001.18     35,348.43      8.750      116    236      11/01/2007       No               HyperAm
  128             3,976,960.84     36,194.84      9.010      113    233      08/01/2007       No               HyperAm
  129             1,376,411.09      9,436.50      7.170      117    357      12/01/2007       No               Balloon
  130             2,245,651.49     15,352.90      7.150      118    358      01/01/2008       No               Balloon
  131             2,927,347.12     21,062.52      7.750      114    354      09/01/2007       No               Balloon
  133             2,145,273.70     16,589.35      7.830      114    294      09/01/2007       No               Balloon
  134             2,338,090.46     18,622.90      8.310      115    295      10/01/2007       No               Balloon
  135             3,934,687.24     29,730.59      8.270      114    354      09/01/2007       No               Balloon
  136             1,782,058.45     13,496.89      7.730       80    296      11/01/2004       No               Balloon
  137            16,047,887.96    150,053.42      7.380      177    177      12/01/2012       No          Fully Amortizing
  138             5,378,367.21     37,170.05      7.350      116    356      11/01/2007       No               Balloon
  139            11,238,226.77     86,020.93      7.840      115    295      10/01/2007       No               Balloon
  140             1,391,531.21     12,605.17      9.010      236    236      11/01/2017       No          Fully Amortizing
  141             1,692,325.97     15,317.21      9.020      237    237      12/01/2017       No          Fully Amortizing
  142             1,490,196.96     13,426.34      8.800      236    236      11/01/2017       No          Fully Amortizing
  143             2,188,628.49     18,967.00      8.290      237    237      12/01/2017       No          Fully Amortizing
  144             2,576,612.61     22,329.34      8.290      237    237      12/01/2017       No          Fully Amortizing
  145             2,089,145.37     18,104.87      8.290      237    237      12/01/2017       No          Fully Amortizing
  146             1,990,058.03     17,041.31      8.250      117    237      12/01/2007       No               HyperAm



CONTROL        SERVICING            MORTGAGE                                                   INTEREST           CROSS
 NUMBER        FEES (1)            LOAN SELLER         SUBSERVICER            DEFEASANCE       ACCRUAL          DEFAULTED
-------------------------------------------------------------------------------------------------------------------------
  100            0.095                 MLMC            First Union                              30/360
  101            0.125                 MLMC            MLCC                                   Actual/360
  102            0.095                 MLMC            L.J. Melody                              30/360
  103            0.095                 MLMC            First Union                              30/360
  104            0.095                 MLMC            L.J. Melody                            Actual/360
  105            0.095                 MLMC            First Union                            Actual/360
  106            0.095                 MLMC            First Union                            Actual/360
  107            0.095                 MLMC            L.J. Melody                              30/360
  108            0.095                 MLMC            First Union                            Actual/360
  109            0.125                 MLMC            MLCC                                     30/360
  110            0.095                 MLMC            First Union                              30/360
  111            0.095                 MLMC            First Union                            Actual/360
  112            0.095                 MLMC            First Union                            Actual/360
  113            0.095                 MLMC            First Union                            Actual/360
  114            0.095                 MLMC            First Union                              30/360
  115            0.095                 MLMC            First Union                              30/360
  116            0.095                 MLMC            First Union                              30/360
  117            0.095                 MLMC            First Union                            Actual/360
  118            0.095                 MLMC            First Union                            Actual/360
  119            0.125                 MLMC            MLCC                                   Actual/360
  120            0.095                 MLMC            First Union                              30/360
  121            0.095                 MLMC            L.J Melody                               30/360
  122            0.095                 MLMC            First Union                            Actual/360
  123            0.095                 MLMC            L.J. Melody                            Actual/360
  124            0.095                 MLMC            First Union                            Actual/360
  125            0.095                 MLMC            First Union               Yes          Actual/360
  126            0.095                 MLMC            L.J. Melody                            Actual/360
  127            0.090                 MLMC            GCAM                                     30/360
  128            0.095                 MLMC            First Union                              30/360
  129            0.125                 MLMC            MLCC                                   Actual/360
  130            0.095                 MLMC            L.J. Melody                            Actual/360
  131            0.235                 MLMC            Arbor                                    30/360
  133            0.095                 MLMC            First Union                            Actual/360
  134            0.095                 MLMC            Robert C. Wilson                         30/360
  135            0.095                 MLMC            First Union                              30/360
  136            0.095                 MLMC            First Union                              30/360
  137            0.095                 MLMC            First Union                            Actual/360
  138            0.095                 MLMC            First Union                            Actual/360
  139            0.095                 MLMC            First Union                              30/360
  140            0.095                 MLMC            First Union                              30/360
  141            0.095                 MLMC            First Union                              30/360
  142            0.095                 MLMC            First Union                            Actual/360
  143            0.095                 MLMC            First Union                            Actual/360
  144            0.095                 MLMC            First Union                            Actual/360
  145            0.095                 MLMC            First Union                            Actual/360
  146            0.125                 MLMC            MLCC                                     30/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                         ADDRESS                                    CITY                  STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  147       Commons at Briargate                  2845 Freewood Point                        Colorado Springs        CO      80920
  148       Commons of Laporte                    2400 Andrew                                Laporte                 IN      46350
  149       Copper Hill Apartments                3440 El Dorado Hills Blvd                  El Dorado Hills         CA      95762
  150       Costa Neuporte Senior Apartments      2283 Fairview Road                         Costa Mesa              CA      92627
  151       Courts at West University             3810 Law                                   Houston                 TX      77005
  152       Courtside/Harrigan's Plaza            5900, 5920 & 5930 West I-20                Arlington               TX      76017
  153       Creekwood Apartments                  710 North 46th Street                      Killeen                 TX      76543
  154       Crystal Cove Apartments               15615  Blue Ash Drive                      Houston                 TX      77090
  155       Days Inn                              914 Riverview Road                         Rock Hill               SC      29730
  156       Days Inn-Fresno                       4061 N. Blackstone Avenue                  Fresno                  CA      93726
  157       Days Inn - Alice                      555 N. Johnson                             Alice                   TX      78332
  158       Days Inn - Southeast                  1850 Embassy Square Blvd.                  Forest Hills            KY      40299
  159       Days Inn-Lawrenceville                731 West Pike Street                       Lawrenceville           GA      30245
  160       DFW Corporate Park                    2100 Highway 360                           Grand Prairie           TX      75050
  161       Dickson Kroger Shopping Center        Highway 70-Bypass                          Dickson                 TN      37055
  163       Econo Lodge                           962 Riverview Road                         Rock Hill               SC      29730
  164       Edgemont Plaza                        3071-3167 Provo Canyon Rd/3060 North St.   Provo                   UT      84604
  165       Embassy Plaza                         6050-6140 Lankershim Blvd                  North Hollywood         CA      91606
  166       Evergreen Ridge Apartments            3815 Susan Drive                           San Bruno               CA      94066
  167       Farnham Park Office Building          7887 San Felipe                            Houston                 TX      77063
  168       Forest Park Apartment                 303 Des Plaines and 7456 Washington        Forest Park             IL      60130
  169       Fossil Hill Apartments                5700 N. Beach Street                       Haltom City             TX      76137
  170       Gannon Place Apartments               3839 Gannon Lane                           Dallas                  TX      75237
  171       Garden View                           16200 West Nine Mile Road                  Southfield              MI      48075
  172       Gardens Apartments                    1420 17th Street SE                        Auburn                  WA      98002
  173       Gardenwood Apartments                 1400 Gardenia St.                          San Antonio             TX      78201
  174       Garfield Villas & Hillcrest Apts.     5150-5220 East 88th Street                 Garfield Heights        OH      44125
  175       Goff Building                         321 West Main Street                       Clarksburg              WV      26301
  176       Hampton Inn - Greensboro              7803 National Service Road                 Greensboro              NC      27409
  177       Hampton Inn - Newnan                  50 Hampton Way                             Newnan                  GA      30265
  178       Hampton Inn Peachtree                 300 Westpark Drive                         Peachtree City          GA      30269
  179       Harvey's Racquet Club Apts            3301 Hudnall Street                        Dallas                  TX      75235
  180       Hillview Apartments                   200 Shalimar Drive                         Glascow                 KY      42141
  181       Holiday Inn - Brainerd                2025 South 6th Street                      Brainerd                MN      56401
  182       Holiday Inn Express - Arlington       2451 Randoll Mill Road                     Arlington               TX      76011
  183       Holiday Inn Express - Brentwood       8820 Brentwood Blvd.                       Brentwood               CA      94513
  184       Holiday Inn Express - Brownsburg      31 Maplehurst Drive                        Brownsburg              IN      46112
  185       Holiday Inn Express - Columbia        1554 Bear Creek Pike                       Columbia                TN      38401
  186       Holiday Inn Express - Edinburg        1806 S Closner Blvd                        Edinburg                TX      78539
  187       Holiday Inn Express - Goose Creek     103 Redbank Road                           Goose Creek             SC      29445
  188       Holmes Center Office Building         3251 W. 6th Street                         Los Angeles             CA      90020
  189       Horizon Court Office Building         7450 Horizon Drive                         Columbus                OH      48235
  190       Howard Johnson San Mateo              2110 South El Camino Real                  San Mateo               CA      94403
  191       Hub Apartments                        3136 Hudnall                               Dallas                  TX      75235
  192       KAR Printing Building                 13930 NW 60th Avenue                       Miami Lakes             FL      33014
  193       La Costa Apartments                   4303 Mariposa Drive                        Irving                  TX      75038
  194       Lackawanna Station Shopping Plaza     One Lackawanna Plaza                       Montclair               NJ      07042
  195       Lake Forest Business Park             22512 Aspen St, / 23901 Remme Ridge        Lake Forest             CA      92630
  196       Lake Shore Park Apartments            Lake Shore Drive                           Watervliet              NY      12189
  197       Lancaster East Shopping Center        East Lancaster & Edgewood                  Fort Worth              TX      76112
  198       Lawrence Shopping Center              2495 U.S. Route 1                          Lawrenceville           NJ      08648



                                                                 REMAINING
CONTROL          CUT-OFF DATE       MONTHLY        GROSS        -----------   MATURITY/ARD    GROUND          BALLOON/ARD/
 NUMBER            BALANCE          PAYMENT        RATE         TERM  AMORT       DATE         LEASE        FULLY AMORTIZING
----------------------------------------------------------------------------------------------------------------------------
  147           13,589,232.59      96,191.64       7.580         78    354     09/01/2004       No              Balloon
  148            4,381,410.55      29,683.87       7.060        118    358     01/01/2008       No              Balloon
  149            2,495,220.54      17,196.60       7.230        118    358     01/01/2008       No              Balloon
  150            4,381,549.50      31,918.32       7.880        114    354     09/01/2007       No              Balloon
  151            2,990,545.17      21,636.56       7.400        117    321     12/01/2007       No              Balloon
  152            2,693,447.29      19,229.41       7.580        117    357     12/01/2007       No              Balloon
  153            1,491,461.90      12,118.41       7.430        237    237     12/01/2017       No          Fully Amortizing
  154            3,386,749.97      24,098.88       7.530        115    355     10/01/2007       No              Balloon
  155            1,739,206.15      16,247.38       9.310        236    236     11/01/2017       No          Fully Amortizing
  156            1,472,578.56      13,016.58       8.560        237    237     12/01/2017       No          Fully Amortizing
  157            1,694,592.12      14,806.84       8.550        238    238     01/01/2018       No          Fully Amortizing
  158            1,789,084.14      16,183.49       8.990        236    236     11/01/2017       No          Fully Amortizing
  159              997,132.35       9,236.58       9.370        238    238     01/01/2018       No          Fully Amortizing
  160            8,785,813.87      59,138.81       7.100        118    358     01/01/2008       No              Balloon
  161            3,239,282.90      23,440.80       7.820        115    355     10/01/2007       No              HyperAm
  163            2,087,047.40      19,496.85       9.310        236    236     11/01/2017       No          Fully Amortizing
  164            1,844,324.65      13,167.88       7.320        117    327     12/01/2007       No              Balloon
  165            5,380,043.59      40,946.06       8.000        176    326     11/01/2012       No              Balloon
  166           14,263,427.09      98,770.86       7.270        177    357     12/01/2012       No              Balloon
  167            1,413,680.42      11,221.71       8.160        116    296     11/01/2007       No              Balloon
  168            3,593,126.90      24,787.95       7.240        118    358     01/01/2008       No              Balloon
  169            6,487,282.14      43,951.06       7.060         82    358     01/01/2005       No              Balloon
  170            4,072,221.04      28,121.18       7.250        118    358     01/01/2008       No              Balloon
  171            2,401,202.27      17,980.45       7.500        117    297     12/01/2007       No              Balloon
  172            2,595,125.59      18,145.37       7.375        118    358     01/01/2008       No              Balloon
  173            1,197,730.54       8,320.72       7.310        118    358     01/01/2008       No              Balloon
  174            1,914,568.32      13,794.94       7.780        116    356     11/01/2007       No              Balloon
  175            1,970,006.98      16,270.49       8.870        174    306     08/01/2012       No              Balloon
  176            4,430,539.87      33,816.90       7.820        116    296     11/01/2007       No              HyperAm
  177            3,744,081.85      33,283.77       8.700        114    234     09/01/2007       No              Balloon
  178            2,467,089.43      23,189.12       9.430        231    231     06/01/2017       No          Fully Amortizing
  179            6,262,958.36      49,619.09       8.470         75    315     06/01/2004       No              Balloon
  180              997,589.16       7,154.16       7.625        117    357     12/01/2007       No              Balloon
  181            3,542,197.24      30,167.76       8.100        239    239     02/01/2018       No          Fully Amortizing
  182            2,586,576.02      22,432.20       8.300        237    237     12/01/2017       No          Fully Amortizing
  183            1,741,165.32      15,323.47       8.500        237    237     12/01/2017       No          Fully Amortizing
  184            2,600,558.83      22,716.44       8.420        238    238     01/01/2018       No          Fully Amortizing
  185            1,691,818.47      14,763.76       8.510        237    237     12/01/2017       No          Fully Amortizing
  186            1,760,938.03      15,356.26       8.375        237    237     12/01/2017       No          Fully Amortizing
  187            1,542,497.79      13,949.20       8.875        237    237     12/01/2017       No          Fully Amortizing
  188            2,327,142.98      16,575.54       7.570        119    359     02/01/2008       No              Balloon
  189           11,938,392.28      94,453.69       8.230        115    295     10/01/2007       No              Balloon
  190            2,285,715.37      20,398.78       8.800        236    236     11/01/2017       No          Fully Amortizing
  191            6,932,926.25      54,926.99       8.470         75    315     06/01/2004       No              Balloon
  192            1,572,489.25      12,053.50       7.790        299    299     02/01/2023       No          Fully Amortizing
  193            2,890,408.48      20,431.17       7.470        116    356     11/01/2007       No              Balloon
  194           10,386,646.32      69,247.90       6.910        119    359     02/01/2008       No              Balloon
  195            6,373,853.73      47,005.56       8.010        114    354     09/01/2007       No              Balloon
  196            8,257,688.50      59,118.45       7.690        113    353     08/01/2007       No              Balloon
  197            1,594,667.56      12,032.79       7.700        117    297     12/01/2007       No              Balloon
  198           13,898,025.04     109,822.28       8.190        113    293     08/01/2007       No              Balloon





CONTROL        SERVICING            MORTGAGE                                                INTEREST              CROSS
 NUMBER        FEES (1)            LOAN SELLER         SUBSERVICER          DEFEASANCE      ACCRUAL              DEFAULTED
----------------------------------------------------------------------------------------------------------------------------------
  147            0.095                 MLMC            First Union                           30/360
  148            0.095                 MLMC            First Union                         Actual/360
  149            0.095                 MLMC            L.J. Melody                         Actual/360
  150            0.095                 MLMC            First Union                           30/360
  151            0.095                 MLMC            First Union                         Actual/360
  152            0.095                 MLMC            L.J. Melody                         Actual/360
  153            0.095                 MLMC            First Union                         Actual/360
  154            0.095                 MLMC            First Union                         Actual/360
  155            0.095                 MLMC            First Union                         Actual/360
  156            0.125                 MLMC            MLCC                                Actual/360
  157            0.125                 MLMC            MLCC                                  30/360
  158            0.095                 MLMC            First Union                           30/360
  159            0.125                 MLMC            MLCC                                  30/360
  160            0.095                 MLMC            L.J. Melody                           30/360
  161            0.090                 MLMC            GCAM                                Actual/360
  163            0.095                 MLMC            First Union                         Actual/360
  164            0.095                 MLMC            Robert C. Wilson                    Actual/360
  165            0.095                 MLMC            First Union                         Actual/360
  166            0.095                 MLMC            First Union                         Actual/360
  167            0.095                 MLMC            First Union                         Actual/360
  168            0.095                 MLMC            First Union                         Actual/360
  169            0.095                 MLMC            L.J. Melody                         Actual/360
  170            0.095                 MLMC            First Union                         Actual/360
  171            0.125                 MLMC            MLCC                                Actual/360
  172            0.095                 MLMC            L.J. Melody                         Actual/360
  173            0.095                 MLMC            First Union                         Actual/360
  174            0.245                 MLMC            Arbor                               Actual/360
  175            0.095                 MLMC            First Union                           30/360
  176            0.090                 MLMC            GCAM                                  30/360
  177            0.090                 MLMC            GCAM                                  30/360
  178            0.090                 MLMC            GCAM                                  30/360
  179            0.095                 MLMC            Robert C. Wilson                      30/360         Cntrl #'s 191, 216
  180            0.095                 MLMC            First Union                         Actual/360
  181            0.095                 MLMC            First Union                         Actual/360
  182            0.095                 MLMC            First Union                         Actual/360
  183            0.095                 MLMC            First Union                         Actual/360
  184            0.125                 MLMC            MLCC                                Actual/360
  185            0.095                 MLMC            First Union                           30/360
  186            0.095                 MLMC            First Union                         Actual/360
  187            0.095                 MLMC            First Union                         Actual/360
  188            0.095                 MLMC            First Union                         Actual/360
  189            0.095                 MLMC            First Union                           30/360
  190            0.095                 MLMC            First Union                           30/360
  191            0.095                 MLMC            Robert C. Wilson                      30/360         Cntrl #'s T121179, 216
  192            0.095                 MLMC            L.J. Melody                         Actual/360
  193            0.095                 MLMC            First Union                         Actual/360
  194            0.095                 MLMC            First Union                         Actual/360
  195            0.095                 MLMC            First Union                           30/360
  196            0.095                 MLMC            First Union                           30/360
  197            0.095                 MLMC            L.J. Melody                           30/360
  198            0.095                 MLMC            First Union                           30/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                           ADDRESS                                     CITY              STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  199       Learwood Square Shopping Center         Lear/Nagel and Walker Roads                 Avon Lake           OH       44012
  200       Little Saigon Plaza II                  9842 Bolsa Ave.                             Westminster         CA       92683
  201       Madison Parke Apartments                10501 Steppington Drive                     Dallas              TX       75230
  202       Martin Plaza                            2420 Martin Blvd                            Fairfield           CA       94533
  203       Meadow Oaks Apartments                  7770 Meadow Road                            Dallas              TX       75231
  204       Meadows Centre                          8230-8350 West 80 Blvd.                     Arvada              CO       80005
  205       Mesa Tech Industrial/R&D Building       10540 Heater Court                          San Diego           CA       92121
  206       Metric Place                            1921 Cedar Bend Drive                       Austin              TX       78758
  207       Michael's Aurora Plaza                  15151 East Mississippi Avenue               Aurora              CO       80012
  208       Mission Bell Plaza                      453-593 W. Los Angeles Avenue               Moorpark            CA       93021
  209       Modesto Ramada Inn                      2001 West Orangeburg Avenue                 Modesto             CA       95350
  210       Monroe Town Center                      337 Applegarth Road                         Cranbury            NJ       08520
  211       Newport Landing Apartments              10850 Kingsley Road                         Dallas              TX       75238
  212       Northwood Hills Apartments              13980 Peyton Dr.                            Dallas              TX       75240
  213       Office Court at St Michael's            460 St. Michael's Drive                     Santa Fe            NM       87505
  214       Office Max                              7610 S Kentucky                             Oklahoma City       OK       73159
  215       Oliver Corners Shopping Center          Hesperian Blvd & West                       Hayward             CA       94545
  216       Park Apartments                         5414 Cedar Springs Road                     Dallas              TX       75235
  217       Park Place Apartments                   9303 Woodfair                               Houston             TX       77036
  218       Parkway Plaza Shopping Center           3115 Parker Road & Independence Parkway     Plano               TX       75023
  219       PoPolo Village                          4444 FM 1960                                Houston             TX       77068
  220       Portsmouth Industrial Park              124, 300 and 350 Heritage Ave.              Portsmouth          NH       03801
  221       Radford Place Condominiums              3922 Evergreen                              Irving              TX       75061
  222       Regency Manor Apartments                2075 Regency Road                           Lexington           KY       40503
  223       Regency Park Apartments                 4770 North 7th Street                       Phoenix             AZ       85014
  224       Ridge Landing Apartments                919 Corder Road                             Warner Robbins      GA       31088
  225       Ridglea West Shopping Center            6550 Camp Bowie Blvd.                       Fort Worth          TX       76116
  226       River Manor Apartments                  200 Colorado Avenue                         Parachute           CO       81635
  227       Roadway Inn - Killeen                   517 W. Veterans Memorial Blvd               Killeen             TX       76541
  228       Rowesix Office Building                 4224 Sixth Avenue                           Lacey               WA       98509
  229       Salem Manor                             124 York Street                             Salem               NJ       08079
  230       Savannah Heights Apartments             2600 Arroyo Avenue                          Dallas              TX       75219
  231       Serrano Highlands Apartments            25421 Alta Loma                             Lake Forest         CA       92630
  232       Shamrock East Apartments                736 East Foster Avenue                      State College       PA       16801
  233       Sheraton Bangor International Airport   308 Godfrey Boulevard                       Bangor              ME       04401
  234       Sherwood 70 Associates                  155 West 70th Street                        New York            NY       10023
  235       Snider Plaza                            6801 Hillcrest & 6730 Snider Pl             University Park     TX       75205
  236       South Oak & Taylor Oak Apts.            165 S. Oak Park & 415 South Taylor          Oak Park            IL       60302
  237       Southgate Shopping Center               Highway 79 and 21st Street                  Heath               OH       43056
  238       Spring Lake Apartments                  8800 Hammerly Blvd                          Houston             TX       77080
  239       Spring Lake Lakehomes                   2217 Hollister                              Houston             TX       77080
  240       Spring Village Apartments               601 Poplar Street                           Sharon Hill         PA       19079
  241       Sterling Pointe Apartments              6001 Oakland Hills Drive                    Fort Worth          TX       76112
  242       Summerfield Villas                      8852 E. Bellevue                            Scottsdale          AZ       85257
  243       Summit South                            300 Centerville Road                        Warwick             RI       02866
  244       Tanglewod Apartments                    11185 Magnolia Avenue                       Riverside           CA       92505
  245       Vallejo Ramada Inn                      1000 Admiral Callaghan Lane                 Vallejo             CA       94591
  246       Valley View Apartments (Chud)           Vermont View Drive                          Colonie             NY       12189
  247       Valley View Apartments                  7700-7736 Greenview Terrace                 Baltimore           MD       21204
  248       Villa Verde Apartments                  4200 - 4260 West First Street               Santa Ana           CA       92704
  249       Village at Collin Creek                 601 - 641 Plano Parkway                     Plano               TX       75075



                                                                    REMAINING
CONTROL         CUT-OFF DATE        MONTHLY         GROSS      ------------         MATURITY/ARD      GROUND         BALLOON/ARD/
 NUMBER           BALANCE           PAYMENT         RATE       TERM   AMORT            DATE            LEASE        FULLY AMORTIZING
------------------------------------------------------------------------------------------------------------------------------------
  199           3,390,166.45       24,170.33        7.670      116     356           11/01/2007         No             HyperAm
  200           4,689,498.95       34,625.51        7.630      118     322           01/01/2008         No             Balloon
  201           1,397,502.20       10,137.48        7.750      118     358           01/01/2008         No             Balloon
  202           2,685,775.46       20,964.40        8.070       55     295           10/01/2002         No             Balloon
  203             748,661.90        5,430.79        7.750      118     358           01/01/2008         No             Balloon
  204           4,187,008.02       30,783.56        7.875      116     356           11/01/2007         No             Balloon
  205           2,840,589.49       20,098.76        7.480      116     356           11/01/2007         No             Balloon
  206           1,930,968.03       16,055.17        8.830      115     295           10/01/2007         No             Balloon
  207           6,777,509.53       47,907.57        7.470      116     356           11/01/2007         No             Balloon
  208           8,423,864.19       64,005.19        8.330      114     354           09/01/2007         No             HyperAm
  209           2,690,878.99       24,490.04        9.010      113     233           08/01/2007         No             HyperAm
  210           3,443,820.57       24,908.87        7.720      118     358           01/01/2008         No             Balloon
  211           2,475,271.60       17,093.27        7.250      118     358           01/01/2008         No             Balloon
  212           3,748,825.26       26,700.89        7.340      117     321           12/01/2007         No             Balloon
  213           4,753,340.15       34,298.79        7.810      118     358           01/01/2008         No             Balloon
  214           1,796,625.40       12,562.18        7.375      118     358           01/01/2008         No             HyperAm
  215           7,727,996.04       55,629.10        7.770      116     356           11/01/2007         No             Balloon
  216           3,761,745.18       29,802.91        8.470       75     315           06/01/2004         No             Balloon
  217           2,909,404.44       19,990.91        7.200      118     358           01/01/2008         No             Balloon
  218           1,790,668.76       14,096.01        8.170       79     295           10/01/2004         No             Balloon
  219           3,267,850.83       23,191.51        7.630      117     357           12/01/2007         No             Balloon
  220           2,649,593.60       21,810.70        7.625      118     238           01/01/2008         No             Balloon
  221             938,207.78        6,478.90        7.250      118     358           01/01/2008         No             Balloon
  222           1,197,046.35        8,480.13        7.500      177     357           12/01/2012         No             Balloon
  223           8,783,753.30       62,118.96        7.490      118     358           01/01/2008         No             Balloon
  224           1,616,893.56       12,504.63        7.830      114     294           09/01/2007         No             Balloon
  225           1,555,030.09       12,019.67        7.980      117     297           12/01/2007         No             Balloon
  226           4,007,472.78       28,020.64        7.375      118     358           01/01/2008         No             Balloon
  227           1,081,105.78        9,499.29        8.500      238     238           01/01/2018         No         Fully Amortizing
  228           3,815,922.42       27,619.70        7.720      117     357           12/01/2007         No             Balloon
  229           1,990,346.17       15,026.33        7.580      116     296           11/01/2007         No             Balloon
  230           1,832,842.39       13,054.60        7.540      115     355           10/01/2007         No             Balloon
  231          12,465,157.89       89,392.22        7.030      118     298           01/01/2008         No             Balloon
  232           1,425,416.96       10,264.59        7.660      116     356           11/01/2007         No             Balloon
  233           3,089,850.80       26,550.40        8.320      238     238           01/01/2018        Yes         Fully Amortizing
  234           2,193,155.40       16,070.33        7.840      116     356           11/01/2007         No             Balloon
  235           1,195,770.66        9,152.62        7.750      117     297           12/01/2007         No             Balloon
  236           1,896,396.97       13,148.18        7.290      118     358           01/01/2008         No             Balloon
  237          10,958,660.08       79,508.79        7.730      115     355           10/01/2007         No             Balloon
  238           3,371,455.91       23,509.65        7.340      117     357           12/01/2007         No             Balloon
  239           2,334,172.92       16,422.16        7.430      117     357           12/01/2007         No             Balloon
  240           2,491,116.42       17,962.16        7.780      115     355           10/01/2007         No             Balloon
  241           2,794,690.26       19,376.27        7.290      118     358           01/01/2008         No             Balloon
  242           3,810,088.89       26,145.39        7.180      117     357           12/01/2007         No             Balloon
  243           3,241,581.18       24,546.81        7.640      142     298           01/01/2010         No             Balloon
  244           1,397,285.01        9,528.85        7.125      118     358           01/01/2008         No             Balloon
  245           2,146,767.41       19,538.01        9.010      113     233           08/01/2007         No             HyperAm
  246          10,247,492.97       73,363.86        7.690      113     353           08/01/2007         No             Balloon
  247           7,660,004.07       58,010.00        8.280      112     352           07/01/2007         No             Balloon
  248           8,039,797.98       56,537.17        7.520       55     355           10/01/2002         No             Balloon
  249           7,890,268.98       55,814.35        7.500      119     359           02/01/2008         No             Balloon



CONTROL        SERVICING            MORTGAGE                                                      INTEREST             CROSS
 NUMBER        FEES (1)            LOAN SELLER         SUBSERVICER               DEFEASANCE       ACCRUAL            DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  199            0.090                 MLMC            GCAM                                      Actual/360
  200            0.095                 MLMC            First Union                               Actual/360
  201            0.125                 MLMC            MLCC                         Yes          Actual/360
  202            0.095                 MLMC            First Union                                 30/360
  203            0.125                 MLMC            MLCC                         Yes          Actual/360
  204            0.095                 MLMC            First Union                               Actual/360
  205            0.095                 MLMC            L.J. Melody                               Actual/360
  206            0.095                 MLMC            First Union                                 30/360
  207            0.095                 MLMC            First Union                               Actual/360
  208            0.095                 MLMC            First Union                                 30/360
  209            0.095                 MLMC            First Union                                 30/360
  210            0.095                 MLMC            L.J. Melody                               Actual/360
  211            0.095                 MLMC            First Union                               Actual/360
  212            0.095                 MLMC            L.J. Melody                                 30/360
  213            0.095                 MLMC            First Union                                 30/360
  214            0.095                 MLMC            First Union                               Actual/360
  215            0.095                 MLMC            First Union                                 30/360
  216            0.095                 MLMC            Robert C. Wilson                            30/360       Cntrl #'s 179, 191
  217            0.095                 MLMC            L.J. Melody                               Actual/360
  218            0.095                 MLMC            First Union                                 30/360
  219            0.095                 MLMC            L.J. Melody                                 30/360
  220            0.125                 MLMC            MLCC                                      Actual/360
  221            0.095                 MLMC            First Union                               Actual/360
  222            0.095                 MLMC            First Union                               Actual/360
  223            0.095                 MLMC            First Union                               Actual/360
  224            0.095                 MLMC            First Union                               Actual/360
  225            0.095                 MLMC            First Union                                 30/360
  226            0.095                 MLMC            First Union                               Actual/360
  227            0.095                 MLMC            First Union                               Actual/360
  228            0.095                 MLMC            First Union                               Actual/360
  229            0.095                 MLMC            First Union                               Actual/360
  230            0.095                 MLMC            First Union                               Actual/360
  231            0.095                 MLMC            First Union                               Actual/360
  232            0.125                 MLMC            MLCC                                      Actual/360
  233            0.125                 MLMC            MLCC                                        30/360
  234            0.095                 MLMC            First Union                               Actual/360
  235            0.095                 MLMC            L.J. Melody                               Actual/360
  236            0.095                 MLMC            First Union                               Actual/360
  237            0.095                 MLMC            First Union                  Yes          Actual/360
  238            0.095                 MLMC            First Union                               Actual/360
  239            0.095                 MLMC            First Union                               Actual/360
  240            0.095                 MLMC            First Union                                 30/360
  241            0.095                 MLMC            First Union                               Actual/360
  242            0.125                 MLMC            MLCC                                      Actual/360
  243            0.125                 MLMC            MLCC                                      Actual/360
  244            0.095                 MLMC            First Union                               Actual/360
  245            0.095                 MLMC            First Union                                 30/360
  246            0.095                 MLMC            First Union                                 30/360
  247            0.095                 MLMC            First Union                                 30/360
  248            0.095                 MLMC            Robert C. Wilson                            30/360
  249            0.095                 MLMC            L.J. Melody                               Actual/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                          ADDRESS                                   CITY                 STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  250       Village Green Apartments III/IV        W180 N8526 Town Hall Rd                   Menomonee              WI       53051
  251       Village Shopping Center                2700 Anderson Lane                        Austin                 TX       78757
  252       Villas of Josey Ranch                  2050 Keller Springs Rd.                   Carrollton             TX       75006
  253       Virginia Village Apartments            4904 Fran Place                           Alexandria             VA       22312
  254       Westbury Square Office/Retail Center   2301 West Park Row                        Arlington              TX       76013
  255       Westchester Manor                      107 Westchester Circle                    Athens                 GA       30606
  256       Wickes Headquarters                    706 N. Deerpath Road                      Vernon Hills           IL       60061
  257       Williamstown Apartments                3242 Norwalk Avenue                       Dallas                 TX       75220
  258       Willowick & Willow Creek Apts          430-502 Southwest Parkway                 College Station        TX       77840
  259       Windfern Meadows Apartments            12919 Windfern                            Houston                TX       77064
  260       Windjammer Cove Apartments             79 Shaw Street                            Braintree              MA       02184
  261       Woodridge Apartments                   2699 Ridge Road East                      Irondequoit            NY       14622
  300       Spring Branch Estates Apartments       7901 Ameilia Road                         Houston                TX       77055
  301       Holiday Inn Cortland                   2 River Street                            Cortland               NY       13045
  302       Stoney Fields Estates                  1059 Ocean Heights Avenue                 Egg Harbor Township    NJ       08234
  303       Waters Edge Apartments                 394 Ocean Avenue                          Revere                 MA       02151
  304       Northgate Distribution Center          1000 - 1200 Williams Drive                Marietta               GA       30066
  305       Ebbets Field Apartments                1672-1726 Bedford Avenue                  Brooklyn               NY       11225
  306       The Grand Hotel                        1045 Beach Drive                          Cape May               NJ       08204
  307       Windrush Apartments                    4322 Kostoryz Road                        Corpus Christi         TX       78415
  308       Woodbury Place Apartments              802 Barry Street                          Corpus Christi         TX       78411
  309       Promenade Shopping Center -
              Palm Beach Gardens                   9810 - 9930 North Alternate A-1A          Palm Beach Gardens     FL       33408
  310       Ramada Inn Foothills                   6944 East Tanque Verde Road               Tucson                 AZ       85715
  311       Days Inn Coliseum                      2420 West Thomas Road                     Phoenix                AZ       85015
  312       Ramada Inn - Bordentown                1083 Route 206                            Bordentown             NJ       08505
  313       Comfort Inn - Maingate                 7571 W. Irlo Bronson Memorial Highway     Kissimmee              FL       34747
  314       Lido Plaza Shopping Center             4343 North Rancho Drive                   Las Vegas              NV       89130
  315       Southwood Square Shopping Center       2826-2850 South Main                      High Point             NC       27263
  316       Rockledge Apartments                   2505 Verde Drive                          Colorado Springs       CO       80910
  317       Carmel Apartments                      2010 Carmel Drive                         Colorado Springs       CO       80910
  318       Napa Town Center                       1290 Napa Town Center                     Napa                   CA       95449
  319       Days Inn Busch Gardens                 2901 E. Busch Blvd                        Tampa                  FL       33612
  320       Mill Village                           365 Boston Post Road (Route 20)           Sudbury                MA       01776
  321       Cedar Professional Building            204 Worcester Road                        Wellesley              MA       02181
  322       South Water Street                     5 South Water Street                      Nantucket              MA       02554
  323       Wellesley Marketplace                  239-251 Washington Street                 Wellesley              MA       02181
  324       The Wealshire                          150 Jamestown Lane                        Lincolnshire           IL       60069
  325       Hampton Inn and Suites                 6101 Sand Lake Road                       Orlando                FL       32819
  326       Hampton Inn                            1975 N. Druid Hills Road                  Atlanta                GA       30329
  327       Days Inn Hotel                         121 Days Inn Drive                        Easley                 SC       29640
  328       The Majestic Hotel                     1500 Sutter Street                        San Francisco          CA       94109
  329       Fortunoff                              70 Charles Lindbergh Boulevard            Uniondale              NY       11553
  330       Days Inn - Fort Lauderdale             1595 West Oakland Park Blvd.              Fort Lauderdale        FL       33311
  331       Timmons Place & Timmons Square         3637 & 3701 West Alabama                  Houston                TX       77027
  332       Shops at Fairlane Meadows              15901 - 16301 Ford Road                   Dearborn               MI       48126
  333       Palm Glen Shopping Center              3501-3627 West Glendale Avenue            Phoenix                AZ       85051
  334       Fairway Shopping Center                5859 West Indian School Road              Phoenix                AZ       85031
  335       University Park Plaza                  3350 South University Drive               Davie                  FL       33328
  336       Timbers North Apartments               2201 North 14th Street                    Ponca City             OK       74602
  337       Corporate Center at Beaumeade          44633 & 44645 Guilford Drive,
                                                     21641 Beaumede Circle                   Ashburn                VA       22011
  338       The Village Mall Shopping Center       4907 West 10th Street                     Great Bend             KS       67530


                                                                       REMAINING
CONTROL         CUT-OFF DATE           MONTHLY         GROSS          -----------     MATURITY/ARD    GROUND         BALLOON/ARD/
 NUMBER            BALANCE             PAYMENT         RATE           TERM  AMORT         DATE         LEASE       FULLY AMORTIZING
----------------------------------------------------------------------------------------------------------------------------------
  250           1,796,568.11          12,406.40        7.250          178    358       01/01/2013        No            Balloon
  251           5,136,222.35          37,976.08        7.370          118    298       01/01/2008        No            Balloon
  252           6,845,755.37          49,574.73        7.810          113    353       08/01/2007        No            Balloon
  253           9,983,264.80          65,926.91        6.910          118    358       01/01/2008        No            Balloon
  254           2,241,483.86          17,335.37        8.120          116    320       11/01/2007        No            Balloon
  255           2,392,101.63          16,958.73        7.500          116    356       11/01/2007        No            Balloon
  256           5,307,965.38          43,332.31        8.570          112    292       07/01/2007        No            Balloon
  257           1,442,995.74          10,895.39        7.580          116    296       11/01/2007        No            Balloon
  258           5,090,372.50          35,437.79        7.330          118    358       01/01/2008        No            Balloon
  259           4,240,238.56          29,353.69        7.375          117    357       12/01/2007        No            Balloon
  260           2,887,413.45          22,114.38        7.860          296    296       11/01/2022        No        Fully Amortizing
  261           6,674,630.06          48,838.68        7.240          177    297       12/01/2012        No            Balloon
  300           2,048,228.94          16,900.70        8.710           75    292       06/05/2004        No            Balloon
  301           2,646,054.15          24,261.00        9.740          111    267       06/01/2007        No            Balloon
  302           1,599,659.70          13,610.43        9.090          112    292       07/01/2007        No            Balloon
  303           4,664,962.19          37,277.27        8.320          112    292       07/01/2007        No            Balloon
  304           4,678,099.18          38,947.22        8.820          112    292       07/01/2007        No            Balloon
  305          17,638,089.49         144,245.97        8.610          113    293       08/01/2007        No            Balloon
  306           8,440,020.39          75,997.49        9.345          114    258       09/01/2007        No            Balloon
  307           3,719,057.45          26,218.04        7.540          114    354       09/01/2007        No            Balloon
  308           7,438,114.91          52,436.08        7.540          114    354       09/01/2007        No            Balloon
  309          15,240,668.96         112,052.73        7.980          114    354       09/01/2007        No            Balloon
  310           3,777,705.12          31,692.04        8.620          115    271       10/01/2007        No            Balloon
  311           4,672,424.76          39,198.05        8.620          115    271       10/01/2007        No            Balloon
  312           3,594,409.38          29,934.45        8.530          115    271       10/01/2007        No            Balloon
  313           7,158,865.85          60,907.05        8.800          115    271       10/01/2007        No            Balloon
  314           6,983,194.97          53,010.96        7.780          118    298       01/01/2008        No            Balloon
  315           3,579,158.32          28,697.64        8.380          114    294       09/01/2007        No            Balloon
  316           5,882,520.95          41,455.85        7.550          116    356       11/01/2007        No            Balloon
  317           1,495,556.19          10,539.62        7.550          116    356       11/01/2007        No            Balloon
  318           6,470,703.66          48,564.17        7.625          116    296       11/01/2007        No            Balloon
  319           3,930,804.82          32,267.27        8.360          116    272       11/01/2007        No            Balloon
  320           2,688,338.01          20,642.67        7.890          116    296       11/01/2007        No            Balloon
  321           1,458,569.55          11,104.07        7.790          116    296       11/01/2007        No            Balloon
  322           2,588,587.61          19,706.88        7.790          116    296       11/01/2007        No            Balloon
  323           1,792,099.13          13,643.22        7.790          116    296       11/01/2007        No            Balloon
  324          15,933,738.61         125,084.67        8.150          116    296       11/01/2007        No            Balloon
  325          15,946,750.90         120,327.86        7.700          117    297       12/01/2007        No            Balloon
  326           6,727,535.52          50,763.32        7.700          117    297       12/01/2007        No            Balloon
  327           2,541,513.44          19,177.25        7.700          117    297       12/01/2007        No            Balloon
  328           5,684,840.47          46,376.33        8.310           82    274       01/01/2005        No            Balloon
  329           5,902,464.31          73,655.39        8.270          105    118       12/01/2006        Yes           Balloon
  330           2,736,636.29          22,464.55        8.360          116    272       11/01/2007        No            Balloon
  331           3,188,784.11          26,309.85        7.770          238    238       01/01/2018        No        Fully Amortizing
  332          12,769,942.59          96,184.22        8.180          107    348       02/01/2007        No            Balloon
  333           9,483,916.12          66,490.44        7.510          118    358       01/01/2008        No            Balloon
  334             947,804.01           7,370.05        8.060          118    298       01/01/2008        No            Balloon
  335           9,985,952.20          71,917.84        7.790          118    358       01/01/2008        No            Balloon
  336             548,739.73           4,290.63        8.125          118    298       01/01/2008        No            Balloon
  337           6,982,306.22          51,274.92        7.400          118    298       01/01/2008        No            Balloon
  338           2,145,621.25          15,926.95        7.800          118    322       01/01/2008        No            Balloon



CONTROL        SERVICING                MORTGAGE                                                              INTEREST       CROSS
 NUMBER        FEES (1)                LOAN SELLER                  SUBSERVICER             DEFEASANCE        ACCRUAL      DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  250            0.095                    MLMC                      First Union                              Actual/360
  251            0.095                    MLMC                      First Union                              Actual/360
  252            0.095                    MLMC                      First Union                                30/360
  253            0.095                    MLMC                      L.J. Melody                                30/360
  254            0.095                    MLMC                      Robert C. Wilson                         Actual/360
  255            0.095                    MLMC                      First Union                              Actual/360
  256            0.095                    MLMC                      First Union                                30/360
  257            0.095                    MLMC                      First Union                              Actual/360
  258            0.095                    MLMC                      L.J. Melody                              Actual/360
  259            0.095                    MLMC                      First Union                                30/360
  260            0.255                    MLMC                      Arbor                                    Actual/360
  261            0.125                    MLMC                      MLCC                                     Actual/360
  300            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  301            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  302            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  303            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  304            0.160             Daiwa Finance Corp.              Collateral Mortgage        Yes           Actual/360
  305            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  306            0.095             Daiwa Finance Corp.              First Union                Yes             30/360
  307            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  308            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  309            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  310            0.095             Daiwa Finance Corp.              First Union                Yes             30/360
  311            0.095             Daiwa Finance Corp.              First Union                Yes             30/360
  312            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  313            0.095             Daiwa Finance Corp.              First Union                Yes             30/360
  314            0.160       Daiwa Real Estate Finance Corp.        Collateral Mortgage        Yes           Actual/360
  315            0.160             Daiwa Finance Corp.              Collateral Mortgage                      Actual/360
  316            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  317            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  318            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360
  319            0.095             Daiwa Finance Corp.              First Union                                30/360
  320            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  321            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  322            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  323            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  324            0.095       Daiwa Real Estate Finance Corp.        First Union                Yes           Actual/360
  325            0.095       Daiwa Real Estate Finance Corp.        First Union                              Actual/360
  326            0.095       Daiwa Real Estate Finance Corp.        First Union                              Actual/360
  327            0.095       Daiwa Real Estate Finance Corp.        First Union                              Actual/360
  328            0.160             Daiwa Finance Corp.              Collateral Mortgage        Yes           Actual/360
  329            0.095       Daiwa Real Estate Finance Corp.        First Union                Yes           Actual/360
  330            0.095             Daiwa Finance Corp.              First Union                                30/360
  331            0.095             Daiwa Finance Corp.              First Union                Yes             30/360
  332            0.160             Daiwa Finance Corp.              Continental Wingate                        30/360
  333            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  334            0.160             Daiwa Finance Corp.              Continental Wingate        Yes           Actual/360
  335            0.095             Daiwa Finance Corp.              First Union                                30/360
  336            0.095             Daiwa Finance Corp.              First Union                              Actual/360
  337            0.160             Daiwa Finance Corp.              Collateral Mortgage        Yes           Actual/360
  338            0.095             Daiwa Finance Corp.              First Union                Yes           Actual/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                             ADDRESS                             CITY                 STATE      ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  339       South Plaza Shopping Center               5500 Nolansville Road               Nashville              TN        37211
  340       First Hill Medical Building               515 & 525 Minor Avenue              Seattle                WA        98104
  341       Promenade Shopping Center -
              Highlands Ranch, Colorado               2660 - 2690 East County Line Road   Highlands Ranch        CO        80126
  535       Atrium Apartments                         3401 Northwest 3rd Avenue           Pompano Beach          FL        33064
  536       Fort Williams Square Shopping Center      1351-1389 Fort Williams Street      Sylacuaga              AL        35150
  342       Plaza Terrace Apartments                  1307 thru 1701 Plaza, 35th,
                                                        and Murdock Road                  Charlotte              NC        28205
  343       136 West 71st Street                      136 West 71st Street                New York               NY        10023
  344       Pines Apartments                          2125 Stardust Court                 Alamogordo             NM        88310
  345       Golden Arms Apartments                    1400 Utah Street                    Golden                 CO        80401
  346       Le Chateau Apartments                     3144 Chateau Boulevard              East Point             GA        30344
  347       Pacific Cove Apartments                   3619 East Monterosa Street          Phoenix                AZ        85018
  348       Albany Avenue                             601 Albany Avenue                   Brooklyn               NY        11203
  349       Broadway Inn Apartments                   8477 East Broadway Boulevard        Tucson                 AZ        85710
  350       Shawnee Garden Apartments                 6013 King Street                    Shawnee                KS        66203
  351       Tierra Alegre Apartments                  3355 East Fort Lowell Road          Tucson                 AZ        85716
  352       2240 University Avenue                    2240 University Avenue              Bronx                  NY        10453
  353       The Tropicaire Apartments                 890 NW 45th Avenue                  Miami                  FL        33126
  354       Woodland View Apartments                  1195 Woodland Avenue                Atlanta                GA        30329
  355       Coronado Heights                          3066 North Balboa Avenue            Tucson                 AZ        85705
  356       Sheridan Apartments                       78 Sheridan Drive                   Atlanta                GA        30305
  357       Vista Verde Apartments                    3620 Verde Drive                    Colorado Springs       CO        80910
  358       Cedar Point Apartments                    4411 Cedar Springs Road             Dallas                 TX        75219
  359       Hampstead Oaks Apartments                 200 Hampstead Avenue                Savannah               GA        31405
  360       Cordova Apartments                        900 West Gate Drive                 Bossier                LA        71112
  540       New Haven, Westchester,                   4021 & 4217 Hessmer Ave,
              Willowdale Apartments                     3212 Roberta Street               Metairie               LA        70002
  361       Deerwood Apartments                       2220 NW 55th Boulevard              Gainesville            FL        32606
  362       Shadyedge, Tudor Court Apartments         810 - 812 South Negley Avenue,      Pittsburgh,
                                                        131 Edgewood Avenue                 Edgewood Borough     PA    15232 & 15218
  365       Crotona Avenue                            2314 - 2318 Crotona Avenue          Bronx                  NY        10458
  366       1020 & 1030 Boynton Avenue                1020 & 1030 Boynton Avenue          Bronx                  NY        10472
  367       Amberlake Apartments                      4901 Bartow Road                    Acworth                GA        30101
  368       Pine Valley Estates Apartments            415 West Redd Road                  El Paso                TX        79932
  369       West 141st Street Apartments              111-115 West 141st Street           New York               NY        10030
  370       West 24th Street                          1300 - 1302 West 24th Street        Austin                 TX        78705
  371       Chestnut Hill Apartments                  246 Chestnut Hill Road              Marietta               GA        30064
  372       Courtyard Apartments                      2300 North "A" Street               Midland                TX        79705
  373       Century Heights Apartments                1305 West Woodrow Road              Slaton                 TX        79364
  374       Western Crest Apartments                  3901 Avenue O                       Snyder                 TX        79549
  375       Terwood Court Apartments                  329 - 331 West Washington           Westchester            PA        19380
  376       Winding Way Apartments                    13266 Emily Road                    Dallas                 TX        75240
  377       Morningside Bay Apartments                5995 Biscayne Boulevard             Miami                  FL        33137
  378       Del Toro Apartments                       909 South Priest Drive              Tempe                  AZ        85008
  379       Eucalyptus Apartments                     3055 N. Tyndall                     Tucson                 AZ        85719
  380       Bonnie Lynn Apartments                    2020 West Hayward Avenue            Phoenix                AZ        85021
  381       Regal Oaks Apartments                     115 Woodland Avenue                 Atlanta                GA        30329
  382       Papago Palms West                         1835 North 51st Street              Phoenix                AZ        85008
  383       Malibu Apartments                         3655 North First Avenue             Tucson                 AZ        85719
  384       Darling Street Apartments                 3,5 & 11 Darling Street             Roxbury                MA        02120
  385       2025-2027 Walnut Street                   2025 - 2027 Walnut Street           Philadelphia           PA        19103
  386       Burlington Townhomes                      102 Denise Drive                    Burlington             NC        27215
  387       Woodglen Apartments                       818 Pinemont                        Houston                TX        77018
  388       Abbey Arms Apartments                     2010 Abbey Road                     Norfolk                VA        23518



                                                                    REMAINING
CONTROL          CUT-OFF DATE      MONTHLY          GROSS          -----------    MATURITY/ARD      GROUND           BALLOON/ARD/
 NUMBER             BALANCE        PAYMENT          RATE           TERM  AMORT        DATE           LEASE         FULLY AMORTIZING
-----------------------------------------------------------------------------------------------------------------------------------
  339           12,478,701.74     87,145.18         7.470          118    358      01/01/2008         No               Balloon
  340           15,838,528.23    112,185.31         7.625          119    359      02/01/2008         No               Balloon
  341            7,687,935.32     56,502.24         7.420          119    299      02/01/2008         No               Balloon
  535              788,570.03      5,412.58         7.300          119    359      02/01/2008         No               Balloon
  536            2,246,537.26     16,832.74         7.640          119    299      02/01/2008         No               Balloon
  342            1,154,417.30     10,066.75         8.500          237    237      12/01/2017         No           Fully Amortizing
  343              562,612.58      4,519.26         8.875           69    344      12/01/2003         No               Balloon
  344            1,039,650.36      8,624.51         9.125           88    328      07/01/2005         No               Balloon
  345            1,332,586.74     10,820.77         8.875           88    328      07/01/2005         No               Balloon
  346              464,136.63      4,369.34         8.875          209    209      08/01/2015         No           Fully Amortizing
  347              510,017.23      4,230.89         9.125           88    328      07/01/2005         No               Balloon
  348            1,398,810.19     13,822.54         9.625          209    209      08/01/2015         No           Fully Amortizing
  349              573,070.82      5,154.81         9.500           89    269      08/01/2005         No               Balloon
  350              587,890.70      5,085.53         9.000           54    270      09/01/2002         No               Balloon
  351              958,012.64      8,021.09         9.250           90    330      09/01/2005         No               Balloon
  352              343,680.48      3,444.32         9.875          210    210      09/01/2015         No           Fully Amortizing
  353              988,589.78      9,132.44        10.000           64    280      07/01/2003         No               Balloon
  354              870,368.93      8,242.80         9.250          219    219      06/01/2016         No           Fully Amortizing
  355              638,948.29      5,792.39         9.750          100    280      07/01/2006         No               Balloon
  356              609,243.85      5,470.89         9.625           40    280      07/01/2001         No               Balloon
  357              492,118.42      4,499.52         9.875          101    281      08/01/2006         No               Balloon
  358            1,180,697.18     10,693.65         9.750          101    281      08/01/2006         No               Balloon
  359            1,470,406.70     12,802.91         9.250           66    282      09/01/2003         No               Balloon
  360            1,167,034.41     11,087.80         9.375          222    222      09/01/2016         No           Fully Amortizing
  540            1,263,318.57     10,798.49         8.875           92    272      11/01/2005         No               Balloon
  361              860,400.04      6,961.89         8.875           93    333      12/01/2005         No               Balloon
  362              609,599.39      5,100.59         9.250           91    331      10/01/2005         No               Balloon
  365              707,234.19      7,019.03         9.750          211    211      10/01/2015         No           Fully Amortizing
  366            1,433,582.89     14,227.76         9.750          211    211      10/01/2015         No           Fully Amortizing
  367            1,259,159.61     10,867.59         9.000           92    272      11/01/2005         No               Balloon
  368            1,285,304.72     13,786.35         8.500          153    153      12/01/2010         No           Fully Amortizing
  369              382,719.63      3,761.24         9.625          212    212      11/01/2015         No           Fully Amortizing
  370              764,746.51      7,069.69         8.750          214    214      01/01/2016         No           Fully Amortizing
  371              525,410.85      4,816.63         8.625          214    214      01/01/2016         No           Fully Amortizing
  372            1,101,562.42      9,537.44         9.125           98    278      05/01/2006         No               Balloon
  373              482,165.90      4,498.63         9.000          218    218      05/01/2016         No           Fully Amortizing
  374              603,034.53      5,673.63         9.125          218    218      05/01/2016         No           Fully Amortizing
  375            1,247,933.31     11,860.48         9.250          217    217      04/01/2016         No           Fully Amortizing
  376              482,686.29      4,579.33         9.250          218    218      05/01/2016         No           Fully Amortizing
  377              489,067.36      4,238.86         9.125           97    277      04/01/2006         No               Balloon
  378              259,587.40      2,269.41         9.250           62    278      05/01/2003         No               Balloon
  379              389,899.59      3,220.91         8.500           96    276      03/01/2006         No               Balloon
  380              537,973.99      4,662.75         9.125           97    277      04/01/2006         No               Balloon
  381              386,353.47      3,695.93         9.375          218    218      05/01/2016         No           Fully Amortizing
  382              622,201.99      5,182.86         9.250           62    338      05/01/2003         No               Balloon
  383              691,748.63      5,934.41         9.125          107    286      02/01/2007         No               Balloon
  384            1,268,746.20     10,530.25         9.250          104    344      11/01/2006         No               Balloon
  385              477,963.50      4,153.45         9.250          104    284      11/01/2006         No               Balloon
  386              347,193.95      3,106.05         9.625          104    284      11/01/2006         No               Balloon
  387              753,623.67      6,884.27         9.875          102    282      09/01/2006         No               Balloon
  388              488,427.81      4,281.87         9.375          105    285      12/01/2006         No               Balloon



CONTROL    SERVICING                 MORTGAGE                                                               INTEREST         CROSS
 NUMBER    FEES (1)                 LOAN SELLER                  SUBSERVICER               DEFEASANCE       ACCRUAL        DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  339        0.095        Daiwa Real Estate Finance Corp.        First Union                   Yes         Actual/360
  340        0.095              Daiwa Finance Corp.              First Union                   Yes           30/360
  341        0.160              Daiwa Finance Corp.              Collateral Mortgage           Yes         Actual/360
  535        0.095              Daiwa Finance Corp.              First Union                               Actual/360
  536        0.095              Daiwa Finance Corp.              First Union                   Yes         Actual/360
  342        0.285              Daiwa Finance Corp.              Continental Wingate                       Actual/360
  343        0.095              Daiwa Finance Corp.              First Union                                 30/360
  344        0.095              Daiwa Finance Corp.              First Union                                 30/360
  345        0.095              Daiwa Finance Corp.              First Union                                 30/360
  346        0.095              Daiwa Finance Corp.              First Union                                 30/360
  347        0.095              Daiwa Finance Corp.              First Union                                 30/360
  348        0.095              Daiwa Finance Corp.              First Union                                 30/360
  349        0.095              Daiwa Finance Corp.              First Union                                 30/360
  350        0.095              Daiwa Finance Corp.              First Union                                 30/360
  351        0.095              Daiwa Finance Corp.              First Union                                 30/360
  352        0.095              Daiwa Finance Corp.              First Union                                 30/360
  353        0.095              Daiwa Finance Corp.              First Union                                 30/360
  354        0.095              Daiwa Finance Corp.              First Union                                 30/360
  355        0.095              Daiwa Finance Corp.              First Union                                 30/360
  356        0.095              Daiwa Finance Corp.              First Union                                 30/360
  357        0.095              Daiwa Finance Corp.              First Union                                 30/360
  358        0.095              Daiwa Finance Corp.              First Union                                 30/360
  359        0.095              Daiwa Finance Corp.              First Union                                 30/360
  360        0.095              Daiwa Finance Corp.              First Union                                 30/360
  540        0.095              Daiwa Finance Corp.              First Union                                 30/360
  361        0.095              Daiwa Finance Corp.              First Union                                 30/360
  362        0.095              Daiwa Finance Corp.              First Union                                 30/360
  365        0.095              Daiwa Finance Corp.              First Union                                 30/360
  366        0.095              Daiwa Finance Corp.              First Union                                 30/360
  367        0.095              Daiwa Finance Corp.              First Union                                 30/360
  368        0.095              Daiwa Finance Corp.              First Union                                 30/360
  369        0.095              Daiwa Finance Corp.              First Union                                 30/360
  370        0.095              Daiwa Finance Corp.              First Union                                 30/360
  371        0.095              Daiwa Finance Corp.              First Union                                 30/360
  372        0.095              Daiwa Finance Corp.              First Union                                 30/360
  373        0.095              Daiwa Finance Corp.              First Union                                 30/360
  374        0.095              Daiwa Finance Corp.              First Union                                 30/360
  375        0.095              Daiwa Finance Corp.              First Union                                 30/360
  376        0.095              Daiwa Finance Corp.              First Union                                 30/360
  377        0.095              Daiwa Finance Corp.              First Union                                 30/360
  378        0.095              Daiwa Finance Corp.              First Union                                 30/360
  379        0.095              Daiwa Finance Corp.              First Union                                 30/360
  380        0.095              Daiwa Finance Corp.              First Union                                 30/360
  381        0.095              Daiwa Finance Corp.              First Union                                 30/360
  382        0.095              Daiwa Finance Corp.              First Union                                 30/360
  383        0.095              Daiwa Finance Corp.              First Union                               Actual/360
  384        0.095              Daiwa Finance Corp.              First Union                                 30/360
  385        0.095              Daiwa Finance Corp.              First Union                                 30/360
  386        0.095              Daiwa Finance Corp.              First Union                                 30/360
  387        0.095              Daiwa Finance Corp.              First Union                                 30/360
  388        0.095              Daiwa Finance Corp.              First Union                                 30/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER   PROPERTY NAME                            ADDRESS                                     CITY                STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  541     Cameron Court Apartments                 1675 Smyrna Roswell Road                    Smyrna                GA      30136
  389     Newport Central Townhomes                5506 Grover Avenue                          Austin                TX      78756
  390     Village Phoenix Apartments               2620 North 40th Street                      Phoenix               AZ      85008
  391     Woodside Court Apartments                103 - 105 South Narberth Avenue             Narberth              PA      19072
  392     Concord Green Apartments                 7001 Northline Drive                        Houston               TX      77076
  393     Bellerive Apartments                     214 East Armour Boulevard                   Kansas City           MO      64111
  394     Prince Plaza Apartments                  120 West Prince Road                        Tucson                AZ      85705
  395     Silver Club Apartments                   5170 Silver Creek Drive                     Houston               TX      77017
  396     Beechnut Palms Apartments                8910 Beechnut Street                        Houston               TX      77072
  397     Foresight Village Apartments - Phase I   610 & 616 25 1/2 Road                       Grand Junction        CO      81505
  542     Pleasonton Valley Apartments             3735 Pleasanton Road                        San Antonio           TX      78221
  398     Canterbury Apartments                    689 - 695 Farmington Avenue                 West Hartford         CT      06107
  399     Altos Park Apartments                    1119 - 1131 Mary Ellen, NE                  Albuquerque           NM      87112
  400     Amberwood Apartments                     800 Hamsted Street                          Fort Worth            TX      76115
  401     Pinon Terrace Apartments                 8409 Comanche Road                          Albuquerque           NM      87111
  402     Second Street Apartments                 80 - 86 Second Street                       Elizabeth             NJ      07206
  403     Steele Street Apartments                 1421 Steele Street                          Denver                CO      80218
  404     Williams Street Apartments               1436 Williams Street                        Denver                CO      80206
  405     Beverly Rossmore Apartments              304 North Rossmore Avenue                   Los Angeles           CA      90004
  406     Chestnut Mansion                         114 West Chestnut Street                    Kingston              NY      12401
  407     Riverside Village                        1608 8th Street NE                          Auburn                WA      98022
  408     Woodlawn Apartments                      3762 UpRiver Road                           Corpus Christi        TX      78408
  409     96 Wadsworth Terrace                     96 Wadsworth Terrace                        New York              NY      10005
  410     Vanowen Street Apartments                16215 - 16221 Vanowen Street                Van Nuys              CA      94406
  411     Saticoy Street Apartments                20445 Saticoy Street                        Canoga Park           CA      91306
  412     Bombay Apartments                        11922 Burbank Boulevard                     North Hollywood       CA      91607
  413     Albion Manor Apartments                  1500 - 10 South Albion Street               Denver                CO      80220
  414     1479 Macombs Road                        1479 Macombs Road                           Bronx                 NY      10452
  415     The Seville Apartments                   1148 William Street                         Bridgeport            CT      06608
  416     Denton Court Apartments                  4735 Denton Street                          Dallas                TX      75219
  417     Mulberry Place Apartments                1661 Mulberry Street                        Charleston            SC      29407
  418     Windsor Apartments                       4421 Windsor Drive                          Fort Smith            AR      72904
  419     Willow Pointe Apartments                 3224 & 3212 Massard and 3207 & 3211 Enid    Fort Smith            AR      72903
  420     Southtown Apartments                     5039 South 31st                             Fort Smith            AR      72903
  421     470 Beacon Street                        470 Beacon Street                           Boston                MA      02117
  422     Meadow Lea Apartments                    8217 Fulton Street                          Houston               TX      77022
  423     Princess Apartments                      1177 South Norton Ave.                      Los Angeles           CA      90019
  424     Villa Martel Apartments                  3602 E. Monte Vista Road                    Phoenix               AZ      85008
  425     Stardust Apartments                      5727 Gaston Avenue                          Dallas                TX      75214
  426     1808 Beverly Road                        1808 Beverly Road                           Brooklyn              NY      11226
  427     Lake Avenue Apartments                   144 Lake Avenue                             Manchester            NH      03104
  428     Shea Terrace Apartments                  222-224 Sandpiper Drive                     Portsmouth            VA      23704
  429     Sunset Gardens                           801 Las Lomas Avenue                        Pacific Palisades     CA      90272
  430     Country Creek Village Apartments         3783 Legendary Lane                         Dallas                TX      75224
  431     Pine Hill Apartments                     367 Fletchwood Road                         Elkton                MD      21921
  432     Stoneridge Apartments                    1500 South Lamar Boulevard                  Austin                TX      78704
  433     Highland Villas Apartments               210 North Avenue 55                         Los Angeles           CA      90042
  434     Mount Vernon Manor Apartments            9225 Long Point                             Houston               TX      77055
  435     Lanier Place                             1725 Lanier Place, NW                       Washington            DC      20009
  436     Tamarack Shadows Apartments              3101 North 36th Street                      Phoenix               AZ      85018
  437     Royal Poinciana                          380 North Royal Poinciana Boulevard         Miami Springs         FL      33166



                                                            REMAINING
CONTROL          CUT-OFF DATE      MONTHLY         GROSS   --------------        MATURITY/ARD        GROUND        BALLOON/ARD/
 NUMBER            BALANCE         PAYMENT         RATE    TERM     AMORT            DATE            LEASE       FULLY AMORTIZING
------------------------------------------------------------------------------------------------------------------------------------
  541            803,411.94        7,049.94        9.375    104      284           11/01/2006          No             Balloon
  389            887,713.16        7,399.29        8.750    106      286           01/01/2007          No             Balloon
  390            620,635.69        5,504.28        9.500    103      283           10/01/2006          No             Balloon
  391            493,309.36        4,153.27        8.875    106      286           01/01/2007          No             Balloon
  392          1,233,273.56       10,383.16        8.875    286      286           01/01/2022          No        Fully Amortizing
  393          1,193,808.80       10,050.90        8.875    106      286           01/01/2007          No             Balloon
  394            399,898.64        3,468.35        9.250    106      286           01/01/2007          No             Balloon
  395            493,442.59        4,195.98        9.000    106      286           01/01/2007          No             Balloon
  396            986,885.16        8,391.96        9.000    106      286           01/01/2007          No             Balloon
  397          1,680,866.82       14,324.59        9.050    107      287           02/01/2007          No             Balloon
  542            642,945.64        5,566.48        9.250    107      287           02/01/2007          No             Balloon
  398            560,954.48        4,798.39        9.125    109      289           04/01/2007          No             Balloon
  399            653,264.81        5,806.20        9.625    110      290           05/01/2007          No             Balloon
  400            809,134.98        7,191.57        9.625    110      290           05/01/2007          No             Balloon
  401          1,298,379.73       11,446.14        9.520    110      290           05/01/2007          No             Balloon
  402            760,839.14        6,696.88        9.500    110      290           05/01/2007          No             Balloon
  403            213,908.38        1,882.82        9.500    110      290           05/01/2007          No             Balloon
  404            248,649.96        2,188.61        9.500    110      290           05/01/2007          No             Balloon
  405            991,827.29        8,391.96        9.000    110      290           05/01/2007          No             Balloon
  406          1,210,517.21       10,447.86        9.250    110      290           05/01/2007          No             Balloon
  407            714,990.33        6,228.17        9.375    111      291           06/01/2007          No             Balloon
  408            595,825.28        5,190.14        9.375    111      291           06/01/2007          No             Balloon
  409            843,938.67        7,279.25        9.250    111      291           06/01/2007          No             Balloon
  410            575,964.39        5,017.14        9.375    111      291           06/01/2007          No             Balloon
  411          1,097,311.53        9,558.51        9.375    111      291           06/01/2007          No             Balloon
  412            705,059.88        6,141.67        9.375    111      291           06/01/2007          No             Balloon
  413            843,938.67        7,279.25        9.250    111      291           06/01/2007          No             Balloon
  414          1,490,901.57       12,975.35        9.375    112      292           07/01/2007          No             Balloon
  415            484,467.51        4,174.86        9.250    112      292           07/01/2007          No             Balloon
  416          1,068,143.64        9,113.56        9.125    112      292           07/01/2007          No             Balloon
  417            715,056.61        5,919.43        8.750    112      292           07/01/2007          No             Balloon
  418            422,567.42        3,603.03        9.125    113      293           08/01/2007          No             Balloon
  419            661,193.68        5,637.69        9.125    113      293           08/01/2007          No             Balloon
  420            323,139.78        2,755.26        9.125    113      293           08/01/2007          No             Balloon
  421            715,407.88        6,103.96        9.125    112      292           07/01/2007          No             Balloon
  422            596,267.70        5,138.29        9.250    112      292           07/01/2007          No             Balloon
  423            734,688.75        6,273.52        9.125    112      292           07/01/2007          No             Balloon
  424            715,407.88        6,103.96        9.125    112      292           07/01/2007          No             Balloon
  425            377,576.34        3,221.54        9.125    112      292           07/01/2007          No             Balloon
  426            377,772.71        3,188.95        9.000    113      293           08/01/2007          No             Balloon
  427            323,003.49        2,671.97        8.750    113      293           08/01/2007          No             Balloon
  428            187,654.93        1,643.54        9.375    106      286           01/01/2007          No             Balloon
  429            500,594.44        4,629.68        9.125    228      228           03/01/2017          No        Fully Amortizing
  430            889,514.51        7,707.44        9.250    107      287           02/01/2007          No             Balloon
  431          1,583,206.12       13,840.37        9.375     48      288           03/01/2002          No             Balloon
  432          2,370,290.72       19,935.66        8.875    107      287           02/01/2007          No             Balloon
  433          1,207,470.97        9,901.91        9.125     70      346           01/01/2004          No             Balloon
  434            726,800.16        6,168.09        9.000    108      288           03/01/2007          No             Balloon
  435            885,530.29        8,389.18        9.500    229      229           04/01/2017          No        Fully Amortizing
  436            593,306.18        5,035.18        9.000    108      288           03/01/2007          No             Balloon
  437            457,831.44        4,943.37        9.625    170      170           05/01/2012          No        Fully Amortizing



CONTROL        SERVICING             MORTGAGE                                                  INTEREST                  CROSS
 NUMBER        FEES (1)             LOAN SELLER            SUBSERVICER        DEFEASANCE       ACCRUAL                 DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  541            0.095          Daiwa Finance Corp.        First Union                          30/360
  389            0.095          Daiwa Finance Corp.        First Union                          30/360
  390            0.095          Daiwa Finance Corp.        First Union                          30/360
  391            0.095          Daiwa Finance Corp.        First Union                          30/360
  392            0.095          Daiwa Finance Corp.        First Union                          30/360
  393            0.095          Daiwa Finance Corp.        First Union                          30/360
  394            0.095          Daiwa Finance Corp.        First Union                          30/360
  395            0.095          Daiwa Finance Corp.        First Union                          30/360            Cntrl # 396
  396            0.095          Daiwa Finance Corp.        First Union                          30/360            Cntrl # 395
  397            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  542            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  398            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  399            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  400            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  401            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  402            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  403            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  404            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  405            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  406            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  407            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  408            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  409            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  410            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  411            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  412            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  413            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  414            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  415            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  416            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  417            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  418            0.095          Daiwa Finance Corp.        First Union                        Actual/360          Cntrl #'s 419, 420
  419            0.095          Daiwa Finance Corp.        First Union                        Actual/360          Cntrl #'s 418, 420
  420            0.095          Daiwa Finance Corp.        First Union                        Actual/360          Cntrl #'s 418, 419
  421            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  422            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  423            0.095          Daiwa Finance Corp.        First Union                          30/360
  424            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  425            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  426            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  427            0.095          Daiwa Finance Corp.        First Union                        Actual/360
  428            0.095          Daiwa Finance Corp.        First Union                          30/360
  429            0.095          Daiwa Finance Corp.        First Union                          30/360
  430            0.095          Daiwa Finance Corp.        First Union                          30/360
  431            0.095          Daiwa Finance Corp.        First Union                          30/360
  432            0.095          Daiwa Finance Corp.        First Union                          30/360
  433            0.095          Daiwa Finance Corp.        First Union                          30/360
  434            0.095          Daiwa Finance Corp.        First Union                          30/360
  435            0.095          Daiwa Finance Corp.        First Union                          30/360
  436            0.095          Daiwa Finance Corp.        First Union                          30/360
  437            0.095          Daiwa Finance Corp.        First Union                          30/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER     PROPERTY NAME                                   ADDRESS                               CITY             STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  438       37 Wales Street                                 37 Wales Street                       Dorchester         MA      02124
  439       Joanne Marie Apartments                         807 N. W. 24th Street                 Wilton Manors      FL      33311
  440       Dorchester Apartments                           1350-1358 Dorchester Avenue           Dorchester         MA      02122
  441       Hillside Village Apartments                     1401 East Dunlap                      Phoenix            AZ      85020
  442       Lake Forest Apartments                          2320 N. Vermilion St.                 Danville           IL      61832
  443       Manor Apartments and Traymore Apartments        130 North McLean and 51 South McLean  Memphis            TN      38104
  444       Shadow Oaks Apartments                          1523 Heights Boulevard                Houston            TX      77008
  445       Kimberly Oaks Apartments                        1530 Heights Boulevard                Houston            TX      77008
  446       Birch Row Apartments                            1201 - 1211 Locust Street             Philadelphia       PA      19107
  447       Mansard Place Apartments                        6156 S. Loop East                     Houston            TX      77087
  448       Broadway Park Apartments                        2505 Broadway                         Houston            TX      77012
  449       The Deely Place Apartments                      8511 South Flores                     San Antonio        TX      78221
  450       Atlantic City Apartments                        1901 Haren Drive                      Henderson          NV      89015
  451       Checker Auto Parts                              2206 North Big Spring Street          Midland            TX      79705
  452       The Samuel Building                             7290 Samuel Drive                     Denver             CO      80221
  453       Canberra Apartments                             2929 North 36th Street                Phoenix            AZ      85018
  454       Rosewood Gardens                                7 Charles Street                      Roselle            NJ      07204
  455       Hickory Apartments                              320 South Jupiter Road                Garland            TX      75042
  456       Dutch Haven Apartments                          846 Piney Grove                       Columbia           SC      29210
  457       Robinswood Apartments                           800 North Hastings Street             Orlando            FL      32808
  458       Sunset Apartments                               830 & 840 Sunset Drive                Athens             GA      30601
  459       3301 Powelton Avenue                            3301- 3315 Powelton Avenue            Philadelphia       PA      19104
  460       Bryan Place Apartments                          3219 San Jacinto                      Dallas             TX      75044
  461       Skyline Woods Apartments                        Skyline Drive                         Saugerties         NY      12477
  462       Sunrise Apartments                              190 Kirkwood Road, NE                 Atlanta            GA      30317
  463       Featherstone Apartments                         7800 - 7820 Featherstone Drive        Raleigh            NC      27612
  464       Wayne Street Apartments                         5339 Wayne Street                     Raleigh            NC      27606
  543       Castille Court Apartments                       1811 Rogero Road                      Jacksonville       FL      32211
  465       The Villages Apartment                          1775 Leon Road                        Jacksonville       FL      32211
  466       Seligson Portfolio - 605 West Avenue            605 West Avenue                       Norwalk            CT      06850
  467       Seligson Portfolio - 698 West Avenue            698 West Avenue                       Norwalk            CT      06850
  468       Seligson Portfolio - 17 Butler Street           17 Butler Street                      Norwalk            CT      06850
  469       McFarlin Condos                                 3412 McFarlin Blvd.                   University Park    TX      75205
  470       Palms at Byron Place                            8535 Byron Avenue                     Miami Beach        FL      33141
  471       Olde North Village Apartments                   3490 Triangle Drive                   Winston-Salem      NC      27106
  472       Savings Tower                                   45 Savings Street                     Waterbury          CT      06702
  473       Hawthorne Apartments                            1491 Hawthorne Avenue                 Houston            TX      77006
  474       Oak Forest Apartments                           3614 Pine Oak Avenue Southwest        Wyoming            MI      49509
  475       Rampart Gardens Apartments                      6300 Rampart                          Houston            TX      77081
  476       Morris Hall Apartments                          357 Morris Street                     Albany             NY      12207
  477       English Hills II                                2004 140th Avenue & 2005 142nd Avenue Tampa              FL      33613
  478       670 Garden Street                               670 Garden Street                     Bronx              NY      10457
  479       Anna Hart Portfolio - 6 West 87th Street        6 West 87th Street                    New York           NY      10024
  480       Anna Hart Portfolio - 45 West 69th Street       45 West 69th Street                   New York           NY      10023
  481       Anna Hart Portfolio - 49 West 68th Street       49 West 68th Street                   New York           NY      10023
  482       Anna Hart Portfolio - 117 West 69th Street      117 West 69th Street                  New York           NY      10023
  483       Anna Hart Portfolio - 130 Beach 133rd Street    130 Beach 133rd Street                Queens             NY      11694
  484       Anna Hart Portfolio - 148 West 76th Street      148 West 76th Street                  New York           NY      10023
  485       244 & 248 West 21st Street                      244 & 248 West 21st Street            New York           NY      10011
  488       Anna Hart Portfolio - 330 West 101st Street     330 West 101st Street                 New York           NY      10025
  489       Trinity Court Condominiums                      6526 - 6530 Ridgecrest                Dallas             TX      75231



                                                          REMAINING
CONTROL       CUT-OFF DATE      MONTHLY       GROSS      ------------      MATURITY/ARD     GROUND          BALLOON/ARD/
 NUMBER          BALANCE        PAYMENT       RATE       TERM   AMORT          DATE         LEASE         FULLY AMORTIZING
--------------------------------------------------------------------------------------------------------------------------
  438            411,771.46     3,589.85       9.375      111    291        06/01/2007        No               Balloon
  439            381,726.97     3,363.73       9.500      110    290        05/01/2007        No               Balloon
  440            775,219.63     6,679.78       9.250      113    293        08/01/2007        No               Balloon
  441            546,077.00     5,173.33       9.500      229    229        04/01/2017        No          Fully Amortizing
  442          1,487,841.80    12,716.59       9.125      111    291        06/01/2007        No               Balloon
  443            683,728.75     6,251.86      10.000      292    292        07/01/2022        No          Fully Amortizing
  444            293,744.23     2,586.14       9.500      111    291        06/01/2007        No               Balloon
  445            331,454.62     2,918.15       9.500      111    291        06/01/2007        No               Balloon
  446            496,763.55     4,455.69       9.750       52    292        07/01/2002        No               Balloon
  447          1,786,541.39    14,951.76       8.875      112    292        07/01/2007        No               Balloon
  448          2,173,625.43    18,191.30       8.875      112    292        07/01/2007        No               Balloon
  449            846,675.92     6,839.29       9.000      113    353        08/01/2007        No               Balloon
  450            956,341.22     7,810.88       9.125      113    353        08/01/2007        No               Balloon
  451            516,942.28     4,543.22       9.500      293    293        08/01/2022        No          Fully Amortizing
  452            721,127.04     6,146.35       9.125       54    294        09/01/2002        No               Balloon
  453            992,786.08     7,884.50       8.250      113    293        08/01/2007        No               Balloon
  454            586,115.93     4,701.24       8.375      113    293        08/01/2007        No               Balloon
  455            696,202.14     5,755.01       8.750      114    294        09/01/2007        No               Balloon
  456            877,371.29     7,159.97       9.125      114    354        09/01/2007        No               Balloon
  457            671,337.80     5,549.47       8.750      114    294        09/01/2007        No               Balloon
  458            865,383.30     7,226.68       8.875      114    294        09/01/2007        No               Balloon
  459            577,527.15     4,867.34       9.000      115    295        10/01/2007        No               Balloon
  460            380,869.35     3,209.90       9.000      115    295        10/01/2007        No               Balloon
  461            746,654.17     6,166.08       8.750      115    295        10/01/2007        No               Balloon
  462            425,505.53     3,442.35       8.500      115    295        10/01/2007        No               Balloon
  463            597,323.35     4,932.86       8.750      115    295        10/01/2007        No               Balloon
  464            199,107.76     1,644.29       8.750      115    295        10/01/2007        No               Balloon
  543            482,836.35     3,987.40       8.750      115    295        10/01/2007        No               Balloon
  465            632,167.23     5,220.61       8.750      115    295        10/01/2007        No               Balloon
  466          4,133,387.11    31,170.90       8.010      115    325        10/01/2007        No               Balloon
  467          1,444,195.49    10,891.04       8.010      115    325        10/01/2007        No               Balloon
  468          5,577,582.60    42,061.94       8.010      115    325        10/01/2007        No               Balloon
  469            647,404.95     5,179.34       8.375      116    296        11/01/2007        No               Balloon
  470            796,934.29     6,509.34       8.625      116    296        11/01/2007        No               Balloon
  471            792,195.23     6,739.79       9.125      296    296        11/01/2022        No          Fully Amortizing
  472            896,332.90     7,096.05       8.250      116    296        11/01/2007        No               Balloon
  473            448,275.52     3,661.51       8.625      116    296        11/01/2007        No               Balloon
  474            399,141.19     3,254.53       9.125      236    356        11/01/2017        No               Balloon
  475          2,040,943.75    15,484.24       7.750      116    296        11/01/2007        No               Balloon
  476            637,496.61     5,153.45       8.500      116    296        11/01/2007        No               Balloon
  477            258,940.61     2,049.97       8.250      116    296        11/01/2007        No               Balloon
  478            745,462.39     6,747.94       9.000      236    236        11/01/2017        No          Fully Amortizing
  479            463,174.78     3,608.94       8.625      117    357        12/01/2007        No               Balloon
  480            211,622.97     1,648.91       8.625      117    357        12/01/2007        No               Balloon
  481            224,599.82     1,750.03       8.625      117    357        12/01/2007        No               Balloon
  482            328,414.86     2,558.93       8.625      117    357        12/01/2007        No               Balloon
  483            179,679.88     1,400.02       8.625      117    357        12/01/2007        No               Balloon
  484            339,395.29     2,644.49       8.625      117    357        12/01/2007        No               Balloon
  485            728,701.66     5,677.87       8.625      117    357        12/01/2007        No               Balloon
  488            386,311.70     3,010.05       8.625      117    357        12/01/2007        No               Balloon
  489            618,034.26     4,785.26       8.000      117    297        12/01/2007        No               Balloon





CONTROL        SERVICING                MORTGAGE                                                   INTEREST             CROSS
 NUMBER        FEES (1)                LOAN SELLER             SUBSERVICER        DEFEASANCE       ACCRUAL            DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  438            0.095             Daiwa Finance Corp.         First Union                          30/360
  439            0.095             Daiwa Finance Corp.         First Union                          30/360
  440            0.095             Daiwa Finance Corp.         First Union                          30/360
  441            0.095             Daiwa Finance Corp.         First Union                          30/360
  442            0.095             Daiwa Finance Corp.         First Union                          30/360
  443            0.095             Daiwa Finance Corp.         First Union                          30/360
  444            0.095             Daiwa Finance Corp.         First Union                          30/360
  445            0.095             Daiwa Finance Corp.         First Union                          30/360
  446            0.095             Daiwa Finance Corp.         First Union                          30/360
  447            0.095             Daiwa Finance Corp.         First Union                          30/360
  448            0.095             Daiwa Finance Corp.         First Union                          30/360
  449            0.095             Daiwa Finance Corp.         First Union                          30/360
  450            0.095             Daiwa Finance Corp.         First Union                          30/360
  451            0.095             Daiwa Finance Corp.         First Union                          30/360
  452            0.095             Daiwa Finance Corp.         First Union                          30/360
  453            0.095             Daiwa Finance Corp.         First Union                          30/360
  454            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  455            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  456            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  457            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  458            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  459            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  460            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  461            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  462            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  463            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  464            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  543            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  465            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  466            0.095             Daiwa Finance Corp.         First Union           Yes          Actual/360     Cntrl #'s 467, 468
  467            0.095             Daiwa Finance Corp.         First Union           Yes          Actual/360     Cntrl #'s 466, 468
  468            0.095             Daiwa Finance Corp.         First Union           Yes          Actual/360     Cntrl #'s 466, 467
  469            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  470            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  471            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  472            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  473            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  474            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  475            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  476            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  477            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  478            0.095             Daiwa Finance Corp.         First Union                        Actual/360
  479            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  480            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  481            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  482            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  483            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  484            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  485            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  488            0.095       Daiwa Real Estate Finance Corp.   First Union                        Actual/360
  489            0.095             Daiwa Finance Corp.         First Union                        Actual/360


                                                         Conduit_Mtg_Sched

CONTROL
 NUMBER   PROPERTY NAME                                ADDRESS                                    CITY              STATE   ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  490     Townhouse Apartments                         12621 Lomas Boulevard N.E.                 Albuquerque        NM      87112
  491     D'iberville Apartments                       265 Front Beach Drive                      Ocean Springs      MS      39564
  492     Ricciuti Court Apartments                    445 Shenandoah Drive                       Penn Hills         PA      15235
  493     495 Washington Avenue                        495 Washinton Avenue                       Brooklyn           NY      11238
  494     The Tropic Estates Apartments                3044 Jamaica Drive                         Corpus Christi     TX      78418
  495     Glenoaks Apartments                          8817 South 28th Street                     Fort Smith         AR      72908
  496     Gilmore Apartments                           705-725 & 815 - 823 North Gilmore Avenue   Lakeland           FL      33801
  497     Village Meadows                              9801 Meandering Way                        Fort Smith         AR      72903
  498     Blair House Apartments                       321-323 Montgomery and 324 N. Bellevue     Memphis            TN      38104
  499     Tahiti Village Apartments                    883 Buena Vista Avenue                     Pomona             CA      91766
  500     1011 Sheridan Avenue                         1011 Sheridan Avenue                       Bronx              NY      10456
  501     Kirlin Place Apartments                      27 Old Lawrence Road                       Pelham             NH      03076
  502     Las Casitas Apartments                       4100 East 29th Street                      Tucson             AZ      85711
  503     Orangewood Place Apartments                  7328 North 27th Avenue                     Phoenix            AZ      85051
  504     Edison Terrace Apartments                    401 N. Ash Street                          Centralia          WA      98531
  505     Ramsey Apartments                            201 - 207 East Glendale Avenue             Alexandria         VA      22030
  506     Glendale Apartments                          200-216 E. Glendale Avenue                 Alexandria         VA      22301
  507     Burton Gardens Apartments                    300 - 311 East Glendale Avenue             Alexandria         VA      22030
  508     Drexel Terrace Apartments                    1356 & 1360 East Drexel Road               Tucson             AZ      85706
  509     Lake Parker Apartments                       730-810 East First Street                  Lakeland           FL      33805
  510     Corporate Point Office Building              14100 Park Meadow Drive                    Chantilly          VA      20151
  511     Great Western Bank Building                  13701 - 13739 Riverside Drive              Sherman Oaks       CA      91423
  512     Windsor Hall Apartments                      179 Dwight Street                          New Haven          CT      06533
  513     Foresight Village Apartments - Phase II      620 25 1/2 Road                            Grand Junction     CO      81501
  514     Cedarhaus Apartments                         4503-4509 So. Salina Street                Syracuse           NY      13205
  515     Windsong Apartments                          2320 North Garrett Drive                   Dallas             TX      75206
  516     Wellington Apartments                        818 Forest Drive & 812 Woods Drive         Newport News       VA      23605
  517     Golden Villas Apartments                     4088-4136 Silver Dollar                    Las Vegas          NV      89102
  518     Parkwood Apartments                          5917 Carmelita Avenue                      Huntington Park    CA      90255
  519     Manayunk Apartments                          3901 Manayunk Avenue                       Philadelphia       PA      19128
  520     Folcroft Apartments                          1503-1505, 1511, 1513, 1528 Elmwood
                                                         & 1528 Baltimore                         Folcroft           PA      19032
  521     Claridge Manor Apartments                    72 - 92 Colonel Bell Drive                 Brockton           MA      02401
  522     Oakwood Apartments                           1104 140th Street East                     Tampa              FL      33613
  523     Teesdale Apartments                          1730-1736 Teesdale Street                  Philadelphia       PA      19111
  524     The Mase Building                            6515 Main Street                           Trumbull           CT      06611
  525     Brandywine Apartments                        4710 Lake Avenue                           Dallas             TX      75219
  526     Tropic Isle Apartments                       260 East Newburgh Street                   Azusa              CA      91702
  527     Leisure Isle Apartments                      3615 - 3623 Gilman Road                    El Monte           CA      91732
  528     Laurel Apartments                            1420 - 1446 Laurel Avenue                  Pomona             CA      91768
  529     La Mesa Apartments                           752 La Mesa Avenue                         Pomona             CA      91766
  530     Villa Fontana Apartments                     3719 - 3725 Gilman Road                    El Monte           CA      91732
  531     Park Lane Apartments                         2628 Maxson Road                           El Monte           CA      91732
  533     Comfort Inn - Ormond Beach                   507 South Atlantic Avenue                  Ormond Beach       FL      32176
  534     Comfort Inn - St. Augustine                  1111 N.Ponce De Leon Blvd.                 St. Augustine      FL      32084
  537     Ramada Inn - Katy                            22025 IH-10 West                           Katy               TX      77450
  538     Quail Run                                    1000 South Clack Street                    Abilene            TX      79605
  544     Laurelwood Rehab and Skilled Nursing Center  642 Danbury Road                           Ridgefield         CT      06877
  539     The Sarvis Building and Conference Center    6104 and 6111 Gazebo Park Place North      Jacksonville       FL      32257
  532     Lincoln Apartments                           219 Lincoln Avenue                         Newark             NJ      07104




                                                                REMAINING
CONTROL       CUT-OFF DATE      MONTHLY        GROSS         ---------------        MATURITY/ARD       GROUND         BALLOON/ARD/
 NUMBER          BALANCE        PAYMENT         RATE         TERM      AMORT           DATE            LEASE       FULLY AMORTIZING
------------------------------------------------------------------------------------------------------------------------------------
  490          797,662.47        6,441.82      8.500         117        297          12/01/2007          No            Balloon
  491          897,203.89        7,021.04      8.125         117        297          12/01/2007          No            Balloon
  492          718,103.25        6,103.96      9.125         117        297          12/01/2007          No            Balloon
  493          518,449.11        4,143.47      8.375         117        297          12/01/2007          No            Balloon
  494          807,379.30        6,184.79      7.875         117        297          12/01/2007          No            Balloon
  495        1,064,675.20        8,591.77      8.500         118        298          01/01/2008          No            Balloon
  496        1,028,597.37        7,957.43      8.000         118        298          01/01/2008          No            Balloon
  497          458,997.74        3,704.04      8.500         118        298          01/01/2008          No            Balloon
  498          319,524.96        3,252.70     11.500         118        298          01/01/2008          No            Balloon
  499        1,496,770.32       11,453.31      7.875         118        298          01/01/2008          No            Balloon
  500        2,095,022.88       16,034.63      7.875         118        298          01/01/2008          No            Balloon
  501          708,429.51        5,934.01      9.350         103        343          10/01/2006          No            Balloon
  502        2,432,979.47       21,452.37      9.250          90        270          09/01/2005          No            Balloon
  503        1,241,302.69       10,812.79      9.375         111        291          06/01/2007          No            Balloon
  504          757,189.32        6,115.13      9.000         112        352          07/01/2007          No            Balloon
  505          844,531.04        6,844.43      8.500         113        293          08/01/2007          No            Balloon
  506          844,531.04        6,844.43      8.500         113        293          08/01/2007          No            Balloon
  507        1,142,600.83        9,260.11      8.500         113        293          08/01/2007          No            Balloon
  508          520,097.22        4,597.69      8.625         114        234          09/01/2007          No            Balloon
  509          583,659.53        4,563.67      8.125         118        298          01/01/2008          No            Balloon
  510        4,010,309.83       30,364.22      7.750         118        298          01/01/2008          No            Balloon
  511        3,191,482.35       22,657.78      7.020         118        298          01/01/2008          No            Balloon
  512          448,986.07        3,548.03      8.250         118        298          01/01/2008          No            Balloon
  513          748,824.78        5,503.23      8.000         118        358          01/01/2008          No            Balloon
  514          369,180.21        2,948.24      8.375         118        298          01/01/2008          No            Balloon
  515          398,831.23        3,220.91      8.500         117        297          12/01/2007          No            Balloon
  516        1,991,651.06       16,072.33      8.500         118        298          01/01/2008          No            Balloon
  517          748,252.23        5,788.62      8.000         118        298          01/01/2008          No            Balloon
  518        1,123,691.66        8,222.40      7.375         179        299          02/01/2013          No            Balloon
  519        2,745,629.75       19,877.19      7.250         119        299          02/01/2008          No            Balloon
  520        1,647,555.18       12,871.90      8.125         119        299          02/01/2008          No            Balloon
  521        2,146,653.36       15,888.31      7.500         119        299          02/01/2008          No            Balloon
  522        1,497,711.74       11,329.93      7.750         119        299          02/01/2008          No            Balloon
  523          271,599.26        2,135.50      8.200         119        299          02/01/2008          No            Balloon
  524          723,420.34        5,837.90      8.500         118        298          01/01/2008          No            Balloon
  525          828,161.02        6,613.61      8.375         118        298          01/01/2008          No            Balloon
  526          898,608.18        6,697.82      7.580         179        299          02/01/2013          No            Balloon
  527        1,021,417.96        7,613.19      7.580         179        299          02/01/2013          No            Balloon
  528          299,536.06        2,232.61      7.580         179        299          02/01/2013          No            Balloon
  529          522,191.20        3,892.18      7.580         179        299          02/01/2013          No            Balloon
  530        1,198,144.24        8,930.43      7.580         179        299          02/01/2013          No            Balloon
  531        1,048,376.20        7,814.13      7.580         179        299          02/01/2013          No            Balloon
  533        1,496,712.91       12,258.76      7.690         119        239          02/01/2008          No            Balloon
  534        3,094,545.64       23,899.36      7.650         119        275          02/01/2008          No            Balloon
  537        1,594,600.40       15,106.27      7.800         179        179          02/01/2013          No        Fully Amortizing
  538        1,104,312.78        8,353.94      7.750         119        299          02/01/2008          No            Balloon
  544       13,000,000.00       96,916.04      7.600         180        300          03/01/2013          No            Balloon
  539        2,596,679.29       19,599.60      8.050         119        329          02/01/2008          No            Balloon
  532          745,620.35        7,330.70      8.375         178        178          01/01/2013          No        Fully Amortizing



CONTROL     SERVICING               MORTGAGE                                                                INTEREST         CROSS
 NUMBER      FEES (1)              LOAN SELLER                  SUBSERVICER                DEFEASANCE       ACCRUAL        DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  490         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  491         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  492         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  493         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  494         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  495         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  496         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  497         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  498         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  499         0.095            Daiwa Finance Corp.              First Union                                  30/360
  500         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  501         0.095            Daiwa Finance Corp.              First Union                                  30/360
  502         0.095            Daiwa Finance Corp.              First Union                                  30/360
  503         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  504         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  505         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  506         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  507         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  508         0.285            Daiwa Finance Corp.              Continental Wingate                        Actual/360
  509         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  510         0.160            Daiwa Finance Corp.              Collateral Mortgage            Yes         Actual/360
  511         0.095            Daiwa Finance Corp.              First Union                    Yes         Actual/360
  512         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  513         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  514         0.095      Daiwa Real Estate Finance Corp.        First Union                                Actual/360
  515         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  516         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  517         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  518         0.095            Daiwa Finance Corp.              First Union                                  30/360
  519         0.095      Daiwa Real Estate Finance Corp.        First Union                                Actual/360
  520         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  521         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  522         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  523         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  524         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  525         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  526         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  527         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  528         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  529         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  530         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  531         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  533         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  534         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  537         0.095            Daiwa Finance Corp.              First Union                    Yes         Actual/360
  538         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  544         0.095      Daiwa Real Estate Finance Corp.        First Union                    Yes         Actual/360
  539         0.095            Daiwa Finance Corp.              First Union                                Actual/360
  532         0.095            Daiwa Finance Corp.              First Union                                Actual/360

                                    EXHIBIT C

            FORM OF SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                  MLMI 1998-C2

    Control         Borrower      Document       Document        Exception
      No.             Name          ID            Status        Description
    -------         --------      --------       --------       ------------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                    ______________, 199_

Norwest Bank Minnesota, National Association
3 New York Plaza, 15th Floor
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

          Re: MLMI Series 1998-C2
              --------------------

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, First Union National Bank, as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

___________ 1.    Mortgage Loan paid in full.


                                     D-1-1

                  The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

___________ 2.    Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                      First Union National Bank,
                                      as Master Servicer

                                      By:_____________________________________
                                          Name:
                                          Title


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                   _______________, 199_

Norwest Bank Minnesota, National Association
3 New York Plaza, 15th Floor
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

        Re: MLMI Series 1998-C2
            -------------------

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank, as Master Servicer and CRIIMI MAE Services Limited Partnership, as Special Servicer, and you, as Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

                                     D-2-1

Reason for requesting file (or portion thereof):

___________ 1.    The Mortgage Loan is being foreclosed.

___________ 2.    Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    CRIIMI MAE Services Limited Partnership, as Special Servicer


                                    By: _______________________________
                                         Name:
                                         Title:

                                     D-2-2

                                   EXHIBIT E-1

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

     "Net Operating Income" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves (as determined in accordance with the reserve requirements for such Mortgaged Property set forth in Annex A to the Prospectus Supplement). Net Operating Income does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the "revenue" component of Net Operating Income for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 5%, the Special Servicer shall assume a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by anchor tenants or single tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the Special Servicer shall either review rental revenue shown on the rolling 12-month operating statements or annualize the rental revenue shown on rent rolls or operating statements with respect to the prior three to twelve month periods. For the other rental properties, the Special Servicer shall annualize rental revenue shown on the most recent rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average daily occupancy shown on the borrower-supplied operating statements. Private occupancy rates shall be within current market ranges and vacancy levels shall be at a minimum of __%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Operating Income for each Mortgaged Property, the Special Servicer shall rely on the most recent financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be

                                     E-1-1
annualized and used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts shall be assumed, single tenant properties, where a minimum of 4% of gross receipts shall be assumed and self-storage properties, where a minimum of 5% of gross receipts shall be assumed) unless actual management fees are higher, in which case actual management fees shall be assumed, (c) assumptions shall be made with respect to reserves (as determined in accordance with the reserve requirements for such Mortgaged Property set forth in Annex A to the Prospectus Supplement) and (d) expenses shall be assumed to include annual replacement reserves equal to (1) in the case of retail, office, and industrial properties, not less than $0.15 and not more than $0.46 per square foot net rentable commercial area (except with respect to two Mortgage Loans, or 2%, where $0.12 and $0.10 was assumed, respectively, (2) in the case of multifamily and one mixed use multifamily retail properties, not less than $150 or more than $374 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on a ongoing basis, (4) in the case of the manufactured housing communities, not less than $25 or more than $51 per pad per year and (5) in the case of self-storage facilities, not less than $0.05 or more than $0.34 per square foot. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.


                                     E-1-2

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                   ______ __, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn:  Corporate Trust Services (CMBS)

            Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2
                  (the "Certificates")
                  ------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of March 27, 1998 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise


                                     F-1-1
     approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          ------------------------------
                                          (Transferor)

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                     F-1-2

                                   EXHIBIT F-2

                         FORM OF TRANSFEREE CERTIFICATE

                                    FOR QIBs

                                                   ______ __, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn:  Corporate Trust Services (CMBS)

            Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2
                  (the "Certificates")
                  ------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of March 27, 1998 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional


                                     F-2-1
     buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          3. If the Transferee is proposing that the Certificates being acquired should be registered in the name of a nominee, such nominee's name is specified hereafter and the Transferee has caused the execution of the Nominee Acknowledgment below.


                  Nominee (if any): _________________________________________



                                          Very truly yours,

                                          ______________________________
                                          (Transferee)

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                             Nominee Acknowledgment

     The undersigned hereby acknowledges and confirms that the Certificate referred to in this Transferee Certificate that are to be registered in its name are and shall be held solely for the benefit of the above Transferee.


                                          By: _________________________
                                               Name:
                                               Title:



                                     F-2-2

                                                        ANNEX 1 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex as follows:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended because (i) the Transferee owned and/or invested on a discretionary basis $ / $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [The Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, the Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities or is acting in a riskless principal transaction on behalf of a qualified institutional investor.] and (ii) the Transferee satisfies the criteria in the category marked below.

     o Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     o Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months


                                     F-2-3
          preceding such date of sale for a foreign bank or equivalent institution.

     o Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     o    Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

     o Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     o State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     o ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     o Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     o Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _______________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

                                     F-2-4

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                       Will the Transferee be purchasing the
        ---                ---         Transferred Certificate only for the
        Yes                 No         Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and


                                     F-2-5
conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                                _______________________________
                                                Print Name of Transferee

                                        By:_____________________________________
                                      Name:_____________________________________
                                     Title:_____________________________________
                                           _____________________________________
                                      Date:_____________________________________


                                     F-2-6

                                                        ANNEX 2 TO EXHIBIT F-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex as follows:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     o The Transferee owned and/or invested on a discretionary basis $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     o The Transferee is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2-7

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

     6. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                                       Will the Transferee be purchasing the
        ___                ___         Transferred Certificate only for the
        Yes                 No         Transferee's own account?

     7. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of


                                     F-2-8

Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.







              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



                                     F-2-8

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    ____________________________________________

                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    Date:_______________________________________


                                     F-2-10

                                   EXHIBIT F-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR non-QIBs

                                                            ______ __, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn:  Corporate Trust Services (CMBS)

            Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificate, Series 1998-C2,
                  (the "Certificates")
                  ------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") [having an initial principal balance as of March 27, 1998 (the "Closing Date") of $_____________] [evidencing a __% percentage interest in the Class to which it belongs]. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or


                                     F-3-1

(ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the Transferor and the Transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

     THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities


                                     F-3-2

Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3), (7) or (8) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee is proposing that the Certificates being acquired should be registered in the name of a nominee, such nominee's name is specified hereafter and the Transferee has caused the execution of the Nominee Acknowledgment below.

            Nominee (if any): _____________________________


                                          Very truly yours,

                                          ______________________________
                                          (Transferee)

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                             Nominee Acknowledgment
                             ----------------------

     The undersigned hereby acknowledges and confirms that the Certificate referred to in this Transferee Certificate that are to be registered in its name are and shall be held solely for the benefit of the above Transferee.


                                          By: _________________________
                                               Name:
                                               Title:


                                     F-3-3

                                    EXHIBIT G

                            FORM OF TRANSFEREE LETTER
                   FOR TRANSFERS OF SUBORDINATED CERTIFICATES
                              TO NON-PLAN ENTITIES

                                                           _____ __, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn:  Corporate Trust Services (CMBS)

            Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2
                  (the "Certificates")
                  ------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of March 27, 1998 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that either (i) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan), or (ii) the Transferee is an insurance company general account, the Certificates are eligible for exemptive relief under Section III of the Prohibited Transaction Class Exemption 95-60 ("PTE 95-90"), and the conditions of Sections I, III and IV of PTE 95-60 will be satisfied with respect to the transfer of the Certificates.

                                     G-1-1

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                    [Name of Transferee]


                                          By:___________________________

                                          Name:_________________________

                                          Title:________________________

                                     G-1-2

                              EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
               REGARDING CLASS R-I, R-II AND R-III CERTIFICATES

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

            [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

          1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of March 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as Depositor, First Union National Bank, as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

          2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and

                                     H-1-1
     telephone cooperatives described in Section 1381(a)(2)(C) of the Code and
     (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II, R-III] Certificates; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-I(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a

                                     H-1-2

     "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

          7. That the Owner's taxpayer identification number is _____________.

          8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of Section
     5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

          10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

          11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain

                                     H-1-3
     outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

          13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

          14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

                                     H-1-4

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its [Assistant] Secretary, this ____ day of _________, 199_.


                                    [NAME OF OWNER]


                                    By: ________________________________
                                        [Name of Officer]
                                        [Title of Officer]

______________________________
[Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ____ day of _________ 199_.


                              _____________________________________
                              NOTARY PUBLIC


                              COUNTY OF ______________

                              STATE OF _______________

                              My Commission expires the

                              ____ day of _____________, 19__.


                                     H-1-5

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE

               REGARDING CLASS R-I, R-II AND R-III CERTIFICATES

                                                         ________________, 199_

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn:  Corporate Trust Services (CMBS)


        Re: Merrill Lynch Mortgage Investors, Inc., Mortgage
            Pass-Through Certificates, Series 1998-C2, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong
            -----------------------------------------------------------


Dear Sirs:

     This letter is delivered to you in connection with the transfer by ____________________________________ (the "Transferor") to
______________________________________________ (the "Transferees") of the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998, among Merrill Lynch Mortgage Investors, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the

                                     H-2-1

     Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    Transferor: _____________________

                                    By:______________________________

                                    Name:____________________________

                                    Title:___________________________


                                      H-2-2

                                   Exhibit I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                          ________________, 199_

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Agency
25 Broadway
New York, New York  10004

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 1998 relating to Merrill Lynch Mortgage Investors Inc., Mortgage Pass-Through Certificates, Series 1998-C2 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

     Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________ as Special Servicer will become final if certain conditions are met and if neither of you deliver to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), within 45 days after the date of the delivery of this notice to you, a written notice stating that if the person designated to become the Special Servicer were to serve as the Special Servicer, then the rating or ratings of one or more Classes of the Certificates would be qualified, downgraded or withdrawn.

                                     I-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee


                                       Very truly yours,


                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION

                                       By: ______________________________

                                       Title: ___________________________


                                     I-1-2

Receipt acknowledged:

      Standard & Poor's Ratings Agency      Moody's Investors Service, Inc.

      By:_________________                  By:_________________

      Title:______________                  Title:______________

      Date:_______________                  Date:_______________


                                     I-1-3

                                   EXHIBIT I-2

             FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                         _________________, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attn:  Corporate Trust Services (CMBS)

Ladies & Gentlemen:

     Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of March 1, 1998 relating to Merrill Lynch Mortgage Investors Inc., Mortgage Pass-Through Certificates, Series 1998-C2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) as if it were the Special Servicer thereunder.

                                          ______________________________


                                          By: __________________________

                                          Name: ________________________

                                          Title: _______________________


                                     I-2-1

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

                     Form of Schedule of Certificateholders

                       Initial
   Class      Certificate Principal Balance       Name of Holder       Address
   -----      -----------------------------       --------------       -------

                                   EXHIBIT L

                       Form of CSSA Property File Report


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)


--------------------------------------------------------------    ----------------------------------------------------
                                                                      FIELD                           FORMAT
                         FIELD NAME                                   NUMBER        TYPE              EXAMPLE
--------------------------------------------------------------    ----------------------------------------------------
Transaction Id                                                          1            AN              XXX97001
Loan ID                                                                 2            AN              XXX9701A
Prospectus Loan ID                                                      3            AN           00000000012345
Property ID                                                             4            AN              1001-001
Distribution Date                                                       5            AN              YYYYMMDD
Cross-Collateralized Loan Grouping                                      6          Numeric             9(3)
Property Name                                                           7            AN                Text
Property Address                                                        8            AN                Text
Property City                                                           9            AN                Text
Property State                                                         10            AN                 FL
Property Zip Code                                                      11            AN                30303
Property County                                                        12            AN                Text
Property Type Code                                                     13            AN                 MF
Year Built                                                             14            AN                YYYY
Year Last Renovated                                                    15            AN                YYYY
Net Square Feet At Securitization                                      16          Numeric             25000
# Of Units/Beds/Rooms At Securitization                                17          Numeric              75
Property Status                                                        18            AN                  1
Allocated Percentage of Loan at  Securitization                        19          Numeric             0.75
Current Allocated Percentage                                           20          Numeric             0.75
Current Allocated Loan Amount                                          21          Numeric            5900900
Ground Lease (Y/S/N)                                                   22            AN                  N
Other Escrow / Reserve Balances                                        23          Numeric             25000
Most Recent Appraisal Date                                             24            AN              YYYYMMDD
Most Recent Appraisal Value                                            25          Numeric            1000000
Date Asset is Expected to Be Resolved                                  26            AN              YYYYMMDD
Foreclosure Date                                                       27            AN              YYYYMMDD
--------------------------------------------------------------    ----------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
    FIELD                                                                                                  CSSA
    NUMBER                                             DESCRIPTION/COMMENTS                                LOAN
-------------------------------------------------------------------------------------------------------------------
      1                                                                                                   S1,P1
      2                                                                                                   S3,P3
      3       From Offering Document                                                                      S4,P4
      4       Should contain Prospectus ID and propety identifier, e.g., 1001-001, 1000-002
      5                                                                                                     P5
      6       All Loans With The Same Numeric Value Are Crossed                                            S75
      7                                                                                                    S55
      8                                                                                                    S56
      9                                                                                                    S57
     10                                                                                                    S58
     11                                                                                                    S59
     12                                                                                                    S60
     13                                                                                                    S61
     14                                                                                                    S64
     15                                                                                                    P80
     16       RT, IN, WH, OF, MU, SS,OT = SF                                                               S62
     17       MF, MHP, LO, HC = Units                                                                      S63
     18       1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6= Same as at securitization
     19       Issuer to allocate loan % attributable to property for multi-property loans
     20       Calculation based on Current Allocated Loan Amount and Current SPB for associated loan.
     21       Maintained by servicer.                                                                       P7
     22       Either Y=Yes, S=Subordinate, N= No ground lease                                              S74
     23                                                                                                    S77
     24                                                                                                    P74
     25                                                                                                    P75
     26       Could be different dates for different properties if foreclosing                             P79
     27                                                                                                    P42
-------------------------------------------------------------------------------------------------------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)


--------------------------------------------------------------    ----------------------------------------------------
                                                                      FIELD                           FORMAT
                         FIELD NAME                                   NUMBER        TYPE              EXAMPLE
--------------------------------------------------------------    ----------------------------------------------------
REO Date                                                               28            AN              YYYYMMDD
Occupancy %                                                            29          Numeric             0.75
Occupancy Date                                                         30          Numeric           YYYYMMDD
Date Lease Rollover Review                                             31            AN              YYYYMMDD
% Sq. Feet expiring 1-12 months                                        32          Numeric             0.20
% Sq. Feet  expiring 13-24 months                                      33          Numeric             0.20
% Sq. Feet expiring 25-36 months                                       34          Numeric             0.20
% Sq. Feet  expiring 37-48 months                                      35          Numeric             0.20
% Sq. Feet  expiring 49-60 months                                      36          Numeric             0.20
Largest Tenant                                                         37            AN                Text
Square Feet of Largest Tenant                                          38          Numeric             15000
2nd Largest Tenant                                                     39            AN                Text
Square Feet of 2nd Largest Tenant                                      40          Numeric             15000
3rd Largest Tenant                                                     41            AN                Text
Square Feet of 3rd Largest Tenant                                      42          Numeric             15000
Fiscal Year End Month                                                  43          Numeric              12
Securitization Financials As Of Date                                   44            AN              YYYYMMDD
Revenue At Securitization                                              45          Numeric            1000000
Operating Expenses At Securitization                                   46          Numeric            1000000
NOI At Securitization                                                  47          Numeric            1000000
DSCR At Securitization                                                 48          Numeric              1.5
Appraisal Value At Securitization                                      49          Numeric            1000000
Appraisal Date At Securitization                                       50            AN              YYYYMMDD
Physical Occupancy At Securitization                                   51          Numeric
Date of Last Inspection                                                52            AN              YYYYMMDD
--------------------------------------------------------------    ----------------------------------------------------


---------------     ---------------------------------------------------------------------------------     -------------------
    FIELD                                                                                                        CSSA
    NUMBER                                                   DESCRIPTION/COMMENTS                                LOAN
---------------     ---------------------------------------------------------------------------------     -------------------
     28                                                                                                          P43
     29             Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA                                           P71
     30             Add a new field to the CSSA Loan file.                                                       P71
     31             Roll over review to be completed every 12 months
     32
     33
     34
     35
     36
     37             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     38
     39             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     40
     41             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     42
     43             Needed to indicate month ending for borrower's Fiscal Year
     44                                                                                                          S72
     45                                                                                                          S70
     46                                                                                                          S71
     47                                                                                                          S65
     48                                                                                                          S66
     49                                                                                                          S67
     50                                                                                                          S68
     51                                                                                                          S69
     52
---------------     ---------------------------------------------------------------------------------     -------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

---------------------------------------------   ---------------------------------------------   ---------------------   ----------
                                                    FIELD                    FORMAT                                        CSSA
                         FIELD NAME                 NUMBER     TYPE          EXAMPLE            DESCRIPTION/COMMENTS       LOAN
---------------------------------------------   ---------------------------------------------   ---------------------   ----------
Preceding FY Financial As of Date                    53         AN          YYYYMMDD                                       P58
Preceding Fiscal Year Revenue                        54       Numeric       1,000,000                                      P52
Preceding Fiscal Year Expenses                       55       Numeric       1,000,000                                      P53
Preceding Fiscal Year NOI                            56       Numeric       1,000,000                                      P54
Preceding Fiscal Year Debt Service Amt.              57       Numeric       1,000,000                                      P55
Preceding Fiscal Year DSCR                           58       Numeric         1.30                                         P56
Preceding Fiscal Year Physical Occupancy             59       Numeric         0.90                                         P57
Sec Preceding FY Financial As of Date                60         AN          YYYYMMDD                                       P65
Second Preceding FY Revenue                          61       Numeric       1,000,000                                      P59
Second Preceding FY Expenses                         62       Numeric       1,000,000                                      P60
Second Preceding FY NOI                              63       Numeric       1,000,000                                      P61
Second Preceding FY Debt Service                     64       Numeric       1,000,000                                      P62
Second Preceding FY DSCR                             65       Numeric         1.30                                         P63
Sec Preceding FY Physical Occupancy                  66       Numeric         0.90                                         P64
---------------------------------------------   ---------------------------------------------   ---------------------   ----------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                    Same as CSSA Loan File
Loan ID                                           Same as CSSA Loan File
Prospectus Loan ID                                Same as CSSA Loan File
Property ID
Distribution Date                                 Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                     If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                                  If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                     If Multi-Prop, and all same then populate S57 with City, otherwise,
                                                    "Various". Missing info= "incomplete"
Property State                                    If Multi-Prop, and all same then populate S58 with State, otherwise,
                                                    "Various". Missing info= "incomplete"
Property Zip Code                                 If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                                    Missing info= "incomplete"
Property County                                   If Multi-Prop, and all same then populate S60 with County, otherwise, "Various".
                                                    Missing info= "incomplete"
Property Type Code                                If Multi-Prop and all same then populate S61 with property type otherwise
                                                    "Various". Missing Info ="incomplete"
Year Built                                        If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
Year Last Renovated                               If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Net Square Feet At Securitization                 Roll-up to loan file if populated. If missing one or more than populate with "00000"
# Of Units/Beds/Rooms At Securitization           Roll-up to loan file if populated. If missing one or more than populate with "00000"
Property Status                                   If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at Securitization    No field needed in Cssa Loan file
Current Allocated Percentage                      No field needed in Cssa Loan file
Current Allocated Loan Amount                     Roll-up to Current Ending SPB  (P7)
Ground Lease (Y/S/N)                              If any property is Y, or S then S74=Y
Other Escrow / Reserve Balances                   If any property populated, then S77=Y
Most Recent Appraisal Date                        If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Most Recent Appraisal Value                       Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "000000)
Date Asset is Expected to Be Resolved             If Multi-Prop, latest date from affiliated properties for P79.
Foreclosure Date                                  If Multi-Prop, and all same then populate P42 with date, otherwise, "000000".
------------------------------------------------------------------------------------------------------------------------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                        If Multi-Prop, and all same then populate P43 with date, otherwise, "000000".
Occupancy %                                     [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)...
                                                  (Curr. Allocated % Prop Z) * (Occupancy Prop Z)).  If missing one, then, "00000"
Occupancy Date                                  If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
Date Lease Rollover Review                      No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months                 No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months               No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months                No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months               No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months               No Roll up to the CSSA loan format.
Largest Tenant                                  No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                   No Roll up to the CSSA loan format.
2nd Largest Tenant                              No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant               No Roll up to the CSSA loan format.
3rd Largest Tenant                              No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant               No Roll up to the CSSA loan format.
Fiscal Year End Month                           No Roll up to the CSSA loan format.
Securitization Financials As Of Date            If Multi-Prop, and all same then populate S72 with date, otherwise, "000000".
Revenue At Securitization                       Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Operating Expenses At Securitization            Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
NOI At Securitization                           Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
DSCR At Securitization                          [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...
                                                  ((Allocated % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one, "00000"
Appraisal Value At Securitization               Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Appraisal Date At Securitization                If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Physical Occupancy At Securitization            Weighted Average
Date of Last Inspection
------------------------------------------------------------------------------------------------------------------------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
Preceding FY Financial As of Date             If Multi-Prop, and all same then populate P58 with date, otherwise, "000000+K23K46".K1
Preceding Fiscal Year Revenue                 No Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses                No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                     No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.       No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                    No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy      No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date         No Roll up to the CSSA loan format.
Second Preceding FY Revenue                   No Roll up to the CSSA loan format.
Second Preceding FY Expenses                  No Roll up to the CSSA loan format.
Second Preceding FY NOI                       No Roll up to the CSSA loan format.
Second Preceding FY Debt Service              No Roll up to the CSSA loan format.
Second Preceding FY DSCR                      No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy           No Roll up to the CSSA loan format.
------------------------------------------------------------------------------------------------------------------------------------

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)

--------------------------------------------------
                 FIELD NAME
--------------------------------------------------
Transaction Id
Loan ID
Prospectus Loan ID
Property ID
Distribution Date
Cross-Collateralized Loan Grouping
Property Name
Property Address
Property City
Property State
Property Zip Code
Property County
Property Type Code
Year Built
Year Last Renovated
Net Square Feet At Securitization
# Of Units/Beds/Rooms At Securitization
Property Status
Allocated Percentage of Loan at Securitization
Current Allocated Percentage
Current Allocated Loan Amount
Ground Lease (Y/S/N)
Other Escrow / Reserve Balances
Most Recent Appraisal Date
Most Recent Appraisal Value
Date Asset is Expected to Be Resolved
Foreclosure Date
--------------------------------------------------

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)


----------------------------------------

                         FIELD NAME
----------------------------------------
REO Date
Occupancy %                             "00000"
Occupancy Date
Date Lease Rollover Review
% Sq. Feet expiring 1-12 months
% Sq. Feet  expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet  expiring 37-48 months
% Sq. Feet  expiring 49-60 months
Largest Tenant
Square Feet of Largest Tenant
2nd Largest Tenant
Square Feet of 2nd Largest Tenant
3rd Largest Tenant
Square Feet of 3rd Largest Tenant
Fiscal Year End Month
Securitization Financials As Of Date
Revenue At Securitization
Operating Expenses At Securitization
NOI At Securitization
DSCR At Securitization
Appraisal Value At Securitization
Appraisal Date At Securitization
Physical Occupancy At Securitization
Date of Last Inspection
----------------------------------------

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)

----------------------------------------------
                 FIELD NAME
----------------------------------------------
Preceding FY Financial As of Date
Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI
Preceding Fiscal Year Debt Service Amt.
Preceding Fiscal Year DSCR
Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date
Second Preceding FY Revenue
Second Preceding FY Expenses
Second Preceding FY NOI
Second Preceding FY Debt Service
Second Preceding FY DSCR
Sec Preceding FY Physical Occupancy
----------------------------------------------

                                   EXHIBIT M

                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                    INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                    BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total                                   $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                LOANS                BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                   PRECEDING ANNUAL OPERATING
------------------------------------------------------------------------------------------------
                          INFORMATION                                INFORMATION
------------------------------------------------------------------------------------------------
             AS OF ___________            NORMALIZED      AS OF ___________          NORMALIZED
------------------------------------------------------------------------------------------------

                                      Financial                                    Financial
Prospectus                            Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID                                   Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
                                      yy/mm                                        yy/mm
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                              WA    $         $      WA                  WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                           REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                       LOANS          BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                        #          %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                  TRAILING FINANCIAL                      NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
                       MONTH REPORTED    ACTUAL           PRECEDING & BASIS
-------------------------------------------------------------------------------

                                                                     %
Prospectus   FS Start  FS End     Total     $     (%)       %      Total     (1)
    ID         Date      Date    Revenue   NOI    DSC      Occ    Revenue    DSC
             yy/mm     yy/mm
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT N

                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS      SHORT NAME     PROPE   CITY    STATE    SQ FT    PAID   SCHEDULED      TOTAL        TOTAL       OTHER
      ID             (WHEN        RTY                       OR     THRU      LOAN         P&I       EXPENSES     ADVANCES
                 APPROPRIATE)    TYPE                     UNITS    DATE    BALANCE      ADVANCES     TO DATE     (TAXES &
                                                                                        TO DATE                  ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54       P81        P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                      (k)       (j)                    (f)=(k/j)    (g)
---------------------------------------------------------------------------------------------------------------------
  PROSPECTUS         TOTAL     CURRENT    MATURITY      LTM       LTM       CAP     VALUATION     VALUE     APPRAISAL
      ID           EXPOSURE    MONTHLY      DATE        NOI      NOI /     RATE        DATE       USING       BPO OR
                                 P&I                   DATE       DSC     ASSIGN                  NOI &      INTERNAL
                                                                                                 CAP RATE    VALUE**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      S4                                      P35         P77        P82          P79
-----------------------------------------------------------------------------------------------------
               (h)=(.92*g)     (i)=(g/e)
-----------------------------------------------------------------------------------------------------
  PROSPECTUS         LOSS      ESTIMATED      TOTAL    TRANSFER      REO         PENDING
      ID             USING      RECOVERY    APPRAISAL    DATE     AQUISITION   RESOLUTION  COMMENTS
                      92%          %        REDUCTION                DATE        DATE
                   APPR. OR                 REALIZED
                    BPO (f)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -

    Internal Value

                                   EXHIBIT O

                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
PROSPECTUS SHORT NAME   PROPERTY   CITY  STATE SCHEDULED PAID  MATURITY   LTM                COMMENT / REASON ON WATCH LIST
    ID        (WHEN       TYPE                   LOAN    THRU    DATE     DSCR
           APPROPRIATE)                         BALANCE  DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT P

                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 OR S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (A)           (B)            (C)
------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55     P81                       P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                           (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                                       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    S4         P75                                  P35       P77         P79        P42       P82         P76
-----------------------------------------------------------------------------------------------------------------------------
                      (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------
            APPRAISAL                              TOTAL
              BPO OR   LOSS USING    ESTIMATED   APPRAISAL                           FCL      EXPECTED
PROSPECTUS  INTERNAL    92% APPR.    RECOVERY    REDUCTION  TRANSFER   RESOLUTION    START    FCL SALE   WORKOUT
    ID       VALUE**   OR BPO (F)       %        REALIZED     DATE        DATE       DATE      DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
----------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
----------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
----------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
----------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
----------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT Q


                      HISTORICAL LOAN MODIFICATION REPORT
                            AS OF _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE    BALANCE AT
                                                             WHEN          THE
                                       MOD /                SENT TO     EFFECTIVE              # MTHS
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL      DATE OF       OLD    FOR RATE     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER   REHABILITATION  RATE     CHANGE     RATE      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $    REDUCTION)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                    EXHIBIT R

        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              LATEST
                                                             APPRAISAL
             SHORT NAME                              %          OR       EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS   DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I     TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION    SALE     PRICE    FROM SALE  BALANCE    ADVANCED   EXPENSE
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       DATE               MINOR
                                                       LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS     SERVICING                ACTUAL LOSSES PASSED  MINOR ADJ   PASSED      WITH     SCHEDULED
    ID        FEES EXPENSE NET PROCEEDS  PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                    EXHIBIT S

                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     -------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     --------------------------------------------
      Year of Operations                 BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
      Occupancy Rate *
                                     --------------------------------------------
      Average Rental Rate
                                     --------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING
                                     DATE OF THE FINANCIAL STATEMENT FOR THE
                                     PERIOD.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                      $0.00               $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   NET OPERATING INCOME                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                                    EXHIBIT T

                   Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                     --------------
      LB Control Number
                                     --------------
                                     -------------------------
      Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
      Property Name
                                     -----------------------------------------------------------------------------------------------
      Property Type
                                     -----------------------------------------------------------------------------------------------
      Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     -----------------------------------------------------------------
      Year of Operations              UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
      Occupancy Rate *
                                     -----------------------------------------------------------------
      Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
  INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
      Number of Mos.                                             PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING      1994         1995        1996    97 TRAILING**  1996-BASE   1996-1995
                                                                                        --------------
      Statement Classification         BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF / /97  VARIANCE     VARIANCE
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
      Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                       $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
      Property Insurance
                                     ------------------------------------------------------------------------------------------
      Utilities
                                     ------------------------------------------------------------------------------------------
      General & Administration
                                     ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
      Management Fees
                                     ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
      Professional Fees
                                     ------------------------------------------------------------------------------------------
      Other Expenses
                                     ------------------------------------------------------------------------------------------
      Ground Rent
                                     ------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                     $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   NET OPERATING INCOME                         $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
      Leasing Commissions
                                     ------------------------------------------------------------------------------------------
      Tenant Improvements
                                     ------------------------------------------------------------------------------------------
      Replacement Reserve
                                     ------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                          $0.00        $0.00        $0.00      $0.00         $0.00                  $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                     $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                    $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
Notes and  Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage  Nursing Home: 1) Private  2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                                    EXHIBIT U

                     Form of Loan Payoff Notification Report

                          LOAN PAYMENT NOTIFICATION REPORT
                                 as of_____________

-------------------------------------------------------------------------------------------|----------------------------------------
   S4             S55          S61       S58       P7        P8      P10      P11     P54  |    SERVICER ESTIMATED INFORMATION
-------------------------------------------------------------------------------------------|----------------------------------------
PROSPECTUS    SHORT NAME    PROPERTY            SCHEDULED   PAID  CURRENT   MATURITY  LTM  |     YIELD     EXPECTED   EXPECTED
    ID          (WHEN         TYPE      STATE     LOAN      THRU  INTEREST   DATE     DSCR |  MAINTENANCE  PAYMENT   DISTRIBUTION
              APPROPRIATE)                       BALANCE    DATE    RATE                   |                DATE        DATE
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Scheduled Payments                                                                         |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Unscheduled Payments                                                                       |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Total:                                                       $                             |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------


THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF.  THIS DOES NOT INDICATE A DEFINITE PAYMENT.



                                    EXHIBIT V

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                      CSSA "PROPERTY PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)


                                     FIELD              FORMAT                                                                CSSA
FIELD NAME                          NUMBER   TYPE      EXAMPLE          DESCRIPTION/COMMENTS                                  LOAN
----------                          ------   ----      -------          --------------------                                  ----

Transaction ID                         1     AN        XXX97001                                                               S1, P1
Loan ID                                2     AN        XXX9701A                                                               S3, P3
Prospectus Loan ID                     3     AN        00000000012345   From Offering Document                                S4, P4
Property ID                            4     AN        123              Should contain Prospectus ID and
                                                                         property identifier, e.g., 1001-1, 1000-2
Distribution Date                      5     AN        Text                                                                       P5
Property Status                        6     AN        1                1=FCL, 2=Defeased, 4=Partial Release
Current Allocated Percentage           7     Numeric   50
Current Allocated Loan Amount          8     Numeric   5,900,000                                                                  P7
Other Escrow/Reserve Balances          9                                                                                         S77
Most Recent Appraisal Date            10     AN        YYYYMMDD                                                                  P74
Most Recent Appraisal Value           11     Numeric                                                                             P75
Date Asset Is Expected to Be
  Resolved                            12     AN        YYYYMMDD         Could be different dates for different
                                                                        properties if foreclosing                                P79
Foreclosure Date                      13     AN        YYYYMMDD                                                                  P42
REO Date                              14     AN        YYYYMMDD                                                                  P43
Occupancy %                           15     Numeric   100              Map to "Most Recent Fiscal YTD Phys. Occ."
                                                                        in CSSA 100. Kept in Fin File?                           P71
Date Lease Rollover Review            16     AN        YYYYMMDD
%/# Sq. Feet expiring 1-12 months     17     Numeric
%/# Sq. Feet expiring 13-24 months    18     Numeric
%/# Sq. Feet expiring 25-36 months    19     Numeric
%/# Sq. Feet expiring 37-48 months    20     Numeric
%/# Sq. Feet expiring 49-60 months    21     Numeric
Largest Tenant                        22     AN        Text             Not necessary for multifamily
Square Feet of Largest Tenant         23     Numeric   15000
Date of Last Inspection               24     AN        YYYYMMDD
Preceding FY Financial As of Date     25     AN        YYYYMMDD                                                                  P58
Preceding Fiscal Year Revenue         26     Numeric                                                                             P52
Preceding Fiscal Year Expenses        27     Numeric                                                                             P53
Preceding Fiscal Year NOI             28     Numeric                                                                             P54

  "PERIODIC UPDATE FILE" - AVAILABLE MONTHLY OR AS PER REQUIRED BY DOCUMENTS.

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                      CSSA "PROPERTY PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)


                                     FIELD              FORMAT                                                                CSSA
FIELD NAME                          NUMBER   TYPE      EXAMPLE          DESCRIPTION/COMMENTS                                  LOAN
----------                          ------   ----      -------          --------------------                                  ----

Preceding Fiscal Year Debt
  Service Amt                         29     Numeric                                                                             P55
Preceding Fiscal Year DSCR            30     Numeric                                                                             P56
Preceding Fiscal Year Physical
  Occupancy                           31     Numeric                                                                             P57
Sec Preceding FY Financial As
  of Date                             32     AN        YYYYMMDD                                                                  P65
Second Preceding FY Revenue           33     Numeric                                                                             P59
Second Preceding FY Expenses          34     Numeric                                                                             P60
Second Preceding FY NOI               35     Numeric                                                                             P61
Second Preceding FY Debt Service      36     Numeric                                                                             P62
Second Preceding FY DSCR              37     Numeric                                                                             P63
Sec Preceding FY Physical Occupancy   38     Numeric                                                                             P64
Trailing Start Date                   39     AN        YYYYMMDD         Can be Year to Date if Trailing Information is
                                                                        not available                                            P65
Trailing End Date                     40     AN        YYYYMMDD
Trailing FY Revenue                   41     Numeric                                                                             P59
Trailing FY Expenses                  42     Numeric                                                                             P60
Trailing FY NOI                       43     Numeric                                                                             P61
Trailing FY Debt Service              44     Numeric                                                                             P62
Trailing FY DSCR                      45     Numeric                                                                             P63
Trailing Physical Occupancy           46     Numeric                                                                             P64

  "PERIODIC UPDATE FILE" - AVAILABLE MONTHLY OR AS PER REQUIRED BY DOCUMENTS.

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                      CSSA "PROPERTY PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)


FIELD NAME                        RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
----------                        ----------------------------------------------

Transaction ID                        Same as 100.1
Loan ID                               Same as 100.1
Prospectus Loan ID                    Same as 100.1
Property ID
Distribution Date                     Same as 100.1
Property Status
Current Allocated Percentage
Current Allocated Loan Amount         Roll-up to Current Ending SPB (P7)
Other Escrow/Reserve Balances         If any property populated, then S-77=Y
Most Recent Appraisal Date            If Multi-Prop, and all same then populate
                                      P74 with date, otherwise, "Various"
Most Recent Appraisal Value           Roll-up to 100.1 if populated
Date Asset is Expected to
  Be Resolved                         If Multi-Prop, latest date from affiliated
                                      properties for P79.
Foreclosure Date                      If Multi-Prop, and all same then populate
                                      P42 with date, otherwise, "Various"
REO Date                              If Multi-Prop, and all same then populate
                                      P43 with date, otherwise, "Various"
Occupancy %                           Weighted Average based on CALAmt and
                                      ALAmt.@Sec.
Date Lease Rollover Review
%/# Sq. Feet expiring 1-12 months
%/# Sq. Feet expiring 13-24 months
%/# Sq. Feet expiring 25-36 months
%/# Sq. Feet expiring 37-48 months
%/# Sq. Feet expiring 49-60 months
Largest Tenant
Square Feet of Largest Tenant
Date of Last Inspection
Preceding FY Financial As of Date     If Multi-Prop, and all same then populate
                                      P58 with date, otherwise, "Various".
Preceding Fiscal Year Revenue         Roll-up to 100.1 if populated
Preceding Fiscal Year Expenses        Roll-up to 100.1 if populated
Preceding Fiscal Year NOI             Roll-up to 100.1 if populated

  "PERIODIC UPDATE FILE" - AVAILABLE MONTHLY OR AS PER REQUIRED BY DOCUMENTS.

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                      CSSA "PROPERTY PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)


FIELD NAME                        RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
----------                        ----------------------------------------------

Preceding Fiscal Year Debt
  Service Amt.                    Weighted Average based on ALAmt@Sec.
Preceding Fiscal Year DSCR        Weighted Average based on ALAmt@Sec.
Preceding Fiscal Year Physical
  Occupancy                       Weighted Average based on ALAmt@Sec.
Sec Preceding FY Financial
  As of Date                      If Multi-Prop, and all same then populate P65
                                  with date, otherwise, "Various".
Second Preceding FY Revenue       Roll-up to 100.1 if populated
Second Preceding FY Expenses      Roll-up to 100.1 if populated
Second Preceding FY NOI           Roll-up to 100.1 if populated
Second Preceding FY Debt Service  Weighted Average based on ALAmt@Sec.
Second Preceding FY DSCR          Weighted Average based on ALAmt@Sec.
Second Preceding FY Physical
  Occupancy                       Weighted Average based on ALAmt@Sec.
Trailing Start Date               If Multi-Prop, and all same then populate P65
                                  with date, otherwise, "Various".
Trailing End Date
Trailing FY Revenue               Roll-up to 100.1 if populated
Trailing FY Expenses              Roll-up to 100.1 if populated
Trailing FY NOI                   Roll-up to 100.1 if populated
Trailing FY Debt Service          Weighted Average based on ALAmt@Sec.
Trailing FY DSCR                  Weighted Average based on ALAmt@Sec.
Trailing FY Physical Occupancy    Weighted Average based on ALAmt@Sec.

  "PERIODIC UPDATE FILE" - AVAILABLE MONTHLY OR AS PER REQUIRED BY DOCUMENTS.

                                  Page 4 of 4

                                   EXHIBIT W-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER



                                                         [Date]



Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

Re: Merrill Lynch Mortgage Investors, Inc., Series 1998-C2

     In accordance with Section 3.15 of the Pooling and Servicing Agreement. dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc. as depositor (the "Depositor"), First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1.   The undersigned is a beneficial owner of the Class ____
               Certificates.

          2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

          3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                    [BENEFICIAL HOLDER OF A CERTIFICATE]


                                    By:______________________________________
                                    Name:
                                    Title:

                                   EXHIBIT W-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE


                                                            [Date]

[TRUSTEE]


      Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates").

     In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), First Union National Bank as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1.   The undersigned is contemplating an investment in the Class
                    __ Certificates.

               2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

               3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]


                                    By:________________________________
                                    Name:
                                    Title:

                                    EXHIBIT X

                           FORM OF LOST NOTE AFFIDAVIT

STATE OF NEW YORK   )
                    : SS.:
COUNTY OF NEW YORK  )



     _______________, ______________, being duly sworn, deposes and says:

     1. that he is an authorized signatory of [Insert Name of Seller] ("DAIWA");

     2. that DAIWA is the owner and holder of a mortgage loan in the original principal amount of $________ secured by a mortgage (the "Mortgage") on the premises known as _____________________ located in _________;

     3. (a) that DAIWA, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original Note has been lost, misfiled, misplaced or destroyed due to a clerical error:

               a Note in the original sum of $________ made by ________, to
                 [Name of Payee], under date of ________ (the "Note");

     4. that the note is now owned and held by DAIWA,

     5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except DAIWA;

     7. upon assignment of the Note by DAIWA to Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and subsequent assignment by Depositor to the Norwest Bank Minnesota National Association solely in its capacity of trustee for the benefit of the Holders of Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificate, Series 1998-C2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by DAIWA to the Trustee) DAIWA covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnity and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of

DAIWA's or the Depositor's failure to deliver said original Note to the Trustee.



                                    [INSERT NAME OF SELLER]



                                    By:_______________________
                                       Authorized Signatory

Sworn to before me this ___ day of ___________.

                                       -2-